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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TEPPCO Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1100 Louisiana Street
13th Floor
Houston, Texas 77002

September 5, 2006

To our unitholders:

        You are cordially invited to attend a special meeting of the unitholders of TEPPCO Partners, L.P. to be held at the Hyatt Regency Houston Hotel, 1200 Louisiana Street, Houston, Texas 77002 on October 26, 2006, at 1:00 p.m. local time. The board of directors of Texas Eastern Products Pipeline Company, LLC, our general partner (which we refer to as our board of directors), has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following matters:

    •
    Four proposals by which we would amend and restate our partnership agreement, which we collectively refer to as the "Amendment Proposals":

              (a)   A proposal to revise certain provisions of our partnership agreement that relate to distributions and capital contributions, including reduction of our general partner's maximum percentage interest in our quarterly distributions from 50% to 25% (the "IDR Reduction Amendment"), elimination of our general partner's requirement to make capital contributions to us to maintain a 2% capital account, and adjustment of our minimum quarterly distribution and target distribution levels for entity-level taxes (the "Distributions and Contributions Amendment Proposal").

              (b)   A proposal to change various voting percentage requirements of our partnership agreement, in most cases from 66 2/3% of outstanding units to a majority of outstanding units (the "Voting Amendment Proposal").

              (c)   A proposal to supplement and revise certain provisions of our partnership agreement that relate to conflicts of interest and fiduciary duties (the "Conflicts and Duties Amendment Proposal").

              (d)   A proposal to make additional amendments to our partnership agreement to provide for certain registration rights of our general partner, for the maintenance of the separateness of our partnership from any other person or entity and other miscellaneous matters (the "Additional Amendments Proposal").

    •
    A proposal to issue units to our general partner as consideration for the IDR Reduction Amendment (the "Issuance Proposal"). The number of units to be issued to our general partner will be based upon a predetermined formula that, based on the distribution rate and the number of units outstanding at the time of the issuance, would result in our general partner receiving cash distributions from the newly-issued units and from its reduced maximum percentage interest in our quarterly distributions that would approximately equal the cash distributions our general partner would have received from its maximum percentage interest in our quarterly distributions without the IDR Reduction Amendment.

    •
    A proposal to approve the terms of the EPCO, Inc. 2006 TPP Long-Term Incentive Plan, which provides for awards of our units and other rights to our non-employee directors and to employees of EPCO, Inc. and its affiliates providing services to us (the "Incentive Plan Proposal").

    •
    A proposal to approve the terms of the EPCO, Inc. TPP Employee Unit Purchase Plan, which provides for discounted purchases of our units by employees of EPCO, Inc. and its affiliates (the "Unit Purchase Plan Proposal").

        Our board of directors believes that the proposals are in the best interests of our unitholders and our partnership and recommends that the unitholders approve each of the Amendment Proposals, the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal. The Audit and Conflicts Committee of our board of directors has unanimously recommended that the board of directors approve the Issuance Proposal and the IDR Reduction Amendment and the reservation and issuance from time to time of units by us under the Incentive Plan Proposal and the Unit Purchase Plan Proposal.

        Our board of directors believes that a reduction in our general partner's maximum percentage interest in our quarterly distributions will result in a lower cost of capital by which we mean that the total amount of incremental distributable cash we need to generate to pay the current distribution on additional units will decrease. Our board of directors believes that, over the long term, this should facilitate our ability to make accretive acquisitions, increase cash distributions to our limited partners, and more equitably align the interests of our general partner with the interests of our limited partners.

        Your vote is very important.    Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

        The form of proxy provides unitholders the opportunity to vote on each of the seven proposals separately. However, none of the Amendment Proposals nor the Issuance Proposal will be effective unless all of the Amendment Proposals and the Issuance Proposal are approved by the unitholders. A quorum of 66 2/3% of our outstanding units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Under our partnership agreement, the Amendment Proposals require approval by not less than 66 2/3% of the outstanding units. Under the rules of the New York Stock Exchange, each of the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal requires the approval of a majority of the votes cast by the unitholders, provided that the total votes cast on the proposal represent at least 50% of all units entitled to vote.

        I urge you to review carefully the attached proxy statement, which contains a detailed description of the proposals to be voted upon at the special meeting.

Sincerely,

JERRY E. THOMPSON President and Chief Executive Officer Texas Eastern Products Pipeline Company, LLC

If you need assistance in voting your units, please call the firm assisting us in the solicitation of proxies for the special meeting:

Georgeson Inc.

Toll free: (866) 767-8980

Banks and brokers call: (212) 440-9800

TEPPCO PARTNERS, L.P.
1100 Louisiana Street
13th Floor
Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held On October 26, 2006

To our unitholders:

        A special meeting of our unitholders will be held at the Hyatt Regency Houston Hotel, 1200 Louisiana Street, Houston, Texas 77002 on October 26, 2006, at 1:00 p.m. local time. At the meeting, our unitholders will act on the following matters:

    •
    Four proposals by which we would amend and restate our partnership agreement, which we refer to as the "Amendment Proposals":

              (a)   A proposal to revise certain provisions of our partnership agreement that relate to distributions and capital contributions, including reduction of our general partner's maximum percentage interest in our quarterly distributions from 50% to 25% (the "IDR Reduction Amendment"), elimination of our general partner's requirement to make capital contributions to us to maintain a 2% capital account, and adjustment of our minimum quarterly distribution and target distribution levels for entity-level taxes (the "Distributions and Contributions Amendment Proposal").

              (b)   A proposal to change various voting percentage requirements of our partnership agreement, in most cases from 66 2/3% of outstanding units to a majority of outstanding units (the "Voting Amendment Proposal").

              (c)   A proposal to supplement and revise certain provisions of our partnership agreement that relate to conflicts of interest and fiduciary duties (the "Conflicts and Duties Amendment Proposal").

              (d)   A proposal to make additional amendments to our partnership agreement to provide for certain registration rights of our general partner, for the maintenance of the separateness of our partnership from any other person or entity and other miscellaneous matters (the "Additional Amendments Proposal").

    •
    A proposal to issue units to our general partner as consideration for the IDR Reduction Amendment (the "Issuance Proposal"). The number of units to be issued to our general partner will be based upon a predetermined formula that, based on the distribution rate and the number of units outstanding at the time of the issuance, would result in our general partner receiving cash distributions from the newly-issued units and from its reduced maximum percentage interest in our quarterly distributions that would approximately equal the cash distributions our general partner would have received from its maximum percentage interest in our quarterly distributions without the IDR Reduction Amendment.

    •
    A proposal to approve the terms of the EPCO, Inc. 2006 TPP Long-Term Incentive Plan, which provides for awards of our units and other rights to our non-employee directors and to employees of EPCO, Inc. and its affiliates providing services to us (the "Incentive Plan Proposal").

    •
    A proposal to approve the terms of the EPCO, Inc. TPP Employee Unit Purchase Plan, which provides for discounted purchases of our units by employees of EPCO, Inc. and its affiliates (the "Unit Purchase Plan Proposal").

        The form of proxy provides unitholders the opportunity to vote on each of the seven proposals separately. However, none of the Amendment Proposals nor the Issuance Proposal will be effective unless all of the Amendment Proposals and the Issuance Proposal are approved by the unitholders. A quorum of 66 2/3% of our outstanding units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Under our partnership agreement, the Amendment Proposals require approval by not less than 66 2/3% of the outstanding units. Under the rules of the New York Stock Exchange, each of the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal requires the approval of a majority of the votes cast by the unitholders, provided that the total votes cast on the proposal represent at least 50% of all units entitled to vote. We may adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

        We have set the close of business on September 5, 2006 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting and any postponements or adjournments thereof. A list of unitholders of record is on file at our principal offices, 1100 Louisiana Street, 13th Floor, Houston, Texas 77002, and will be available for inspection by any unitholder during the meeting.

        Your Vote is Very Important.    If you cannot attend the special meeting, you may vote by telephone or over the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-prepaid envelope. Any unitholder attending the meeting may vote in person, even though he or she already has returned a proxy card.

BY ORDER OF THE BOARD OF DIRECTORS OF TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, the general partner of TEPPCO PARTNERS, L.P.

PATRICIA A. TOTTEN Vice President, General Counsel and Secretary Texas Eastern Products Pipeline Company, LLC

Houston, Texas
September 5, 2006

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED SEPTEMBER 5, 2006. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

Exhibit A	Form of Fourth Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P., marked to show changes from the Third Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P., which is currently in effect
Exhibit B	Form of EPCO, Inc. 2006 TPP Long-Term Incentive Plan
Exhibit C	Form of EPCO, Inc. TPP Employee Unit Purchase Plan
Exhibit D	Opinion of UBS Securities LLC

i

TEPPCO PARTNERS, L.P.
1100 Louisiana Street
13th Floor
Houston, Texas 77002

PROXY STATEMENT

SPECIAL MEETING OF UNITHOLDERS
OCTOBER 26, 2006

        This proxy statement contains information related to the special meeting of unitholders of TEPPCO Partners, L.P. and any postponements or adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to our unitholders on or about September 11, 2006.

QUESTIONS AND ANSWERS

        The following is qualified in its entirety by the more detailed information contained or incorporated by reference in this proxy statement. Unitholders are urged to read carefully this proxy statement in its entirety. FOR ADDITIONAL COPIES OF THIS PROXY STATEMENT OR PROXY CARDS, OR IF YOU HAVE ANY QUESTIONS ABOUT THE SPECIAL MEETING, CONTACT GEORGESON INC. AT (866) 767-8980. Banks and brokers, please call Georgeson Inc. at (212) 440-9800.

Q:
Who is soliciting my proxy?

A:
Texas Eastern Products Pipeline Company, LLC, our general partner, is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of unitholders. Certain directors and officers of our general partner, certain employees of EPCO, Inc. ("EPCO") and its affiliates providing services to us, and Georgeson Inc. (a proxy solicitor) may also solicit proxies on our behalf by mail, phone, fax or in person.

Q:
How will my proxy be voted?

A:
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote all executed proxy cards in accordance with the recommendations of the board of directors of our general partner (which we refer to as our board of directors), which is to vote FOR all seven proposals. With respect to any other matter that properly comes before the special meeting, the proxy holders will vote as recommended by the board of directors, or, if no recommendation is given, in their own discretion.

Q:
When and where is the special meeting?

A:
The special meeting will be held on October 26, 2006, at 1:00 p.m. local time at the Hyatt Regency Houston Hotel, 1200 Louisiana Street, Houston, Texas 77002.

  The special meeting may be adjourned by our general partner or its representative to another date and/or place for any purpose (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding units represented either in person or by proxy.

Q:
What is the purpose of the special meeting?

A:
At the special meeting, our unitholders will act upon the following proposals:

•
Four proposals by which we would amend and restate our partnership agreement, which we collectively refer to as the "Amendment Proposals":

              (a)   A proposal to revise certain provisions of our partnership agreement that relate to distributions and capital contributions, including reduction of our general partner's maximum percentage interest in our quarterly distributions from 50% to 25% (the "IDR Reduction Amendment"), elimination of our general partner's requirement to make capital contributions to us to maintain a 2% capital account, and adjustment of our minimum quarterly distribution and target distribution levels for entity-level taxes (the "Distributions and Contributions Amendment Proposal").

              (b)   A proposal to change various voting percentage requirements of our partnership agreement, in most cases from 66 2/3% of outstanding units to a majority of outstanding units (the "Voting Amendment Proposal").

              (c)   A proposal to supplement and revise certain provisions of our partnership agreement that relate to conflicts of interest and fiduciary duties (the "Conflicts and Duties Amendment Proposal").

              (d)   A proposal to make additional amendments to our partnership agreement to provide for certain registration rights of our general partner, for the maintenance of the separateness of our partnership from any other person or entity and other miscellaneous matters (the "Additional Amendments Proposal").

  •
  A proposal to issue units to our general partner as consideration for the IDR Reduction Amendment (the "Issuance Proposal"). The number of units to be issued to our general partner will be based upon a predetermined formula that, based on the distribution rate and the number of units outstanding at the time of the issuance, would result in our general partner receiving cash distributions from the newly-issued units and from its reduced maximum percentage interest in our quarterly distributions that would approximately equal the cash distributions our general partner would have received from its maximum percentage interest in our quarterly distributions without the IDR Reduction Amendment.

  •
  A proposal to approve the terms of the EPCO, Inc. 2006 Long-Term Incentive Plan, which provides for awards of our units and other rights to our non-employee directors and employees of EPCO and its affiliates providing services to us (the "Incentive Plan Proposal").

  •
  A proposal to approve the terms of the EPCO, Inc. TPP Employee Unit Purchase Plan, which provides for discounted purchases of our units by employees of EPCO and its affiliates providing services to us (the "Unit Purchase Plan Proposal").

Q:
Who is entitled to vote at the special meeting?

A:
All unitholders who owned our units at the close of business on the record date, September 5, 2006, are entitled to receive notice of the special meeting and to vote the units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. Each unitholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:
How do I vote?

A:
Mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope, or vote by telephone or electronically, as soon as possible so that your units may be represented at the special meeting. You may also attend the special meeting and vote your units in person. Holders whose units are held in "street name" through brokers or other nominees who wish to vote at the special meeting will need to obtain a "legal" proxy from the institution that holds their units. Even if you plan to attend the special meeting, your plans may change, so we urge you to complete, sign and return your proxy card in advance of the special meeting.

Q:
How do I vote by telephone or electronically?

A:
If you are a registered unitholder (that is, you hold your units in certificate form), you may vote by telephone or through the Internet by following the instructions included with your proxy card. If your units are held in "street name," you will receive instructions from your broker or other nominee describing how to vote your units. Certain of these institutions may offer telephone and Internet voting. Please refer to the information forwarded by your broker or other nominee to see which options are available to you. The deadline for voting by telephone or through the Internet is 11:59 p.m. Eastern Daylight Time on October 25, 2006, the night before the special meeting.

Q:
If my units are held in "street name" by my broker, will my broker or other nominee vote my units for me?

A:
If you own your units in "street name" through a broker or nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or nominee specific instructions, your units will not be voted on the proposals.

Q:
What if I want to change my vote?

A:
To change your vote after you have submitted your proxy card, send in a later-dated, signed proxy card to us or attend the special meeting and vote in person. You may also revoke your proxy by sending in a notice of revocation to us at the address set forth in the notice. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy. If you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or nominee provides to change those instructions.

Q:
What is the recommendation of the board of directors?

A:
The board of directors recommends that you vote FOR all of the Amendment Proposals, FOR the Issuance Proposal, FOR the Incentive Plan Proposal and FOR the Unit Purchase Plan Proposal.

  On May 15, 2006, the Audit and Conflicts Committee of our board of directors ("Audit and Conflicts Committee"), consisting exclusively of directors who meet the independence requirements of the New York Stock Exchange, unanimously resolved to recommend to the full board of directors that we consummate the IDR Reduction Amendment and the Issuance Proposal. In determining to make such recommendation, the Audit and Conflicts Committee considered, among other factors, a written opinion of UBS Securities LLC dated May 15, 2006, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and limitations described in the opinion, the issuance of approximately 13.0 million units to our general partner as consideration for the IDR Reduction Amendment was fair, from a financial point of view, to the unitholders (other than our general partner, EPCO, and their respective affiliates). However, in July 2006, we issued 5,750,000 additional units in a public offering, and as a result, the number of units issuable to our general partner in the IDR Reduction Transaction increased to approximately 14.1 million units. On July 25, 2006, our Audit and Conflicts Committee unanimously resolved to recommend to the full board of directors that we consummate the IDR Reduction Amendment and the Issuance Proposal, taking into account the additional units we issued. In determining to make such recommendation, our Audit and Conflicts

  Committee considered, among other factors, the oral opinion of UBS Securities LLC, which was subsequently confirmed by delivery of a written opinion dated July 25, 2006, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and limitations described in the opinion, the issuance of approximately 14.1 million units to our general partner as consideration (the "Consideration") for the IDR Reduction Amendment was fair, from a financial point of view, to the unitholders (other than our general partner, EPCO, and their respective affiliates). Please note that the UBS opinion did not address the predetermined formula pursuant to which the number of units to be issued to our general partner pursuant to the Issuance Proposal will be determined, and, to the extent we issue additional units for any reason or pay or declare an increase in our per unit distribution rate prior to effectiveness of the Amendment Proposals, then the number of units issuable to our general partner as the Consideration for the IDR Reduction Amendment will also increase.

  The Audit and Conflicts Committee also approved the reservation and issuance from time to time of units by us under the Incentive Plan Proposal, the Unit Purchase Plan Proposal and the related plans.

Q:
Will the approval of the Amendment Proposals and the Issuance Proposal result in either a decrease or increase in our cash distribution rate per unit?

A:
The Amendment Proposals and the Issuance Proposal are not proposals to either decrease or increase our cash distribution rate per unit. Under the proposals, our public unitholders would receive the same total distributions on their units at the distribution rate in effect upon approval of the proposals. Our general partner would also receive the same total distributions at that rate, with the lower distributions on its general partner interest being offset by the distributions it would receive on the additional units it would receive under the Issuance Proposal. For information regarding the effect of increases or decreases in our distribution rate before and after effectiveness of the proposals, please read "Proposal 1: The Distributions and Contributions Amendment Proposal—Reduction of General Partner's Maximum Percentage Interest in Our Quarterly Distributions," "Proposal 2: The Issuance Proposal" and "Description of Units."

Q:
What constitutes a quorum?

A:
If 66 2/3% of our outstanding units on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

•
are present and vote in person at the meeting; or

•
have submitted a properly executed proxy card.

  Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in "street name" indicating that the broker does not have discretionary authority as to certain units to vote on the proposals (a "broker non-vote"), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Q:
What vote is required to approve the proposals?

A:
Under our partnership agreement, the Amendment Proposals require approval by not less than 66 2/3% of the outstanding units. An abstention, broker non-vote, or the failure to vote at all will have the effect of a negative vote for the purposes of votes required to approve any of the Amendment Proposals.

  Under the New York Stock Exchange Listed Company Manual ("NYSE Manual"), each of the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal requires the approval of a majority of the votes cast by the unitholders, provided that the total votes cast on the proposal represent at least 50% of all units entitled to vote. Votes "for" and "against" and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes "for," plus votes "against," plus abstentions in respect of such proposal, which is referred to as the "NYSE Votes Cast," must be greater than 50% of the total of our outstanding units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast "for" each of the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal.

  The form of proxy provides unitholders the opportunity to vote on each of the seven proposals separately. However, none of the Amendment Proposals, which require approval by at least 66 2/3% of the outstanding units, nor the Issuance Proposal, which requires approval by a majority of the NYSE Votes Cast, will be effective unless all of the Amendment Proposals and the Issuance Proposal are approved by the unitholders.

  A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) FOR all of the Amendment Proposals, FOR the Issuance Proposal, FOR the Incentive Plan Proposal and FOR the Unit Purchase Plan Proposal.

  DFI GP Holdings L.P. ("DFI"), the owner of our general partner and an affiliate of EPCO, owned 2,500,000 of our units as of September 5, 2006 (the "EPCO Units"). DFI has stated its intention to vote the EPCO Units in favor of the Amendment Proposals, the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal. Because the approval of the proposals by DFI is not sufficient to approve the proposals, we encourage you to take part in the decision process by voting by proxy or at the special meeting.

Q:
What are the federal income tax consequences of the Amendment Proposals and the Issuance Proposal to unitholders?

A:
Unitholders should not recognize any gain or loss for federal income tax purposes upon the effectiveness of the proposals. However, we estimate that if the proposals become effective, they will increase the amount of net income, or decrease the amount of net loss, allocable to all of our current unitholders. We estimate that a unitholder will be allocated, on a cumulative basis, up to $0.78 more net income (or less net loss) per unit during the period from the date the proposals become effective through December 31, 2008 as a result of the effectiveness of the proposals, and that a unitholder will continue to be allocated increased amounts of net income (or decreased amounts of net loss) after 2008. These changes in allocations may or may not increase a unitholders's federal income tax liability during the period through December 31, 2008, depending upon the holder's particular circumstances. For example, unitholders who purchased their units after April 2003 are not expected to experience an increase in their cumulative federal income tax liability through December 31, 2008. Please read "Material Federal Income Tax Consequences of the Amendment Proposals and the Issuance Proposal to Unitholders."

Q:
Who can I contact for further information?

A:
If you have questions about the proposals, please call our Investor Relations Department at (800) 659-0059 or Georgeson Inc. toll free at (866) 767-8980. (Banks and brokers, please call Georgeson Inc. at (212) 440-9800.)

TEPPCO PARTNERS, L.P.

Who We Are

        We are one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases, or LPGs, in the United States. In addition, we own and operate petrochemical and natural gas liquids, or NGL, pipelines; we are engaged in crude oil transportation, storage, gathering and marketing; we own and operate natural gas gathering systems; and we own 50% interests in Seaway Crude Pipeline Company, Centennial Pipeline LLC, and Mont Belvieu Storage Partners, L.P., and an undivided ownership interest in the Basin Pipeline. We engage in three principal businesses:

  •
  Transporting Refined Petroleum Products, Liquefied Petroleum Gases and Petrochemicals (Our Downstream Segment). Through our Downstream Segment, we own and operate an approximately 4,700-mile pipeline system, which includes receiving, storage and terminaling facilities, extending from southeast Texas through the central and midwestern United States to the northeastern United States. In addition, we own a 50% interest in Centennial Pipeline LLC, which owns and operates an interstate refined petroleum products pipeline extending from the upper Texas Gulf Coast to Illinois. We also own a 50% interest in, and operate the facilities of, Mont Belvieu Storage Partners, L.P., a fee-based venture serving the fractionation, refining and petrochemical industries we formed with Louis Dreyfus Energy Services L.P.

  •
  Gathering, Transporting, Marketing and Storing Crude Oil (Our Upstream Segment). Our Upstream Segment gathers, transports, markets and stores crude oil, and distributes lubrication oils and specialty chemicals, principally in Oklahoma, Texas, New Mexico and the Rocky Mountain region. We own and operate approximately 3,000 miles of crude oil trunk line and gathering pipelines, primarily in Texas, New Mexico and Oklahoma. Our Upstream Segment uses its asset base to aggregate crude oil and provide transportation and specialized services to its regional customers. Our Upstream Segment purchases crude oil from various producers and operators at the wellhead and makes bulk purchases of crude oil at pipeline and terminal facilities and trading locations. The crude oil is then sold to refiners and other customers. We also own a 50% interest in Seaway Crude Pipeline Company, which owns an approximately 500-mile, 30-inch diameter crude oil pipeline that transports primarily imported crude oil from the Texas Gulf Coast to the mid-continent and midwest refining sectors. In addition, we own crude oil storage tanks at Cushing, Oklahoma, and Midland, Texas, and an interest in a crude oil pipeline operating in New Mexico, Oklahoma and Texas.

  •
  Gathering Natural Gas, Transporting Natural Gas Liquids and Fractionating Natural Gas Liquids (Our Midstream Segment). Our Midstream Segment gathers natural gas and transports and fractionates NGLs. Through our Jonah gas gathering system, we gather natural gas from approximately 930 producing wells in southwestern Wyoming's Green River Basin, one of the most prolific and active natural gas producing basins in the United States. Our Jonah natural gas gathering system consists of approximately 580 miles of pipelines. Natural gas gathered on the Jonah system is delivered to several interstate pipeline systems that provide access to a number of West Coast, Rocky Mountain and Midwest markets.

    The Jonah gas gathering system, located in the Green River Basin in southwestern Wyoming, gathers and transports gas produced from the Jonah and Pinedale fields to natural gas processing plants and major interstate pipelines that deliver the natural gas to end-use markets. We are in the fifth phase of our significant expansion of the Jonah system. On August 1, 2006, Enterprise Products Partners L.P. (through an affiliate) became our joint venture partner by acquiring an interest in our Jonah Gas Gathering Company, the partnership through which we own the Jonah system. Prior to entering into the joint venture, Enterprise Products Partners had managed the construction of the Phase V expansion and funded the initial costs under a letter of intent we entered into in February 2006. In connection with the joint venture arrangement, we and Enterprise Products Partners intend to continue the Phase V expansion, which is expected to increase the system capacity of the Jonah system from 1.5 billion cubic feet per day (Bcf/d) to approximately 2.4 Bcf/d and to significantly reduce system operating pressures, which is anticipated to lead to increased production rates and ultimate reserve recoveries. The first portion of the expansion, which is expected to increase the system gathering capacity to approximately 2.0 Bcf/d, is scheduled to be completed in the first quarter of 2007 at an estimated cost of approximately $275.0 million. The second portion of the expansion is expected to cost approximately $140.0 million and be completed by the end of 2007. Enterprise Products Partners will continue to manage the Phase V construction project. We are entitled to all distributions from the joint venture until specified milestones are achieved, at which point Enterprise Products Partners will be entitled to receive 50% of the incremental cash flow from portions of the system placed in service as part of the expansion. After subsequent milestones are achieved, we and Enterprise Products Partners will share distributions based on a formula that takes into account the capital contributions of the parties, including expenditures by us prior to the expansion. In the third quarter of 2006, we will reimburse Enterprise Products Partners for 50% of the Phase V costs incurred by it through August 1, 2006 (including its cost of capital). From August 1, 2006, we and Enterprise Products Partners equally share the costs of the Phase V expansion. Upon completion of the expansion project and based on the formula in the partnership agreement, we expect to own an interest in Jonah Gas Gathering Company of approximately 80%, with Enterprise Products Partners owning the remaining 20% and serving as operator, with further costs being allocated based on such ownership interests. The joint venture will be governed by a management committee comprised of two representatives approved by Enterprise Products Partners and two representatives approved by us, each with equal voting power. Through June 30, 2006, Enterprise Products Partners had incurred approximately $106.9 million of costs related to the expansion. Enterprise Products Partners is an affiliate of EPCO, and our general partner is an indirect subsidiary of EPCO and is wholly-owned by DFI, an affiliate of EPCO.

    Through our Val Verde gathering system, we gather coal bed methane in southern Colorado and New Mexico. Our Val Verde coal bed methane gathering system consists of approximately 400 miles of pipelines, 14 compressor stations operating over 93,000 horsepower of compression and a large amine treating system for the removal of carbon dioxide. The system is one of the largest coal bed methane gathering and treating facilities in the United States. In addition, we own approximately 1,500 miles of NGL pipelines, which include the Chaparral and Quanah systems extending from southeastern New Mexico through Texas, and NGL pipelines along the Texas Gulf Coast and in East Texas. We also own two fractionators in Colorado, which separate a mixed stream of NGLs into individual components.

Our business and operations are subject to various risks and uncertainties. For a discussion of certain of these risks and uncertainties, please refer to "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent filings we make with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006.

Our Business Strategy

        Our business strategy is to grow sustainable cash flow and cash distributions to our unitholders. The key elements of our strategy are:

  •
  To focus on internal growth prospects in order to increase pipeline system and terminal throughput, expand and upgrade existing assets and services and construct new pipelines, terminals and facilities;

  •
  To target accretive and complementary acquisitions and expansion opportunities that provide attractive growth potential;

  •
  To maintain a balanced mix of assets; and

  •
  To operate in a safe, efficient and environmentally responsible manner.

Recent Developments

Sale of Ownership in Silica Gel Natural Gas Processing Plant

        On March 31, 2006, we sold our ownership interest in Jonah Gas Gathering Company's Pioneer silica gel natural gas processing plant located near Opal, Wyoming, together with rights to process natural gas originating from the Jonah and Pinedale fields, located in southwest Wyoming, to an affiliate of Enterprise Products Partners for $38.0 million. The Pioneer plant was not an integral part of our midstream segment operations, and natural gas processing is not a core business for us. The sales proceeds were used to fund growth capital expenditures, partially reduce amounts outstanding under our revolving credit facility and for general partnership purposes.

FTC Antitrust Investigation

        On March 11, 2005, the Bureau of Competition of the Federal Trade Commission delivered written notice to DFI's legal advisor that it was conducting a non-public investigation to determine whether DFI's acquisition of our general partner may substantially lessen competition or violate other provisions of federal antitrust laws. On August 18, 2006, the FTC publicly announced that it had accepted for public comment an order and consent agreement that would end its investigation. If approved, the order will require the divestiture of our 50% interest in Mont Belvieu Storage Partners and certain related assets to one or more FTC-approved buyers no later than December 31, 2006 in a manner approved by the FTC and subject to its final approval. If we are unable to divest the interest and related assets by that date, the FTC may appoint a divestiture trustee to oversee their sale to one or more approved buyers. The order contains no minimum price for the divestiture and requires that we provide the acquiror or acquirors the opportunity to hire employees who spend more than 10 percent of their time working on the divested assets. The order also imposes specified operational, reporting and consent requirements on us, including, among other things, in the event that we build a new pipeline connecting to our mainline at Mont Belvieu, implement new allocation procedures relating to the movement of NGLs between storage facilities, our mainline and customers, or acquire interests in or operate salt dome storage facilities for NGLs in specified areas. The order is subject to public comment until September 18, 2006, after which the FTC will decide whether to make it final. During the year ended December 31, 2005 and the six-month period ended June 30, 2006, we received distributions with respect to our interest in Mont Belvieu Storage Partners of $12.4 million and $7.8 million, respectively.

OUR STRUCTURE AND OWNERSHIP

        We are a Delaware limited partnership formed in March 1990. Our general partner, a Delaware limited liability company, has sole responsibility for conducting our business and for managing our operations. Our general partner is an indirect subsidiary of EPCO and is owned by DFI, an affiliate of EPCO and a privately held company controlled by Dan L. Duncan. DFI also owns 2,500,000 of our units, representing a 3.2% limited partner interest in us. EPCO performs all of our management, administrative and operating functions pursuant to an administrative services agreement, and we reimburse EPCO for all direct and indirect expenses that have been incurred in managing our partnership.

        Neither our general partner nor the board of directors of our general partner is elected by our unitholders. DFI, as sole owner of our general partner, elects all of the directors of our general partner, including the members of our Audit and Conflicts Committee.

        We operate through TE Products Pipeline Company, Limited Partnership, TCTM, L.P. and TEPPCO Midstream Companies, L.P. Collectively, TE Products, TCTM and TEPPCO Midstream are referred to as the "Operating Partnerships."

        The following chart depicts our organization and ownership as of September 5, 2006.

    GP = General Partner Interest
    LP = Limited Partner Interest

Ownership of TEPPCO

Public Units	94.8%
Units Owned by DFI	3.2%
General Partner Interest*	2.0%

TOTAL	100.0%

*
Does not include our general partner's interest in distributions above the minimum quarterly distribution. For the quarter ended June 30, 2006, our general partner received 29.4% of the cash we distributed to our partners.

INTERESTS OF CERTAIN PERSONS

        In considering the recommendation of our board of directors to approve the Amendment Proposals and the Issuance Proposal, you should be aware that our general partner, which is controlled by DFI, a subsidiary of EPCO, will receive additional units to be issued as consideration for the IDR Reduction Amendment. The number of units to be issued to our general partner will be based upon a predetermined formula that, based on the distribution rate and the number of units outstanding at the time of the issuance, would result in our general partner receiving cash distributions from the newly-issued units and from its reduced maximum percentage interest in our quarterly distributions that would approximately equal the cash distributions our general partner would have received from its maximum percentage interest in our quarterly distributions without the IDR Reduction Amendment. Our other unitholders will not receive any additional securities or other consideration if the Amendment Proposals and the Issuance Proposal are approved. We intend to list the units issued to our general partner pursuant to the Issuance Proposal on the New York Stock Exchange.

        In addition, the Distributions and Contributions Amendment Proposal will eliminate the general partner's requirement to make additional capital contributions to us to maintain a capital account equal to 2% of the total capital account balances of all partners upon the issuance of any additional limited partner interests. Under the Distributions and Contributions Amendment Proposal, our general partner's percentage interest in our partnership will remain at 2% without any obligation on the part of our general partner to make additional capital contributions to us. Please read "Proposal 1: The Distributions and Contributions Amendment Proposal" below.

        Michael A. Creel, Richard H. Bachmann and W. Randall Fowler, each of whom is an officer of EPCO, were elected to our board of directors on February 14, 2006. Because of their affiliation with EPCO, which controls our general partner, these directors abstained from our board of directors' consideration of the proposals presented in this proxy statement. For additional information regarding our directors, please refer to "Executive and Director Compensation" below.

        Our Audit and Conflicts Committee, which approved the IDR Reduction Amendment, the Issuance Proposal and the reservation and issuance from time to time of units by us under the Incentive Plan Proposal and the Unit Purchase Plan Proposal, is comprised exclusively of non-employee directors of our general partner and does not contain any members who are officers, directors or otherwise affiliated with EPCO or its subsidiaries, with the exception of Mr. Snell, who was a member of the board of directors of Enterprise Products GP, LLC until February 13, 2006. Our board of directors has determined his prior service in that capacity was an immaterial relationship.

        Non-employee directors of our general partner and employees of EPCO and its affiliates providing services to us will be eligible to receive awards under the EPCO, Inc. 2006 TPP Long-Term Incentive Plan if the Incentive Plan Proposal is approved, and such employees will be eligible to make discounted purchases of units under the EPCO, Inc. TPP Employee Unit Purchase Plan if the Unit Purchase Proposal is approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        DFI, the owner of our general partner and an affiliate of EPCO, owns 2,500,000 of our units, which is equivalent to a 3.2% interest in our partnership. Our general partner knows of no person beneficially owning more than 5% of our outstanding units.

        The following table sets forth certain information regarding the beneficial ownership of our units by (i) DFI (directly or indirectly through our general partner); (ii) all directors of our general partner; (iii) the Named Executive Officers of our general partner, defined under SEC rules to include our chief executive officer and our four most highly compensated executive officers as of December 31, 2005, (plus up to two individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last fiscal year); and (iv) each of the current directors and executive officers of our general partner as a group. Any director or executive officer not included in the table below does not beneficially own any of our units. This table presents beneficial ownership as of July 18, 2006 and pro forma beneficial ownership after giving effect to the Issuance Proposal, assuming the issuance of 14,091,275 units to our general partner (based on the number of units outstanding on September 5, 2006 and the annualized distribution rate of $2.70 in effect on that date). Based on information furnished to our general partner by these persons, no director or officer of our general partner will own beneficially more than 1% of the units outstanding immediately before or immediately after giving effect to the Issuance Proposal.

	As of July 18, 2006		Upon Giving Effect to the Issuance Proposal
Name of Beneficial Owner	Beneficially Owned(1)	Percent of Class(2)	Beneficially Owned(1)	Percent of Class(2)
DFI	2,500,000	3.3%	16,591,275	18.5%
Directors
Jerry E. Thompson	5,000	*	5,000	*
Michael B. Bracy	4,000	*	4,000	*
Murray H. Hutchison	—	—	—	—
Richard S. Snell	—	—	—	—
Richard H. Bachmann	—	—	—	—
Michael A. Creel	—	—	—	—
W. Randall Fowler	—	—	—	—
Named Executive Officers
Lee W. Marshall, Sr.(3)	—	—	—	—
Barry R. Pearl(4)	10,000	*	10,000	*
J. Michael Cockrell	5,000	*	5,000	*
James C. Ruth(5)	5,000	*	5,000	*
Charles H. Leonard(6)	—	—	—	—
Thomas R. Harper(7)	10,000	*	10,000	*
John R. Goodpasture	—	—	—	—
All directors and current executive officers, collectively, as of July 18, 2006 (consisting of 16 people)	15,359	*	15,359	*

(1)
Unless otherwise indicated, the persons named in the table above have sole voting and investment power over the units reported. Includes units that the named person has the right to acquire within 60 days.

(2)
An asterisk in the column indicates that the beneficial owner holds less than 1% of the class.

(3)
Mr. Marshall passed away on March 3, 2006. Beneficial ownership is presented as of December 31, 2005 for Mr. Marshall.

(4)
Mr. Pearl was President and Chief Executive Officer of our general partner until his retirement effective December 31, 2005.

(5)
Mr. Ruth retired effective February 28, 2006.

(6)
Mr. Leonard retired effective July 8, 2005.

(7)
Mr. Harper retired effective February 3, 2006.

PRICE RANGE OF UNITS AND DISTRIBUTIONS

        The following table sets forth, for the periods indicated, the high and low sales prices for our units, as reported on the New York Stock Exchange Composite Transactions Tape. The last reported sales price of units on the New York Stock Exchange on August 29, 2006 was $37.12 per unit.

	2006		2005		2004
Quarter
	High	Low	High	Low	High	Low
First	$39.00	$35.29	$45.45	$38.53	$41.99	$34.50
Second	38.49	35.20	44.72	39.85	42.05	32.75
Third(1)	37.56	34.44	42.75	39.61	41.75	37.96
Fourth	NA	NA	41.15	33.15	42.36	37.44

(1)
Third quarter 2006 high and low sales prices reflect the period from July 1, 2006 to August 29, 2006.

        The following table sets forth the quarterly cash distributions on all of our partnership interests for each quarter from the quarter ended March 31, 2003 through the quarter ended June 30, 2006 (in thousands of dollars):

	Distributions Per Unit	Distributions on Public Units(1)		Percentage of Total	Distributions on EPCO Units(2)	Percentage of Total	Distributions on General Partner Interest	Percentage of Total	Total Distributions
2003
1st Quarter	$0.6250	$34,532		69.84%	$1,563	3.16%	$13,347	27.00%	$49,442
2nd Quarter	0.6250	34,532		69.84%	1,563	3.16%	13,347	27.00%	49,442
3rd Quarter	0.6500	39,324	(3)	68.89%	1,625	2.85%	16,134	28.26%	57,083
4th Quarter	0.6500	39,324		68.89%	1,625	2.85%	16,134	28.26%	57,083
2004
1st Quarter	0.6625	40,081		68.33%	1,656	2.82%	16,921	28.85%	58,658
2nd Quarter	0.6625	40,081		68.33%	1,656	2.82%	16,921	28.85%	58,658
3rd Quarter	0.6625	40,081		68.33%	1,656	2.82%	16,921	28.85%	58,658
4th Quarter	0.6625	40,081		68.33%	1,656	2.82%	16,921	28.85%	58,658
2005
1st Quarter	0.6625	40,081		68.33%	1,656	2.82%	16,921	28.85%	58,658
2nd Quarter	0.6750	45,537	(3)	68.08%	1,688	2.52%	19,667	29.40%	66,892
3rd Quarter	0.6750	45,537		68.08%	1,688	2.52%	19,667	29.40%	66,892
4th Quarter	0.6750	45,537		68.08%	1,688	2.52%	19,667	29.40%	66,892
2006
1st Quarter	0.6750	45,537		68.08%	1,688	2.52%	19,667	29.40%	66,892
2nd Quarter	0.6750	49,419	(4)	68.27%	1,688	2.33%	21,283	29.40%	72,390

(1)
Includes all units except those owned by DFI.

(2)
These units are owned by DFI, a wholly-owned subsidiary of EPCO. These units were previously held by Duke Energy. On February 24, 2005, DFI acquired them from Duke Energy for $104.0 million.

(3)
The increases in distributions on public units in the third quarter of 2003 and the second quarter of 2005 were due in large part to corresponding equity offerings that occurred prior to payment of distributions for those quarters, in addition to an increase in the rate of distributions per unit.

(4)
The increase in distributions on public units in this quarter was due to our July 2006 equity offering.

THE AMENDMENT PROPOSALS

        The following proposals one through four provide a summary of the material amendments to the current partnership agreement to be voted upon by our unitholders, which is qualified in its entirety by reference to the full text of the proposed Fourth Amended and Restated Agreement of Limited Partnership (which we refer to as the proposed partnership agreement) attached at Exhibit A. Exhibit A shows the portions of the current partnership agreement that will be deleted or changed and provisions that will be added if the Amendment Proposals are approved and become effective.

        Under our partnership agreement, the Amendment Proposals require approval by not less than 66 2/3% of our outstanding units in order to become effective.

        The enclosed proxy card affords unitholders an opportunity to vote separately for or against each proposal by marking the appropriate box on their proxy card. However, none of the Amendment Proposals will be effective unless all of the Amendment Proposals and the Issuance Proposal are also approved.

PROPOSAL 1: THE DISTRIBUTIONS AND CONTRIBUTIONS AMENDMENT PROPOSAL

        We are proposing revisions to certain interrelated provisions of our partnership agreement that establish the terms of our distributions to and capital contributions from our partners.

Reduction of General Partner's Maximum Percentage Interest in Our Quarterly Distributions

        Our general partner holds rights to receive an increasing percentage of our quarterly distributions after certain target distribution levels have been achieved. As described in more detail in "Description of Units—Distributions of Available Cash from Cash from Operations," our general partner currently receives (distribution percentages are rounded):

  •
  2% of all quarterly distributions until the unitholders have received $0.275 per unit (the "minimum quarterly distribution");

  •
  15% of all quarterly distributions until the unitholders have received $0.325 per unit (the "first target distribution");

  •
  25% of all quarterly distributions until the unitholders have received $0.45 per unit (the "second target distribution"); and

  •
  50% of all quarterly distributions in excess of $0.45 per unit.

For the quarter ended June 30, 2006, we paid a distribution of $0.675 per unit.

        Under the Distributions and Contributions Amendment Proposal, our general partner's right to receive 50% of quarterly cash distributions in excess of $0.45 per unit would be eliminated. As a result, our general partner would receive:

  •
  2% of all quarterly distributions until the unitholders have received the minimum quarterly distribution;

  •
  15% of all quarterly distributions until the unitholders have received the first target distribution; and

  •
  25% of all quarterly distributions in excess of the first target distribution.

        In consideration of our general partner's agreement to cap its maximum percentage interest in our distributions at 25%, we will issue additional units to our general partner pursuant to the Issuance Proposal. The number of units to be issued to our general partner will be based upon a predetermined formula that, based on the distribution rate and the number of units outstanding at the time of the issuance, would result in our general partner receiving cash distributions from the newly-issued units and from its reduced maximum percentage interest in our quarterly distributions that would approximately equal the cash distributions our general partner would have received from its maximum percentage interest in our quarterly distributions without the IDR Reduction Amendment. Assuming that, at the time of the issuance, our cash distribution rate remains at $0.675 per unit per quarter, and that the number of units outstanding remains at 75,713,554 (the number outstanding at September 5, 2006), the number of newly-issued units issued to our general partner would be 14,091,275. However, to the extent we issue additional units for any reason or pay or declare an increase in our per unit distribution rate prior to effectiveness of the Amendment Proposals, then the number of units issuable to our general partner will also increase. For additional information on the calculation of the number of units issuable to our general partner and the impact of a change in the number of units outstanding or the per unit distribution rate, please read "Proposal 5: The Issuance Proposal" below.

        Our board of directors believes that the reduction of our general partner's maximum percentage interest in our quarterly distributions from 50% to 25% is in the best interests of our unitholders and our partnership because it will result in a lower cost of capital, by which we mean that the total amount of incremental distributable cash we need to generate to pay the current distribution on additional units will decrease. For example, based on the number of units currently outstanding and our general partner's current 50% interest in incremental distributable cash flow, we must generate $3.82 per year of additional available cash to support the issuance of an additional unit without reducing our current distribution rate. Under our proposed partnership agreement, as a result of the IDR Reduction Amendment and the Issuance Proposal, we would need to generate $3.22 per year of additional available cash to support the issuance of an additional unit. Furthermore, as shown in the tables below, if the Amendment Proposals and the Issuance Proposal are approved and we subsequently increase the level of our quarterly distribution on our units above $0.675 per unit, or $2.70 on an annualized basis, our total cash distributions on partnership interests held by our general partner will be lower than they would be under our current partnership agreement, as the increased distribution to our general partner due to the distribution rate increase and the issuance of additional units to it pursuant to the Issuance Proposal will be more than offset by the lower distributions to it as a result of the IDR Reduction Amendment. As a result, we believe that it will be easier to make acquisitions or pursue internal growth projects that result in increases in our per unit distributions.

        Conversely, if we subsequently decrease the level of our quarterly distribution on our units below $0.675 per unit per quarter, our total cash distributions on partnership interests held by our general partner will be higher than they would be under the current partnership agreement, as the distributions foregone by our general partner as a result of the IDR Reduction Amendment will be more than offset by the lower distributions on our units, including the additional units issued to our general partner pursuant to the Issuance Proposal. Although we have never reduced our quarterly distributions, there can be no assurance that we will not do so in the future.

        Our board of directors also believes that the reduction in our general partner's maximum percentage interest in our quarterly distributions and the issuance of additional units to our general partner will more equitably align the interests of our general partner with the interests of our limited partners.

        The issuance of additional units to our general partner would have the effect of increasing the percentage of our units owned by EPCO and its affiliates. Assuming that the number of units outstanding and our cash distribution rate remain constant until the effectiveness of the Amendment Proposals and the Issuance Proposal, the percentage of our units owned by EPCO and its affiliates would increase from 3.3% to 18.5%. Sales by EPCO and its affiliates of a substantial number of our units, or the perception that such sales might occur, could depress the price of our units or impair our ability to obtain capital through an offering of equity securities. The additional units would also increase the voting power held by EPCO and its affiliates, making it more difficult for our public unitholders to block actions proposed by our general partner.

        The following tables and graphs illustrate the differences in the cash distributions that we would pay to our partners with respect to the indicated hypothetical annual distribution levels under our current partnership agreement and under the proposed partnership agreement as described above. The hypothetical distribution levels show approximately 5% increases and decreases below and above the current annual distribution rate of $2.70 per unit. The increase in distributions on the EPCO Units under the proposed partnership agreement would result from the issuance of 14,091,275 additional units to our general partner pursuant to the Issuance Proposal. For purposes of calculating the 14,091,275 units to be issued to our general partner, we are assuming that the number of units outstanding immediately prior to the issuance is 75,713,554 (the number outstanding at September 5, 2006) and that the distribution rate at that time remains $0.675 per unit per quarter (or $2.70 annualized). The distribution levels set forth in the tables and graphs below as well as other hypothetical information in this proxy statement are presented for illustrative purposes only and are not projections. Our actual distribution levels may vary materially from those indicated below.

Current Partnership Agreement

Annual Distribution Per Unit	Total Annual Distribution to Public Units(1)	Percentage of Total	Total Annual Distribution to EPCO Units(2)	Percentage of Total	Total Annual Distributions on General Partner Interest	Percentage of Total	Total
(dollars in thousands, other than per unit data)
$2.12	155,213	76.9%	5,300	2.6%	41,216	20.4%	201,729
$2.22	162,534	74.9%	5,550	2.6%	48,787	22.5%	216,871
$2.33	170,588	73.0%	5,825	2.5%	57,116	24.5%	233,529
$2.45	179,373	71.3%	6,125	2.4%	66,201	26.3%	251,699
$2.57	188,159	69.7%	6,425	2.4%	75,287	27.9%	269,871
$2.70	197,677	68.3%	6,750	2.3%	85,129	29.4%	289,556
$2.84	207,926	66.9%	7,100	2.3%	95,730	30.8%	310,756
$2.98	218,176	65.7%	7,450	2.2%	106,330	32.0%	331,956
$3.13	229,158	64.6%	7,825	2.2%	117,687	33.2%	354,670
$3.28	240,140	63.6%	8,200	2.2%	129,044	34.2%	377,384
$3.45	252,587	62.7%	8,625	2.1%	141,916	35.2%	403,128

Proposed Partnership Agreement

Annual Distribution Per Unit	Total Annual Distribution to Public Units(1)	Percentage of Total	Total Annual Distribution to EPCO Units(2)	Percentage of Total	Total Annual Distributions on General Partner Interest	Percentage of Total	Total
(dollars in thousands, other than per unit data)
$2.12	155,213	70.5%	35,174	16.0%	29,726	13.5%	220,113
$2.22	162,534	70.0%	36,833	15.9%	32,718	14.1%	232,085
$2.33	170,588	69.6%	38,658	15.8%	36,010	14.7%	245,256
$2.45	179,373	69.1%	40,649	15.7%	39,602	15.3%	259,624
$2.57	188,159	68.7%	42,640	15.6%	43,193	15.8%	273,992
$2.70	197,677	68.3%	44,796	15.5%	47,083	16.3%	289,556
$2.84	207,926	67.9%	47,119	15.4%	51,273	16.7%	306,318
$2.98	218,176	67.5%	49,442	15.3%	55,463	17.2%	323,081
$3.13	229,158	67.2%	51,931	15.2%	59,952	17.6%	341,041
$3.28	240,140	66.9%	54,419	15.2%	64,441	18.0%	359,000
$3.45	252,587	66.6%	57,240	15.1%	69,529	18.3%	379,356

(1)
Includes all units except those owned by DFI, a wholly-owned subsidiary of EPCO.

(2)
These units are owned by DFI and, with respect to the Proposed Partnership Agreement table, include the additional units to be issued to our general partner under the Issuance Proposal.

Current Partnership Agreement

Proposed Partnership Agreement

Elimination of General Partner Capital Contribution Requirement

        In connection with the proposed changes to our general partner's distribution rights, we propose to eliminate from the current partnership agreement provisions requiring our general partner to make capital contributions to us under specified circumstances. Under our current partnership agreement, our general partner is required to make additional capital contributions to us to maintain a capital account equal to 2% of the total capital account balances of all partners upon the issuance of any additional limited partner interests, including units, by us. Under the proposed partnership agreement, our general partner's percentage interest in us is entitled to remain at 2% without any obligation on the part of our general partner to make any additional capital contributions. Due to the manner in which our current partnership agreement allocates gain to our general partner in respect of its interest in increasing percentages in our quarterly distributions, our general partner's capital account balance has been substantially in excess of the 2% requirement, and because of this excess, our general partner has not been required to make any capital contributions to us in connection with our recent equity offerings. Based on our general partner's current capital account balance, we do not expect that it would be required for the foreseeable future under the current partnership agreement to make capital contributions to maintain its 2% interest. However, if our general partner's capital account were to decrease below 2% in connection with the issuance of additional limited partner interests at some point in the future, the proposed amendment would effectively shift the economic cost of preventing general partner dilution to our limited partners.

Adjustments to Incentive Levels for Entity-Level Taxes

        We also propose to amend the distribution provisions of our current partnership agreement to adjust for the effect of specified taxes. Under our current partnership agreement, if a law is enacted that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal income tax purposes, the minimum quarterly distribution amount and target distribution levels will be reduced to reflect the impact of that law on us, including any related imposition of state and local income taxes. The proposed partnership agreement would similarly permit the general partner to reduce the minimum quarterly distribution amount and the target distribution level for entity-level taxation arising from a change in the interpretation of existing law or the enactment of a state or local law subjecting us to entity-level taxation. This is consistent with the provisions of other recent publicly traded partnership agreements. This amendment would not permit the general partner to adjust the minimum quarterly distribution amount or the target distribution level with respect to the new Texas margin tax enacted in March 2006, which replaces the existing franchise tax, since that tax was enacted before the proposed partnership agreement would be adopted.

        The Distributions and Contributions Amendment Proposal will not be effective unless all of the Amendment Proposals and the Issuance Proposal are approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1

PROPOSAL 2: THE VOTING AMENDMENT PROPOSAL

        We are proposing to amend the terms of our current partnership agreement to reduce specified voting percentage requirements from 66 2/3% of outstanding units to a majority of the outstanding units (a "Unit Majority") for various actions. The following table and the summary below describe the principal provisions of the partnership agreement that require approval of 66 2/3% of the outstanding units, as well as the percentage vote required under the current partnership agreement and the vote that would be required under the proposed partnership agreement.

Provision of Partnership Agreement Requiring Unitholder Approval	Minimum Vote Required Under Current Partnership Agreement	Minimum Vote Required Under Proposed Partnership Agreement
Amendment of the partnership agreement that would result in delisting or suspension of trading of any class of units on any national securities exchange	66 2/3% of the outstanding units	Majority of the outstanding units of the class
Partnership may be converted into and reconstituted as a trust or any other type of legal entity	66 2/3% of the outstanding units	Unit Majority
Action by the general partner, or refusal to take any reasonable action, the effect of which, if taken or not taken, as the case may be, would be to cause us or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes	66 2/3% of the outstanding units	Unit Majority
Transfer of the general partner's partnership interest	66 2/3% of the outstanding units	Majority of the outstanding units, excluding units held by the general partner and its affiliates
Removal of the general partner	66 2/3% of the outstanding units	66 2/3% of the outstanding units
Election of a successor general partner	66 2/3% of the outstanding units	Unit Majority
Continuation of the business following an event of withdrawal of the general partner	66 2/3% of the outstanding units	Unit Majority
Approval of the general partner's election to dissolve our partnership	66 2/3% of the outstanding units	66 2/3% of the outstanding units
Selection and removal of a liquidator upon dissolution	66 2/3% of the outstanding units	Unit Majority
Amendment of the partnership agreement in most circumstances where unitholder approval is required	66 2/3% of the outstanding units	Unit Majority
Amendment to the partnership agreement that would have a material adverse effect on the holders of any class of outstanding limited partner units	66 2/3% of the outstanding units of such class	66 2/3% of the outstanding units of such class
Approval of a merger or consolidation	66 2/3% of the outstanding units	Unit Majority

We also propose to reduce the percentage of holders of outstanding units necessary to constitute a quorum from 66 2/3% to a majority of the outstanding units. In addition, we propose to delete from our current partnership agreement a provision requiring the approval of 66 2/3% of our outstanding units in order for our general partner, acting on our behalf, (a) to amend the partnership agreement of any of the Operating Partnerships or take any action as a limited partner of an Operating Partnership that would adversely affect us as a limited partner of the Operating Partnerships or (b) to elect a successor general partner of any of the Operating Partnerships in specified instances. This provision was included in our current partnership agreement as part of our former ownership structure, in which our general partner, which we do not control, was also the general partner of the Operating Partnerships. However, TEPPCO GP, Inc., a wholly owned direct subsidiary of ours, became the sole general partner of each of the Operating Partnerships in 2001. Since under our current structure the general partner of the Operating Partnerships is controlled by us as its sole shareholder, we believe that we no longer need the protection provided by this consent provision and that it no longer serves a meaningful purpose.

        The voting and quorum requirement changes, taken as whole, will result in unitholders relinquishing some control by allowing the board of directors to take action with the affirmative support of fewer unitholders. In addition, the percentage of units owned by EPCO and its affiliates will increase as a result of the Issuance Proposal, thereby further reducing the collective voting power of the public unitholders.

        Our board of directors believes that the Voting Amendment Proposal described above is in the best interests of us and our unitholders and will provide the following advantages:

  •
  bringing our governance structure more in line with most other master limited partnerships, which require a majority vote of unitholders on most matters; and

  •
  providing more flexibility to effect transactions that our general partner determines to be in the best interests of the partnership, such as a merger, by requiring approval by a Unit Majority.

        The Voting Amendment Proposal will not be effective unless all of the Amendment Proposals and the Issuance Proposal are approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2

PROPOSAL 3: THE CONFLICTS AND DUTIES AMENDMENT PROPOSAL

        We are proposing amendments to our partnership agreement to formalize and modernize provisions pertaining to how we handle conflicts of interest and indemnification and exculpation of our general partner and its directors and officers.

Audit and Conflicts Committee

        The proposed partnership agreement incorporates the existence and operations of our Audit and Conflicts Committee, which is composed exclusively of three or more directors who meet the independence, qualification and experience requirements of the New York Stock Exchange, and at least one of whom, at the time of his appointment or at any time in the preceding five years, (a) had no direct or indirect legal or beneficial ownership of interests in our partnership or any of our affiliates, (b) was not a creditor, supplier, employee, officer, director, family member, manager or contractor of our partnership or our affiliates, and (c) was not a person who controls (whether directly, indirectly or otherwise) our partnership or its affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of our partnership or its affiliates.

        Under the current partnership agreement, our general partner must resolve conflicts of interest, and its resolution of a conflict of interest is binding if the resolution is fair and reasonable to our partnership. Unitholders have the right to make a claim that a resolution by the general partner is not fair and reasonable to us, although the general partner's determination that a resolution is fair and reasonable to us will not constitute a breach of the partnership agreement or fiduciary duties under Delaware law as long as the general partner did not act in bad faith. Under this proposal, in addition to resolutions by the general partner, any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to us if such conflict of interest or resolution is approved by a majority of the members of the Audit and Conflicts Committee and our Audit and Conflicts Committee did not act in bad faith. In resolving a conflict of interest, the Audit and Conflicts Committee shall be authorized to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests; (ii) the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the partnership); (iii) any customary or accepted industry practices and any customary or historical dealings with a particular person; (iv) any applicable generally accepted accounting or engineering practices or principles; and (v) such additional factors as the Audit and Conflicts Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. As a result, under this proposal, unitholders would lose the right to claim that a resolution of a conflict of interest was not fair and reasonable to us if that determination were made by the Audit and Conflicts Committee and the unitholders could not show bad faith on the part of the Audit and Conflicts Committee.

Indemnification and Exculpation from Liability

        Our current partnership agreement provides that neither our general partner nor any officer or director shall have any monetary liability to us or our unitholders for any act or omission if such person acted in good faith. In addition, our current partnership agreement provides that our general partner and our officers and directors shall be indemnified against any losses by reason of its status as general partner or as an officer or director if it acted in good faith and in a manner it believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

        Our proposed partnership agreement provides that neither our general partner nor any officer or director shall have any monetary liability to us or our unitholders for any act or omission, and shall be indemnified against any losses resulting from such act or omission, unless there has been a final non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or such officer or director acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such person's conduct was criminal. Our proposed partnership agreement also clarifies expressly that the indemnity provisions are intended to exculpate the indemnitee from legal responsibility for the consequences of the person's negligence, fault or other conduct.

        The Conflicts and Duties Amendment Proposal will not be effective unless all of the Amendment Proposals and the Issuance Proposal are approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3

PROPOSAL 4: THE ADDITIONAL AMENDMENTS PROPOSAL

        We are proposing to make additional amendments to our current partnership agreement to provide for certain registration rights of our general partner, for the maintenance of the separateness of our partnership from any other person or entity and other miscellaneous matters.

General Partner Registration Rights

        The proposed partnership agreement provides for certain registration rights of the general partner and its affiliates. Under the proposed amendment, our general partner and its affiliates and their transferees have the right to cause us to register under the Securities Act of 1933 and state securities laws the offer and sale of any units or other partnership securities that they hold. We will not be required to effect more than three registrations pursuant to these registration rights. Our Audit and Conflicts Committee will have the right to postpone any such registration for up to six months if it determines that the requested registration would be materially detrimental to us because it would materially interfere with a significant acquisition, reorganization or other similar transaction, require premature disclosure of material information or render us unable to comply with requirements under applicable securities laws. Additionally, if we propose to file a registration statement for an offering of equity securities of the partnership for cash, the proposed partnership agreement requires us to use all reasonable efforts to include such number or amount of securities held by the general partner in such registration statement as the general partner requests. The general partner and any of the general partner's affiliates will continue to have these registration rights for two years following withdrawal or removal of the general partner. We will bear all costs and expenses incidental to any registration, excluding any underwriting discounts and commissions.

Maintenance of Separateness of Our Partnership

        The Additional Amendment Proposals would amend the partnership agreement to provide that our partnership will conduct its operations separate and apart from those of any other person or entity, including EPCO and its subsidiaries. Specifically, we would be required to, among other things:

  •
  maintain our books, records and accounts and financial records separate from those of any other person or entity;

  •
  file our own tax returns;

  •
  not commingle or pool our funds or other assets with those of any other person or entity, except our subsidiaries;

  •
  conduct our business in our own name and hold ourselves out as a separate entity;

  •
  pay our obligations and liabilities from our own funds;

  •
  maintain adequate capital in light of our business operations;

  •
  not pledge our assets for the benefit of any person or entity or guarantee or become obligated for the debts of any other person or entity, except our subsidiaries;

  •
  not hold out our credit as being available to satisfy the obligations or liabilities of any other person or entity, except our subsidiaries;

  •
  not acquire obligations or debt securities of EPCO or its affiliates;

  •
  not make loans or advances to any person or entity, except our subsidiaries;

  •
  use commercially reasonable efforts to cause the operative documents under which we or any of our subsidiaries incurs indebtedness to contain provisions regarding the separateness of our partnership and our assets and liabilities;

  •
  observe all partnership formalities and other formalities required by our organizational documents, the laws of the jurisdiction of our formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over us;

  •
  engage in transactions with EPCO and its affiliates in conformity with the conflicts of interest provisions of the proposed partnership agreement;

  •
  subject to the terms of the administrative services agreement among us, EPCO and certain of its affiliates, promptly pay, from our own funds, a fair and reasonable share of general and administrative expenses, capital expenditures, and costs for shared services performed by EPCO or its affiliates; and

  •
  cause each material contract between us and EPCO or its affiliates to be in writing.

        Our board of directors believes that these separateness provisions are beneficial to our ongoing governance as an entity legally distinct from EPCO and its affiliates and that they are consistent with the administrative services agreement that governs aspects of our relationship with those companies. Moreover, our board believes that rating agencies consider the separateness of master limited partnerships to be an important factor in the rating of debt securities and, accordingly, that the provisions will prevent us from being disadvantaged with respect to our debt ratings for a lack of such provisions and otherwise facilitate debt financings and our access to the debt capital markets.

Miscellaneous Changes to Clarify and Modernize

        Finally, the Additional Amendments Proposal proposes other miscellaneous changes to the current partnership agreement. These changes are for the purpose of clarification and modernization and are not intended to result in any substantive impact on unitholders.

        The Additional Amendments Proposal will not be effective unless all of the Amendment Proposals and the Issuance Proposal are approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4

PROPOSAL 5: THE ISSUANCE PROPOSAL

        We are seeking unitholder approval for the issuance of units to our general partner. The issuance is being proposed in connection with the Amendment Proposals in consideration of our general partner's agreement to reduce its maximum percentage interest in our quarterly distributions from 50% to 25%, as discussed in detail above under "Proposal 1: The Distributions and Contributions Amendment Proposal."

        The number of units to be issued to our general partner will be based upon a predetermined formula that, based on the distribution rate and the number of units outstanding at the time of the issuance, would result in our general partner receiving cash distributions from the newly-issued units and from its reduced maximum percentage interest in our quarterly distributions that would approximately equal the cash distributions our general partner would have received from its maximum percentage interest in our quarterly distributions without the IDR Reduction Amendment, calculated as follows:

Additional general partner units =	outstanding units × (current general partner rate - amended general partner rate)
-------------------------------------------------------------------------------------------------------------------------
amended general partner rate + distribution rate

where:

  •
  "outstanding units" is the number of units outstanding immediately prior to the issuance of units to our general partner

  •
  "distribution rate" is our per unit quarterly calendar distribution in effect immediately prior to the issuance of units to our general partner

  •
  "current general partner rate" represents the relative distributions to our general partner in respect of its general partner interest under the current partnership agreement, calculated by adding A, B, C and D, where

          A = (1.999999/98.000001) × minimum quarterly distribution

          B = (14.997373/85.002627) × (first target distribution - minimum quarterly distribution)

          C = (24.995353/75.004647) × (second target distribution - first target distribution)

          D = (50.000202/49.999798) × (distribution rate - second target distribution)

  •
  "amended general partner rate" represents the relative distributions to our general partner in respect of its general partner interest under the proposed partnership agreement, calculated by adding A, B and C, where

          A = (1.999999/98.000001) × minimum quarterly distribution

          B = (14.997373/85.002627) × (first target distribution - minimum quarterly distribution)

          C = (24.995353/75.004647) × (distribution rate - first target distribution)

        The number of units to be issued to our general partner under the Issuance Proposal increases as the number of outstanding units or our distribution rate increases, in either case in order to compensate our general partner for accepting a greater reduction in the total quarterly distributions it would have received under our current partnership agreement. For example, assuming the cash distribution rate at the time of issuance is $0.675 per unit per quarter (or $2.70 annualized), and assuming that the number of units outstanding immediately prior to the issuance is 75,713,554 (the number outstanding at September 5, 2006), the number of units to be issued to our general partner would be 14,091,275. Further, assuming the issuance of an additional one million units (to

76,713,554) and a $0.025 increase in our quarterly cash distribution rate per unit (to $0.700) from such amounts, the number of units to be issued to our general partner would be 15,233,841.

        Our ability to issue the units to our general partner is subject to unitholder approval, as required by Section 312.03(b) of the NYSE Manual. Section 312.03(b) of the NYSE Manual requires that we obtain unitholder approval prior to issuing units to any company or entity in which a related party has a substantial direct or indirect interest if the number of units to be issued exceeds 1% of either the number of units or the voting power outstanding before the issuance. The additional units proposed to be issued to our general partner make up greater than 1% of our currently outstanding units. Thus, the issuance of the units to our general partner proposed herein requires approval of a majority of the votes cast by the unitholders, provided that the total votes cast on the proposal represent at least 50% of all units entitled to vote.

        The enclosed proxy card affords unitholders an opportunity to vote separately for or against the Issuance Proposal by marking the appropriate box on their proxy card. However, the Issuance Proposal will not be effective unless all of the Amendment Proposals are also approved.

Advantages and Disadvantages of the Issuance Proposal

        Our board of directors believes that the Issuance Proposal and the Amendment Proposals, taken together, are in the best interests of us and our unitholders and should be approved. Our board of directors believes this is in the best interests of us and our unitholders because they believe it will result in a lower cost of capital, by which we mean that the total amount of incremental distributable cash we need to generate to pay the current distribution on additional units will decrease. Our board of directors believes that, over the long term, this should facilitate our ability to make accretive acquisitions and increase cash distributions to our limited partners. Our board of directors also believes that the reduction in our general partner's maximum percentage interest in our quarterly distributions and the issuance of additional units to our general partner will more equitably align the interests of our general partner with the interests of our limited partners. These points are discussed in more detail above under "Proposal 1: The Distributions and Contributions Amendment Proposal."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5

PROPOSAL 6: THE INCENTIVE PLAN PROPOSAL

Adoption of the 2006 Plan

        On May 24, 2006, the board of directors of EPCO approved, subject to the approval of our unitholders, the EPCO, Inc. 2006 TPP Long-Term Incentive Plan (the "2006 Plan"). On June 19, 2006, our board of directors, upon recommendation of our Audit and Conflicts Committee, ratified and approved the 2006 Plan and authorized us to reserve and issue up to 5,000,000 units under the 2006 Plan.

        In 1994, our general partner adopted the Texas Eastern Products Pipeline Company 1994 Long Term Incentive Plan ("1994 LTIP"), under which eligible key employees were provided incentive awards in the form of options to purchase units and certain performance units used to pay the exercise price. Although 1,000,000 units were initially reserved for issuance under the 1994 LTIP, EPCO has terminated the 1994 LTIP, and no units are subject to outstanding awards or remain available for grant thereunder. Thus, without approval of the 2006 Plan, there are no equity compensation plans under which units may be granted to employees and non-employee directors of EPCO and its affiliates providing services to us.

Advantages of the 2006 Plan

        Our general partner believes that the 2006 Plan is in the best interests of us and our unitholders and should be approved for the following reasons:

  •
  The adoption of the 2006 Plan will provide a means to assist EPCO in retaining the services of employees and non-employee directors providing services to us and provide incentives for its employees and non-employee directors to exert maximum efforts for our success;

  •
  The 2006 Plan is intended to provide a means whereby employees and non-employee directors providing services to us may develop a sense of proprietorship and personal involvement in the development and financial success of our partnership through the award of options to purchase units, restricted units, unit appreciation rights, distribution equivalent rights and phantom units;

  •
  The 2006 Plan is intended to encourage recipients of awards to remain with EPCO providing services to us and to devote their best efforts to our business, thereby advancing the interests of all unitholders and our general partner; and

  •
  The 2006 Plan allows for various forms of equity or equity-based awards not contained in the 1994 Plan, providing more flexible means by which to incentivize employees and non-employee directors.

Disadvantages of the 2006 Plan

  •
  Our unitholders will be subject to dilution if additional units are issued to EPCO employees pursuant to the 2006 Plan.

Description of the 2006 Plan

        The following is a brief description of the principal features of the 2006 Plan. A copy of the 2006 Plan is attached hereto as Exhibit B, and you should refer to the 2006 Plan for details regarding the awards that may be made under the plan.

        Restricted Units.    Restricted units are units granted under the 2006 Plan that are subject to forfeiture provisions and restrictions on transferability. Upon award, certificates evidencing restricted units will be issued in a participant's name, pursuant to which the participant will have voting rights and will be entitled to receive all distributions made by us on our units. Certificates evidencing restricted units will be held by the Secretary of our general partner until the restricted units become fully vested or are forfeited and cancelled.

        Phantom Units.    Phantom units are notional units that can be granted under the 2006 Plan which, upon vesting, would entitle the holders to receive units. Participants who receive phantom units under the 2006 Plan will not have voting rights or rights to receive distributions made by us until the phantom units become vested. However, as described below, a contingent right to receive an amount of cash equal to any cash distributions made on the underlying units could also be granted in tandem with the phantom units.

        Unit Options.    Unit options are rights to purchase units at a specified price. Unit options may have such terms and conditions as our Audit and Conflicts Committee determines.

        Unit Appreciation Rights.    Unit appreciation rights are rights to receive the appreciation in the fair market value of a unit over a strike or base price. The appreciation payable upon exercise of a unit appreciation right may be paid in cash or units, at the discretion of our Audit and Conflicts Committee.

        Distribution Equivalent Rights.    Distribution equivalent rights are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. Distribution equivalent rights may be granted alone or in combination with another award.

        Administration.    The 2006 Plan is governed by our Audit and Conflicts Committee, whose significant powers include, but are not limited to, (i) designating participants in the plan; (ii) determining the type of equity award and the number of units to be covered by any equity award; (iii) determining the terms and conditions, including vesting conditions, of any equity award; and (iv) determining whether, to what extent, and under what circumstances participants may settle, exercise, cancel or forfeit any equity award. Subject to adjustment as provided in the plan, the total number of units that may be awarded to participants is 5,000,000. To the extent an award is forfeited or otherwise terminates without delivery of units, the units subject to such award shall again become available for grant to the extent of the cancellation. In addition, units withheld to satisfy tax withholding obligations will not be considered to have been delivered to participants and will again become available for awards. The units to be awarded under this plan may be obtained by EPCO through purchases made on the open market, from us, from affiliates of EPCO or from any other person; however, it is generally intended that units are to be acquired from us. We reimburse EPCO for its costs attributable to all awards of options to purchase units, restricted units and phantom units that are made to employees working in our businesses and non-employee directors serving on our board of directors.

        Eligibility.    The 2006 Plan allows the Audit and Conflicts Committee to designate, in its discretion, any non-employee director of our general partner or any employee of EPCO (or any of its affiliates) as a participant in the plan. As of September 5, 2006 this group consisted of approximately 4,800 employees (of which approximately 1,200 work primarily in the partnership's business) and three non-employee directors. The 2006 Plan does not provide any particular individual the right to be designated as a participant. Awards under the plan may be granted alone or in addition to, in tandem with, or in substitution for any other award granted under the 2006 Plan or awards granted under any other plan of EPCO or any of its affiliates. Awards granted in addition to or in tandem with other option awards under the 2006 Plan or awards granted under any other plan of EPCO or any of its affiliates may be granted either at the same time as or at a different time from the grant of such other awards.

        Awards.    The exercise price of unit options or unit appreciation rights awarded to participants is determined by the Audit and Conflicts Committee (at its discretion) at the date of grant and may be no less than the fair market value of the option award as of the date of grant. The Audit and Conflicts

Committee determines the time or times at which the awards may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include cash, notes receivable from the participant, or cashless-broker transactions or other acceptable forms of payment. Restricted unit awards may be granted to participants under the 2006 Plan for no cash payment or for such price as the Audit and Conflicts Committee may set. In addition, to the extent provided by the Audit and Conflicts Committee, any award of options to purchase units, restricted unit award or phantom unit award may include a contingent right to receive an amount in cash equal to any cash distributions made by us with respect to the underlying units during the period the award is outstanding. No units may be delivered pursuant to the 2006 Plan until EPCO has received full payment of any amount required to be paid pursuant to the plan or pursuant to the award grant agreement.

        Amendments.    The 2006 Plan may be amended or terminated at any time by the board of directors of EPCO or the Audit and Conflicts Committee; however, under NYSE rules, any material amendment, such as a material increase in the number of units available under the plan or a change in the types of awards available under the plan, would also require the approval of the unitholders.

        Term.    The 2006 Plan is effective until the tenth anniversary of the date unitholders approve the 2006 Plan or, if earlier, at the time that all available units under the 2006 Plan have been delivered to participants or the time of termination of the plan by EPCO or the Audit and Conflicts Committee.

Tax Effects of Awards Under the 2006 Plan

        No federal income tax is imposed on the optionee upon the grant of an option to purchase units under the 2006 Plan. Generally, upon the exercise of such option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the units on the date of exercise over the option price paid for the units. The recipient of a restricted unit award will not recognize income at the time of the award, assuming the restrictions applicable to such award constitute a substantial risk of forfeiture for federal income tax purposes and the recipient does not make an election to include the value of the units in income currently under Section 83(b) of the Internal Revenue Code (an "83(b) election"). When such forfeiture restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the units on the date the forfeiture restrictions lapse. If the recipient of a restricted unit award makes an 83(b) election, the recipient will recognize ordinary income equal to the fair market value of the units on the date the award is granted. The recipient of a phantom unit award will not recognize income at the time of the award, but will recognize ordinary income equal to the fair market value of the underlying units on the date they are issued to the recipient following vesting. Since our partnership is not a taxable entity for federal income tax purposes, all reimbursements made by us to EPCO with respect to awards under the 2006 Plan are treated as deductions that are allocated among the partners of our partnership in accordance with the partnership agreement.

Effect of American Jobs Protection Act of 2004

        On October 22, 2004, the American Jobs Creation Act of 2004 (H.R. 4520) added a new Section 409A to the Internal Revenue Code. Section 409A generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with the new Section 409A will be increased by an interest component as specified by statute, and the amount included in income will also be subject to a 20% excise tax. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

        Section 409A will be broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may apply to certain awards under the 2006 Plan. For example, phantom units and unit options may be classified as deferred compensation for this purpose.

        The Department of Treasury and IRS have issued Notice 2005-1, which provided initial guidance on several aspects of Section 409A, and a set of proposed regulations which will be effective only after publication in final form and in no event earlier than January 1, 2007. Based on this guidance, we expect that the Audit and Conflicts Committee will be able to structure awards under the 2006 Plan in a manner that complies with Section 409A, although there are a number of areas in which EPCO and our general partner may be required to alter certain provisions of the 2006 Plan and awards. In general, our general partner will have until December 31, 2006 to amend the 2006 Plan and any award to bring them into documentary compliance with Section 409A.

New Plan Benefits

        No units have been issued through the date of this proxy statement under the 2006 Plan. The number of such units to be issued under the 2006 Plan to the individuals or groups of individuals eligible to receive awards under the 2006 Plan, and the net values to be realized upon such issuances, are not determinable.

        At December 31, 2005, there were no shares remaining to be issued or subject to outstanding awards under any equity compensation plans.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 6

PROPOSAL 7: THE UNIT PURCHASE PLAN PROPOSAL

Adoption of the Unit Purchase Plan

        On May 24, 2006, the board of directors of EPCO approved, subject to the approval of our unitholders, the TPP Employee Unit Purchase Plan (the "Unit Purchase Plan"). On June 19, 2006, our board of directors, upon recommendation of our Audit and Conflicts Committee, ratified and approved the Unit Purchase Plan and authorized us to reserve and issue up to 1,000,000 units under the plan.

Advantages of the Unit Purchase Plan

        Our general partner believes that the Unit Purchase Plan is in the best interests of us and our unitholders and should be approved for the following reasons:

  •
  The adoption of the Unit Purchase Plan will provide a means to assist EPCO in retaining the services of employees and provide incentives for its employees to exert maximum efforts for our success;

  •
  The Unit Purchase Plan is intended to provide a means whereby employees providing services to us may develop a sense of proprietorship and personal involvement in the development and financial success of our partnership through the acquisition of units at a discount; and

  •
  The Unit Purchase Plan is intended to encourage recipients of awards to remain with EPCO providing services to us and to devote their best efforts to our business, thereby advancing the interests of all unitholders and our general partner.

Disadvantages of the Unit Purchase Plan

  •
  Our unitholders will be subject to dilution if additional units are issued to EPCO employees pursuant to the Unit Purchase Plan.

Description of the Unit Purchase Plan

        The following is a brief description of the principal features of the Unit Purchase Plan. A copy of the Unit Purchase Plan is attached as Exhibit C, and you should refer to the plan for details regarding the awards that may be made under the plan.

        The purpose of the Unit Purchase Plan is to promote our interests and the interests of EPCO by providing employees of EPCO and its affiliates a cost-effective program to enable them to acquire or increase their ownership of our units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of EPCO.

        Generally, any employee who (1) has been employed by EPCO or any of its designated affiliates for three consecutive months, (2) is a regular, active and full time employee and (3) works at least 30 hours per week is eligible to participate in the Unit Purchase Plan; provided that 5% owners of us, EPCO or any affiliate are not eligible to participate. As of September 5, 2006, approximately 4,800 employees would be eligible to participate (approximately 1,200 of whom work primarily in the partnership's businesses). An eligible employee may enroll in the Unit Purchase Plan on or after the first day of the month following the month in which he or she becomes eligible to participate. Eligible employees may elect to have a designated whole percentage (ranging from 1% to 10%) of their eligible compensation for each pay period withheld for the purchase of units of the partnership. Each withholding election made by an eligible employee shall be an ongoing election until changed by the employee or until the date the employee ceases to be eligible to participate in the plan. An eligible employee may cancel or change his or her election at any time. As more fully described in the plan, certain participants in the plan are considered "Restricted Participants," and such Restricted Participants may not engage in certain transactions under the plan during blackout periods.

        Units to be delivered under the Unit Purchase Plan may be acquired by the custodian of the plan in the open market or directly from the partnership, EPCO, any of EPCO's affiliates or any other person; however, it is generally intended that units are to be acquired from the partnership. A committee appointed by the Chairman or Vice Chairman of EPCO to administer the Unit Purchase Plan makes any necessary adjustments in kind to units deliverable under the plan. The committee will administer the plan and have the sole power and authority to, among other items, determine eligibility for the plan, determine the number of units purchased under the plan, determine the time and manner for purchasing units, establish, amend and waive rules and regulations under the plan and make determinations as to the right of any person to receive units under the plan.

        EPCO and its affiliated employers remit to the custodian in cash no less frequently than twice a month all amounts of eligible compensation that have been withheld by the employers plus an amount equal to one-ninth of such remitted compensation, which is referred to as the employee discount amount. As a result of the employee discount amount, 10% of the total cost of the units purchased by the custodian for the benefit of participants under the Unit Purchase Plan is borne by EPCO, but the partnership reimburses EPCO for all such costs that are allocated to employees who work in the partnership's businesses.

        Upon transfer to the custodian, all funds are temporarily invested in an interest-bearing fund specified by the committee pending the purchase of units. Following the end of each three-month period ending on the last day of each January, April, July, and October (a "Purchase Period"), the custodian purchases the number of units that can be reasonably acquired with the sum of (1) the total amount withheld from each participant's eligible compensation during such Purchase Period, (2) the total amount paid by EPCO and its affiliates that represents the employee discount under the plan for such Purchase Period and (3) all earnings from the temporary investment of the amounts described in (1) and (2) in the interest-bearing fund. Unless otherwise directed by EPCO, the custodian will purchase the units directly from the partnership at a purchase price per unit equal to the fair market value of the units on the date of purchase. If the custodian is directed to purchase the units on the open market, the units will be purchased over an eight consecutive trading day period beginning on the 15th day of the following month, and the number of units purchased on each day of the eight day period will be equal to approximately 12.5% of the total number of units purchased for such Purchase Period.

        Units acquired for each Purchase Period are allocated to participants in proportion to (i) the sum of their contributions for such Purchase Period, including any allocable employee discount amount paid by EPCO, over (ii) the total of all participants' contributions to the plan for such Purchase Period, including the employee discount amount paid by EPCO. If units are purchased on the open market, the price of each unit allocated to each participant in the plan is based on the weighted average of the purchase prices actually paid for the units acquired for such Purchase Period. The price of the units purchased from the partnership, EPCO or any of its affiliates is the fair market value of the units on the date of purchase, as described above.

        A separate account will be maintained for each employee who participates in the plan reflecting the aggregate amount of his or her eligible compensation that has been withheld and not yet applied to the purchase of units on such eligible employee's behalf. The account shall also be credited with the units purchased for such participant under the plan, including any units that may be purchased pursuant to any Distribution Reinvestment Plan the partnership may establish (the "DRIP") by the custodian with cash distributions on units held for the participant by the custodian.

        A participant in the plan may elect at any time to have the custodian sell on behalf of, or deliver to, such participant any or all units and cash allocated to such participant's account and/or all units that were purchased for such participant pursuant to the DRIP, if applicable. When distributed, any units and cash allocated to a participant's account and eligible for distribution to such participant are distributed in kind (except fractional units which are sold for cash) or at the request of the participant, sold by the custodian and the proceeds delivered to the participant (or his/her beneficiary) or transferred to a brokerage account. The custodian is not required to deliver any fractional units pursuant to the plan.

        The Unit Purchase Plan may be amended or terminated at any time by the board of directors of EPCO, or the Chairman of the Board or Vice Chairman of the Board of EPCO; however, under NYSE rules, any material amendment, such as a material increase in the number of units available under the plan or an increase in the employee discount amount, would also require the approval of the unitholders.

        The Unit Purchase Plan is effective until the tenth anniversary of the date it is approved by unitholders, or, if earlier, at the time that all available units under the plan have been purchased on behalf of the participants or the time of termination of the plan by EPCO or the Chairman or Vice Chairman of EPCO.

Tax Effects of Participation in the Unit Purchase Plan

        Each participant in the Unit Purchase Plan will recognize ordinary income equal to the employee discount amount paid to his account in each pay period in which he participates. Since the partnership is not a taxable entity for federal income tax purposes, all reimbursements made by the partnership to EPCO with respect to the Unit Purchase Plan are treated as deductions that are allocated among the partners of the partnership in accordance with the partnership agreement.

Benefits Under the Unit Purchase Plan for 2006

        Since participation in the Unit Purchase Plan is entirely voluntary, it is not possible to determine the amount of future benefits that may be received by the named executive officers and the executive officers as a whole under the Unit Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 7

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

        We do not directly employ any officers or other persons responsible for managing our operations. Under our partnership agreement, our general partner manages and operates our business. Under an administrative services agreement, EPCO performs all management, administrative and operating functions required for us and our general partner, and we reimburse EPCO for all direct and indirect costs incurred therefor. Prior to the acquisition by EPCO of our general partner in February 2005, our officers and employees were employed by our general partner, which was reimbursed by us for the direct and indirect costs of their services. The following table reflects information regarding compensation paid or accrued by EPCO or our general partner for the years ended December 31, 2005, 2004 and 2003, with respect to each person who served as Chief Executive Officer during 2005, the four other most highly compensated executive officers serving at December 31, 2005, and one former executive officer for whom disclosure would have been required but for the fact that he was not serving at December 31, 2005 (collectively, the "Named Executive Officers").

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Long Term Compensation Payouts ($)(3)	All Other Compensation ($)(4)
Lee W. Marshall, Sr.(5) Chairman and Acting Chief Executive Officer	2005	—	—	—	—	66,669
Barry R. Pearl(6) President and Chief Executive Officer	2005 2004 2003	329,409 291,738 283,500	256,939 157,242 196,465	31,202 59,431 52,000	1,255,057 291,910 —	1,624,199 31,321 27,608
J. Michael Cockrell Senior Vice President, Commercial Upstream	2005 2004 2003	232,973 209,654 202,846	139,565 91,451 114,364	8,407 12,021 7,250	190,746 — 108,225	44,278 32,714 69,078
James C. Ruth(7) Senior Vice President and General Counsel	2005 2004 2003	228,768 208,308 195,654	133,829 88,218 108,333	9,799 14,906 20,250	304,250 183,106 456,084	42,543 34,069 864,675
Charles H. Leonard(8) Senior Vice President and Chief Financial Officer	2005 2004 2003	124,570 202,654 195,654	— 86,391 108,800	6,559 14,906 20,250	403,082 183,106 271,523	1,035,348 325,281 22,007
Thomas R. Harper(9) Senior Vice President, Commercial Downstream	2005 2004 2003	218,077 197,115 181,154	129,170 84,365 102,135	8,535 12,322 15,500	245,201 139,300 493,052	32,536 29,646 25,334
John N. Goodpasture Vice President, Corporate Development	2005 2004 2003	212,409 195,846 189,846	125,215 81,296 104,263	9,330 14,707 13,250	301,773 3,445 —	2,410 19,775 18,996

(1)
Amounts represent bonuses accrued during the year under the Management Incentive Compensation Plan ("MICP"). Payments under the MICP are made in the subsequent year. Annual compensation does not include awards under long-term incentive plans, which are described in the 2000 LTIP awards table under "Compensation Pursuant to General Partner Plans."

(2)
Amounts represent quarterly distribution equivalents under the terms of our general partner's 2000 Long Term Incentive Plan ("2000 LTIP").

(3)
Amounts represent payouts under the 2000 LTIP.

(4)
Includes (i) general partner matching contributions under funded, qualified, defined contribution retirement plans; (ii) general partner matching contribution credits under unfunded, non qualified plans; (iii) the imputed value of premiums paid by our general partner for Named Executive Officers' life insurance; (iv) credits earned to Performance Unit accounts; and (v) payments received under the Duke Energy Retirement Cash Balance Plan. Includes severance payments, including unused vacation days and COBRA insurance premiums, for Mr. Pearl and Mr. Leonard.

(5)
Mr. Marshall became Acting Chief Executive Officer effective December 31, 2005. Mr. Marshall passed away on March 3, 2006. Mr. Marshall was not being compensated for his position as Acting Chief Executive Officer. The amount included in All Other Compensation is compensation for his service as a director and as Chairman.

(6)
Mr. Pearl was President and Chief Executive Officer of our general partner in 2005 until his retirement effective December 31, 2005.

(7)
Mr. Ruth retired effective February 28, 2006.

(8)
Mr. Leonard retired effective July 8, 2005.

(9)
Mr. Harper retired effective February 3, 2006.

        Upon the passing of Mr. Marshall, and effective March 5, 2006, Leonard W. Mallet was appointed by our board of directors as Acting Chief Executive Officer. On April 5, 2006, our board of directors elected Jerry E. Thompson as President, Chief Executive Officer and a director of our general partner. In connection with his election as President and Chief Executive Officer, Mr. Thompson will receive an annual base salary of $450,000, and he shall receive a $500,000 signing bonus, which bonus is payable in January 2007. Mr. Thompson's annual bonus for 2006 and 2007 will be at least 60% of his base salary for those years and will otherwise be discretionary. In addition, Mr. Thompson was issued 39,000 phantom units under our general partner's 1999 Phantom Unit Retention Plan. One-third of these phantom units will vest on April 11, 2007, one-third on April 11, 2008 and the remaining one-third on April 11, 2009 assuming Mr. Thompson's continuing employment through the vesting period. Mr. Thompson will also be eligible to participate in the other long-term incentive compensation programs offered by EPCO and our general partner. At this time, EPCO has not entered into a written employment agreement with Mr. Thompson. On January 12, 2006, our board of directors elected William G. Manias as Vice President and Chief Financial Officer. Additionally, Patricia A. Totten was elected Vice President, General Counsel and Secretary of our general partner, effective March 1, 2006.

Executive Employment Contracts and Termination of Employment Arrangements

        As described further below, our general partner entered into employment agreements with certain of the Named Executive Officers. Effective as of June 1, 2005, all of our officers, which had been employees of our general partner, became employees of EPCO, which assumed our general partner's obligations under the employment agreements. In the descriptions that follow, the term "employer" refers to our general partner prior to June 1, 2005, and refers to EPCO after June 1, 2005. We reimburse EPCO under an administrative services agreement for payments or other benefits it provides under the employment agreements.

        On February 12, 2001, Barry R. Pearl and our general partner entered into an employment agreement, as amended on February 23, 2005, and as amended and assumed by EPCO on June 1, 2005 (collectively, the "Pearl Employment Agreement"). The Pearl Employment Agreement could be terminated by the employer for cause, upon Mr. Pearl's death or disability, or by the employer or Mr. Pearl at any time. Mr. Pearl participated in benefit plans offered by the employer on the same basis as other senior executives. In the event Mr. Pearl was terminated due to death or disability or for cause, Mr. Pearl was entitled only to base salary earned through the date of termination. The acquisition of our general partner by an affiliate of EPCO in February 2005 resulted in a change in control for purposes of the Pearl Employment Agreement. Under the agreement, had Mr. Pearl been involuntarily terminated or experienced a good reason termination within 12 months following a change in control, he would have been entitled to a lump sum severance payment equal to three times his annual base salary plus three times his current target bonus, plus payment of COBRA premiums (grossed up for taxes) for three years of coverage under our group health plans. If Mr. Pearl had been involuntarily terminated after 12 months following a change in control, he would have been entitled to a lump sum severance payment equal to two times his base annual salary plus two times his current target bonus, plus payment of COBRA premiums (grossed up for taxes) for two years of coverage under our group health plans.

        In connection with Mr. Pearl's retirement, the Pearl Employment Agreement was terminated effective December 31, 2005, and he and our general partner entered into an Agreement and Release, dated December 30, 2005. The Agreement and Release provides for Mr. Pearl to be paid, in lump sum, three times his base salary plus three times his target bonus. Mr. Pearl is also entitled under the agreement to payment of COBRA insurance premiums for up to 36 months (grossed-up for taxes) and payments and benefits in accordance with our general partner's and EPCO's, as applicable, various plans and programs, including incentive, retirement and benefit plans. The amount of Mr. Pearl's lump sum payment at separation, which included payment of three times his base salary and target bonus, payment of his accrued vacation and payment under the 2000 Long Term Compensation Plan, was $1.9 million.

        Our general partner has entered into, and EPCO has assumed, employment agreements with each of the Named Executive Officers, except for Mr. Marshall. The agreements may be terminated for death, disability or by the employer with or without cause, or for any reason by the employer or the Named Executive Officer. In the event the executive's employment is terminated upon death or disability or by the employer for cause, the executive is entitled only to base salary earned through the date of termination. The acquisition of our general partner by an affiliate of EPCO in February 2005 resulted in a change in control for purposes of each of the employment agreements. Except for Mr. Goodpasture, in the event the executive is involuntarily terminated or experiences a good reason termination within 12 months following a change in control, the executive is entitled to a lump sum severance payment equal to three times his base annual salary plus three times his current target bonus, plus payment of COBRA premiums (grossed up for taxes) for three years of coverage under our group health plans. Except for Mr. Goodpasture, in the event that the executive is involuntarily terminated or the executive experiences a good reason termination after 12 months following a change in control, such executive will be entitled to a lump sum severance payment equal to two times his base annual salary plus two times his current target bonus, plus payment of COBRA premiums (grossed-up for taxes) for two years of coverage under our group health plans. Under Mr. Goodpasture's agreement, an involuntary termination or a good reason termination at any time following a change in control will result in a severance payment equal to two times his base annual salary plus two times his current target bonus, plus payment of COBRA premiums (grossed-up for taxes) for two years of coverage under our group health plans. For purposes of this description, a good reason termination means (i) a significant reduction in responsibilities or reporting level, (ii) a reduction in base or incentive compensation at target by 5% or more, or (iii) a required relocation of the executive's work location of more than 50 miles. Mr. Harper's agreement terminated upon his voluntary retirement from providing services to us effective February 3, 2006. Mr. Harper has remained employed by EPCO providing services to affiliates of EPCO other than us.

        On December 22, 1998, Mr. Leonard and our general partner entered into an employment agreement, as amended on February 23, 2005, and as amended and assumed by EPCO on June 1, 2005, (collectively, the "Leonard Employment Agreement"). In connection with Mr. Leonard's retirement, the Leonard Employment Agreement was terminated effective July 8, 2005, and he and our general partner entered into an Agreement and Release, dated July 11, 2005. The Agreement and Release provides for Mr. Leonard to be paid, in lump sum, three times his base salary plus three times his target bonus. Mr. Leonard is also entitled under the agreement to payment of COBRA insurance premiums for up to 36 months (grossed-up for taxes) and payments and benefits in accordance with our general partner's and EPCO's, as applicable, various plans and programs, including incentive, retirement and benefit plans. The amount of Mr. Leonard's lump sum payment, which included payment of three times his base salary and target bonus, payment of his accrued vacation, payment under the 1994 Long Term Compensation Plan and payment under the 2000 Long Term Compensation Plan, was $1.1 million.

        On December 22, 1998, Mr. Ruth and our general partner entered into an employment agreement, as amended on February 23, 2005, and as amended and assumed by EPCO on June 1, 2005, (collectively, the "Ruth Employment Agreement"). In connection with Mr. Ruth's retirement, the Ruth Employment Agreement was terminated effective February 28, 2006, and he and our general partner entered into an Agreement and Release, dated January 25, 2006. The Agreement and Release provides for Mr. Ruth to be paid, in lump sum, three times his base salary plus three times his target bonus. Mr. Ruth is also entitled under the agreement to payment of COBRA insurance premiums for up to 36 months (grossed-up for taxes) and payments and benefits in accordance with our general partner's and EPCO's, as applicable, various plans and programs, including incentive, retirement and benefit plans. The amount of Mr. Ruth's lump sum payment, which included payment of three times his base salary and target bonus, payment of his accrued vacation, payment under the 1994 Long Term Compensation Plan and payment under the 2000 Long Term Compensation Plan, was $1.2 million.

Compensation Committee Interlocks and Insider Participation

        From January 1, 2005 through March 22, 2005, Jim W. Mogg, a director of our general partner and group vice president and chief development officer of Duke Energy, was Chairman of the Compensation Committee of the general partner and participated in deliberations concerning the general partner's executive officer compensation. The other four members of the Compensation Committee of the general partner at that time, Milton Carroll, Derrill Cody, John P. DesBarres and Paul F. Ferguson, Jr., were non-employee directors of the general partner and were not officers or directors of Duke Energy Field Services, LLC or its parent companies, ConocoPhillips or Duke Energy Corporation.

        Effective March 22, 2005, our general partner no longer has a Compensation Committee, and, for the remainder of 2005, the directors of our general partner did not participate in deliberations concerning our general partner's executive officer compensation. From March 22, 2005 through December 31, 2005, Barry R. Pearl determined the amount of cash compensation paid to the executive officers of our general partner, other than himself. For the period from March 22, 2005 to November 23, 2005, Dr. Ralph S. Cunningham, as Chairman of the Board of our general partner, determined the amount of cash compensation paid to Mr. Pearl. For the period from November 23, 2005 through December 31, 2005, Lee W. Marshall, Sr., as Chairman of the Board of our general partner, determined the amount of cash compensation paid to Mr. Pearl.

Compensation Pursuant to General Partner Plans

  Management Incentive Compensation Plan ("MICP")

        Effective in 2003, our general partner established the MICP, which provides for the payment of additional cash compensation to participants if certain performance objectives and personal objectives are met each year. Effective June 1, 2005, EPCO adopted the MICP for the benefit of its employees providing services to us. In 2005, all of our general partner's employees were eligible participants in the MICP and, upon transfer to EPCO, all of EPCO's employees who provided services to us were eligible participants. At the beginning of the year, our Chief Executive Officer determines the target award for each of the named executive officers other than himself and approves the target awards for all other participants based on the recommendations of management. The Chairman of the Board of our general partner determines the Chief Executive Officer's target award. Target awards are determined as a percentage of total annual eligible earnings for the plan year less any incentive compensation payments during the plan year. Such target award determines the additional compensation to be paid if certain of the partnership's financial performance objectives and the participant's personal objectives are met. The amount of the target awards typically range from 10% to 60% of a participant's base salary. Awards are paid as soon as practicable following approval by the Chief Executive Officer after the close of a year but no later than February 15 of the following plan year. Participants must be employed on the last day of the plan year to receive an award; however, participants who terminate due to death, disability or retirement are deemed to be employed as of the last day of the plan year. Effective March 22, 2006, our Audit and Conflicts Committee was appointed to administer this plan, including approval of recommendations of the Chief Executive Officer.

  2000 Long Term Incentive Plan

        Effective January 1, 2000, our general partner established the Texas Eastern Products Pipeline Company, LLC 2000 Long Term Incentive Plan ("2000 LTIP") to provide key employees incentives to achieve improvements in our financial performance. Effective June 1, 2005, EPCO adopted the 2000 LTIP for the benefit of its employees providing services to us. Generally, upon the close of a three-year performance period, if the participant is then still an employee of our general partner, or, for periods after the transfer of employees to EPCO, an employee of EPCO who provides services to us, the participant will receive a cash payment in an amount equal to (1) the applicable performance percentage specified in the award multiplied by (2) the number of phantom units granted under the award multiplied by (3) the average of the closing prices of a unit over the 10 consecutive trading days immediately preceding the last day of the performance period, subject to vesting limitations. Generally, a participant's performance percentage is based upon the improvement of our Economic Value Added (as defined below) during a three-year performance period over the Economic Value Added during the three-year period immediately preceding the performance period. If a participant incurs a separation from service during the performance period due to death, disability or retirement (as such terms are defined in the 2000 LTIP), the participant will be entitled to receive a cash payment in an amount equal to the amount computed as described above multiplied by a fraction, the numerator of which is the number of days that have elapsed during the performance period prior to the participant's separation from service and the denominator of which is the number of days in the performance period.

        The performance period applicable to awards granted in 2005 is the three-year period that commenced on January 1, 2005, and ends on December 31, 2007. Each participant's performance percentage is the result of 100% +/- [(A) minus (C)] divided by [(C) minus (B)] where (A) is the actual Economic Value Added for the performance period, (B) is $73.0 million (which represents the actual Economic Value Added for the three-year period immediately preceding the performance period) and (C) is $97.7 million (which represents the Target Economic Value Added during the three-year performance period). No amounts will be payable under the awards granted in 2005 for the 2000 LTIP unless Economic Value Added for the three-year performance period exceeds $73.0 million. The performance percentage may not exceed 150%.

        Economic Value Added means our average annual EBITDA for the performance period minus the product of our average asset base and our cost of capital for the performance period. For purposes of the 2000 LTIP for the plan year ended December 31, 2005, EBITDA means our earnings before net interest expense, depreciation and amortization and our proportional interest in EBITDA of our joint ventures as presented in our consolidated financial statements prepared in accordance with generally accepted accounting principles (except that at his discretion the Chief Executive Officer may exclude gains or losses from extraordinary, unusual or non-recurring items), plus earnings before other income — net. Average asset base means the quarterly average, during the performance period, of our gross value of property, plant and equipment, plus products and crude oil operating oil supply and the gross value of intangibles and equity investments. Our cost of capital is approved by the Chief Executive Officer at the date of award grant.

        In addition to the payment described above, during the performance period, our general partner will pay to the participant the amount of cash distributions that we would have paid to our unitholders had the participant been the owner of the number of units equal to the number of phantom units granted to the participant under this award.

        The acquisition of our general partner by an affiliate of EPCO in February 2005 resulted in a change in control for purposes of the 2000 LTIP. If the employment of a participant, including a named executive officer, is terminated without cause in connection with a change in control, then, in lieu of the payout described above, the participant will receive a payment following separation from service equal to the product of (i) the average closing price of our units for the 10 days preceding the change in control and (ii) the number of our units subject to the participant's award. A termination of employment will be deemed to be in connection with the change in control if, during the performance period in which the change in control occurs, the participant is terminated without cause or the employee terminates for good reason. For this purpose, good reason means (i) the assignment to the participant of duties materially inconsistent with the participant's duties, authorities and responsibilities immediately prior to the change in control, (ii) the diminution of the participant's duties, authorities and responsibilities from those in effect immediately prior to the change in control, (iii) a reduction in the participant's base salary as in effect immediately prior to an agreement to consummate a change in control or (iv) a relocation of the participant's principal place of employment immediately prior to the change in control. In addition, upon the occurrence of certain other transactions defined as a change in control, the 2000 LTIP will result in immediate payouts of the then current market value of the units awarded under the plan.

        The following table provides information concerning awards under the 2000 LTIP to each of the Named Executive Officers during 2005.

			Estimated Future Payouts(1)
Name	Number of Phantom Units	Performance Period	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)
Mr. Cockrell	2,500	3 years	—	2,500	3,750
Mr. Harper(5)	2,200	3 years	—	2,200	3,300
Mr. Goodpasture	2,200	3 years	—	2,200	3,300

(1)
Phantom units will be settled in cash based upon the then market price of the units at the end of the performance period as described above.

(2)
No amounts will be payable for awards granted in 2005 unless Economic Value Added for the three-year performance period exceeds $73.0 million.

(3)
In number of phantom units. Pursuant to Instruction 5 to Regulation S-K, Item 402(e) promulgated by the Securities and Exchange Commission, these amounts assume that the 11% increase in Economic Value Added for 2005 as compared with 2004 is maintained for each of the three years in the performance period. There can be no assurance that any specific amount of Economic Value Added will be attained for such period.

(4)
The maximum potential payout under the 2000 LTIP is 150% of phantom units awarded.

(5)
Mr. Harper retired from our general partner effective February 3, 2006. However, he remains an EPCO employee. As he remains employed by an affiliate of the partnership, he is entitled to a portion of his awarded units following the 2005-2007 performance period.

Effective March 22, 2006, our Audit and Conflicts Committee was appointed to administer this plan, including approval of recommendations of the Chief Executive Officer.

Pension Plan

        Prior to April 1, 2000, our general partner's employees participated in the Duke Energy Retirement Cash Balance Plan, which is a noncontributory, trustee-administered pension plan. Effective January 1, 1999, the benefit formula for all eligible employees was a cash balance formula. Under a cash balance formula, a plan participant accumulated a retirement benefit based upon pay credits and current interest credits. The pay credits were based on a participant's salary, age, and service. In addition, the Named Executive Officers participated in the Duke Energy Executive Cash Balance Plan, which is a noncontributory, nonqualified, defined benefit retirement plan. The Duke Energy Executive Cash Balance Plan was established to restore benefit reductions caused by the maximum benefit limitations that apply to qualified plans.

        Benefits under the Duke Energy Retirement Cash Balance Plan and the Duke Energy Executive Cash Balance Plan were based on eligible pay, generally consisting of base pay, short term incentive pay and lump sum merit increases. The Duke Energy Retirement Cash Balance Plan excludes deferred compensation, other than deferrals pursuant to Sections 401(k) and 125 of the Internal Revenue Code. All benefits owed to the Named Executive Officers under the Duke Energy Retirement Cash Balance Plan have been paid. As part of the change in ownership on March 31, 2000, our general partner is no longer responsible for the funding of the liabilities associated with the Duke Energy Executive Cash Balance Plan. In 2005, the Named Executive Officers received the following lump sum cash distributions from the Duke Energy Retirement Cash Balance Plan: Mr. Harper, $50,021; and Mr. Cockrell, $11,995.

        Effective April 1, 2000, our general partner adopted the TEPPCO Retirement Cash Balance Plan ("TEPPCO RCBP") and the TEPPCO Supplemental Benefit Plan ("TEPPCO SBP"). The benefits and provisions of these plans were substantially identical to the Duke Energy Retirement Cash Balance Plan and the Duke Energy Executive Cash Balance Plan previously in effect prior to April 1, 2000.

        Under the cash balance benefit accrual formula that applies in determining benefits under the TEPPCO RCBP, an eligible employee's plan account received a pay credit at the end of each month in which the employee remained eligible and received eligible pay for services. The monthly pay credit was equal to a percentage of the employee's monthly eligible pay. The percentage depended on age added to completed years of services at the beginning of the year, as shown below:

Age plus Service	Monthly Pay Credit Percentage
34 or less	4%
35 to 49	5%
50 to 64	6%
65 or more	7%

        The above monthly pay credit was increased by an additional 4% of any portion of eligible pay above the Social Security taxable wage base ($90,000 for 2005). Employee accounts also received monthly interest credits on their balances. The rate of the interest credit was adjusted quarterly and was derived from the average annual yield on 30-year U.S. Treasury Bonds during the third week of the last month of the previous quarter, subject to a minimum rate of 4% per year and a maximum rate of 9% per year.

        On May 27, 2005, the TEPPCO RCBP and the TEPPCO SBP were amended. Effective May 31, 2005, participation in the TEPPCO RCBP was frozen, and no new participants were eligible to be covered by the plan after that date. Effective June 1, 2005, EPCO adopted the TEPPCO RCBP and the TEPPCO SBP for the benefit of its employees providing services to us. Effective December 31, 2005, all plan benefits accrued were frozen, participants will not receive additional pay credits after that date, and all plan participants will be 100% vested regardless of their years of service. The TEPPCO RCBP plan was terminated effective December 31, 2005, subject to IRS approval of plan termination, and plan participants will have the option to receive their benefits either through a lump sum payment in 2006 or through an annuity. For those plan participants who elect to receive an annuity, we will purchase an annuity contract from an insurance company in which the plan participant owns the annuity, absolving us of any future obligation to the participant. Participants in the TEPPCO SBP received pay credits through November 30, 2005, and received lump sum benefit payments in December 2005. The TEPPCO SBP distributions for our Named Executive Officers were as follows: Barry R. Pearl, $149,483; J. Michael Cockrell, $85,630; James C. Ruth, $69,401; John N. Goodpasture, $34,610; and Thomas R. Harper, $43,375.

        As a result of the changes described above, the Named Executive Officers will not accrue any additional benefits under the applicable pension plans. Assuming the Named Executive Officers defer receipt of their benefits until retirement at age 65, their estimated annual pensions in a single life annuity form under the applicable pension plan(s) (including the Duke Energy Executive Cash Balance Plan and the TEPPCO RCBP) attributable to their current accrued benefit would be as follows: Barry R. Pearl, $10,579; J. Michael Cockrell, $12,319; James C. Ruth, $27,314; John N. Goodpasture, $8,275; and Thomas R. Harper, $9,505. Such estimates were calculated assuming interest credits at a rate of 4.59% per annum and using a future Social Security taxable wage base equal to $94,200. Because the applicable pension plans have been terminated with respect to our employees, the Named Executive Officers will be able, at their election, to take distributions during 2006 (valued as of December 31, 2005) as follows: Barry R. Pearl, $86,860; J. Michael Cockrell, $115,723; James C. Ruth, $241,678; John N. Goodpasture, $71,323; and Thomas R. Harper, $112,722.

Compensation of Directors

        The board of directors of our general partner currently consists of the following persons: Michael A. Creel, Richard H. Bachmann, W. Randall Fowler, Michael B. Bracy, Murray H. Huchison, Richard S. Snell, and Jerry E. Thompson.

        Mr. Snell, Mr. Bracy and Mr. Hutchison comprise our Audit and Conflicts Committee, with Mr. Bracy serving as Chairman. Mr. Creel, Mr. Bachmann and Mr. Fowler were elected to the board on February 14, 2006 and are employees of EPCO. Mr. Thompson, our chief executive officer, was elected to the board on April 5, 2006.

        Effective January 1, 2005, for the period from January 1, 2005 through March 22, 2005, directors of the general partner who were neither officers nor employees of either our general partner or Duke Energy Field Services, LLC received a retainer of $35,000 per annum, $1,000 for attendance at each meeting of the board, $1,000 for attendance at each meeting of a committee of the board, except for attendance of the Audit and Conflicts Committee, for which the amount was $2,000 for each meeting, and reimbursement of expenses incurred in connection with attendance at a meeting of the board or a committee of the board. Each non-employee director who served as chairman of a committee of the board received an additional retainer of $8,000 per annum, except for the chairman of the Audit and Conflicts Committee, who received an additional retainer of $20,000 per annum. Effective September 1, 1999, non-employee directors could elect to defer payment of retainer and attendance fees until termination of service on the board. Upon termination, the director could elect to receive payment either in a lump sum or in equal installments over five years. Such deferral could either be 50% or 100% in either a fixed income investment account that is credited with annual interest (currently 7%) or an investment account based upon the market value of our units. Effective with the change in ownership of our general partner on February 24, 2005, deferrals of board compensation were discontinued. During 2005, Mr. Pearl was not compensated for his services as a director.

        Effective March 22, 2005, in connection with the changes in the board, fees for attendance at meetings were discontinued upon the election of the new board members on March 22, 2005. Mr. Hutchison and Mr. Snell each receive a retainer of $50,000 per annum as members of the board. Mr. Bracy receives a retainer of $60,000 per annum for his service as chairman of the Audit and Conflicts Committee and as a member of the board. During his service as Chairman of the Board from March 22, 2005 to November 23, 2005, Dr. Cunningham received a retainer of $25,000 per month, which was paid by EPCO. Mr. Marshall received a retainer of $50,000 per annum as a member of the board. Upon his election as Chairman, Mr. Marshall received a retainer of $25,000 per month for his service as Chairman of the Board. It is not anticipated that any compensation for service as a director will be paid in the future to directors who are either officers or full-time employees of DF GP Holdings, EPCO, or our general partner or any of their affiliates. Mr. Thompson, Mr. Bachmann, Mr. Creel and Mr. Fowler are not compensated for their services as directors.

        On March 10, 2006, our board of directors elected Murray H. Hutchison as non-executive Chairman and Michael B. Bracy as non-executive Vice Chairman of the board. Mr. Murray will not receive additional compensation for his service as non-executive Chairman; his compensation as non-executive Chairman will remain at the same level as it was for his service as a director. Mr. Bracy also will not receive additional compensation for his service as non-executive Vice Chairman; his compensation as non-executive Vice Chairman will remain at the same level as it was for his service as a director and as Chairman of the Audit and Conflicts Committee.

BOARD RECOMMENDATION

        OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSALS ARE IN THE BEST INTERESTS OF OUR PARTNERSHIP AND OUR UNITHOLDERS AND RECOMMENDS A VOTE "FOR" THE AMENDMENT PROPOSALS, "FOR" THE ISSUANCE PROPOSAL, "FOR" THE INCENTIVE PLAN PROPOSAL AND "FOR" THE UNIT PURCHASE PLAN PROPOSAL.

AUDIT AND CONFLICTS COMMITTEE DELIBERATIONS

        On April 18, 2006, legal counsel for EPCO informed our Audit and Conflicts Committee that EPCO was prepared to make a proposal to reduce our general partner's maximum incentive distribution rate in exchange for newly-issued units. The issuance of these units in exchange for the IDR Reduction Amendment (all as more fully described in this proxy statement) is referred to below as the "IDR Reduction Transaction." A meeting of our Audit and Conflicts Committee was scheduled for April 20, 2006 for EPCO to make a formal proposal.

        On April 20, 2006, EPCO made a presentation to our Audit and Conflicts Committee proposing, among other things:

  •
  The elimination of our general partner's 50% percentage interest in our quarterly distributions and a cap on our general partner's percentage interest in our quarterly distributions at 25% of total annual distributions paid in excess of $1.30 per unit;

  •
  The issuance to our general partner of new units that, based on the distribution rate at the time of the issuance, would result in our general partner receiving cash distributions from the newly-issued units that would approximately equal the cash distributions foregone by our general partner as a result of the reduction in its maximum percentage interest in our quarterly distributions, taking into account the effect of the newly-issued units on distributions with respect to our general partner's percentage interest; and

  •
  Amendments to our partnership agreement to (i) effect the reduction in our general partner's incentive distributions, (ii) change the voting percentage requirements for approval of most matters under our partnership agreement from 66 2/3% of outstanding units to a majority of outstanding units and (iii) conform our partnership agreement to standard provisions contained in master limited partnerships formed in recent years.

EPCO stated that the terms of the proposal, other than non-substantive matters, were nonnegotiable.

        The presentation generally indicated that, assuming our ability to meet our business plan over the next 10 years, the reduction in our general partner's maximum percentage interest in cash distributions and the related issuance of units to our general partner would in each year:

  •
  increase cash distributions per unit;

  •
  reduce our cost of capital;

  •
  increase the percentage of total distributions paid to limited partners; and

  •
  decrease the total percentage of distributions paid to our general partner.

        After receiving EPCO's presentation, our Audit and Conflicts Committee determined to engage an investment banking firm to provide to our Audit and Conflicts Committee a financial analysis of the proposal and, if warranted by its analysis, to render an opinion that the consideration to be issued by us to our general partner in the IDR Reduction Transaction would be fair, from a financial point of view, to our unitholders (other than our general partner, EPCO and their respective affiliates).

        On April 27, 2006, our Audit and Conflicts Committee engaged UBS Securities LLC ("UBS") to act as its financial advisor.

        On May 3, 2006, our Audit and Conflicts Committee met with UBS and members of our management. Management updated the Audit and Conflicts Committee on the proposed changes to our partnership agreement that would be necessary to implement the IDR Reduction Transaction. UBS gave a brief overview of the proposed IDR Reduction Transaction, including an update of its due diligence activities since being engaged. UBS said its analysis on the IDR Reduction Transaction would be completed by May 12, 2006.

        On May 12, 2006, our Audit and Conflicts Committee held a meeting at which UBS made a preliminary presentation as to its analysis of the fairness of the IDR Reduction Transaction. Our Audit and Conflicts Committee's legal counsel presented an outline of the amendments to our partnership agreement required to effect the IDR Reduction Transaction. Our Audit and Conflicts Committee also discussed, with advice from its legal counsel, the fiduciary duty standards under which it would be required to assess the fairness of the IDR Reduction Transaction, including the fiduciary duty standards under applicable Delaware law and set forth in our partnership agreement. Our Audit and Conflicts Committee determined to discuss the IDR Reduction Transaction and the UBS presentation, and to make inquiries of our management as to the reasonableness of the financial assumptions that were presented to UBS for purposes of its analysis, before making a recommendation to the full board of directors with respect to the IDR Reduction Transaction.

        On May 15, 2006, our Audit and Conflicts Committee met to receive the final analysis from UBS concerning the IDR Reduction Transaction as then proposed and to accept delivery of UBS's opinion. The chairman of our Audit and Conflicts Committee reported that our Audit and Conflicts Committee members had deliberated since its May 12, 2006 meeting and asked our management questions to confirm the reasonableness of the assumptions in our business plan upon which UBS based its analysis. The chairman reported that our Audit and Conflicts Committee had unanimously agreed that those assumptions were reasonable. UBS then delivered its original opinion that, as of that date, and based on and subject to the assumptions made, procedures followed, matters considered and limitations described in its opinion, the consideration to be issued by us to our general partner in the IDR Reduction Transaction as then proposed was fair, from a financial point of view, to our unitholders (other than our general partner, EPCO and their respective affiliates). Our Audit and Conflicts Committee then unanimously resolved to recommend to the full board of directors that we consummate the IDR Reduction Transaction.

        Our Audit and Conflicts Committee's recommendation was based upon, among other things, UBS's opinion, which assumed that the number of units to be issued to our general partner as consideration in the IDR Reduction Transaction would be approximately 13 million. However, in July 2006, we issued 5,750,000 additional units in a public offering, and as a result, the number of units issuable to our general partner in the IDR Reduction Transaction increased to approximately 14.1 million units. On July 25, 2006, the Audit and Conflicts Committee held a meeting at which UBS made a presentation as to its analysis of the fairness of the IDR Reduction Transaction considering the additional units to be delivered to our general partner. A summary of UBS's analysis is set forth below under the caption "Opinion of UBS." After presenting its analysis, UBS delivered its opinion, which supercedes its May 15, 2005 opinion, that, as of that date, and based on and subject to the assumptions made, procedures followed, matters considered and limitations described in its opinion, the Consideration to be issued by us to our general partner in the IDR Reduction Transaction was fair, from a financial point of view, to our unitholders (other than our general partner, EPCO and their respective affiliates). The UBS opinion did not address the predetermined formula pursuant to which the number of units to be issued to our general partner in the IDR Reduction Transaction will be determined. Our Audit and Conflicts Committee then unanimously resolved to recommend to the full board of directors that we consummate the IDR Reduction Transaction. In making its recommendation, our Audit and Conflicts Committee did not consider or pass upon any portion of the Amendment Proposals other than the IDR Reduction Transaction.

OPINION OF UBS

        In connection with the Amendment Proposals and the Issuance Proposal, our Audit and Conflicts Committee engaged UBS to provide an opinion to our Audit and Conflicts Committee as to the fairness, from a financial point of view, to the unitholders (other than our general partner, EPCO and their respective affiliates) of the Consideration to be issued by us to our general partner in the IDR Reduction Transaction. UBS was selected based on its qualifications, expertise and reputation, as well as its knowledge of our business and affairs. On July 25, 2006, at a meeting of our Audit and Conflicts Committee held to evaluate the IDR Reduction Amendment and the Issuance Proposal, UBS delivered to our Audit and Conflicts Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated July 25, 2006, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and limitations described in the opinion, the Consideration to be issued by us to our general partner in the IDR Reduction Transaction was fair, from a financial point of view, to our unitholders (other than our general partner, EPCO and their respective affiliates). The UBS opinion did not address the predetermined formula pursuant to which the number of units to be issued to our general partner in the IDR Reduction Transaction will be determined.

        The full text of UBS's opinion, dated July 25, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS, is attached as Exhibit D and is incorporated by reference into this document. UBS's opinion is directed only to the fairness, from a financial point of view, to our unitholders (other than our general partner, EPCO and their respective affiliates) of the Consideration to be issued by us to our general partner in the IDR Reduction Transaction and does not address any other aspect of the Amendment Proposals or the Issuance Proposal. Unitholders are urged to read this opinion carefully in its entirety. This summary is qualified in its entirety by reference to the full text of UBS's opinion attached as Exhibit D to this proxy statement.

        UBS's opinion also does not address the relative merits of the IDR Reduction Transaction as compared to other business strategies or transactions that might be available with respect to us or our general partner's or our underlying business decision to effect the Amendment Proposals and Issuance Proposal. UBS's opinion does not constitute a recommendation to any unitholder as to how such unitholder should vote with respect to the Amendment Proposals or Issuance Proposal. At the direction of our Audit and Conflicts Committee, UBS was not asked to, and it did not, offer any opinion as to any other material terms of the Amendment Proposals or the form of the Issuance Proposal. UBS expressed no opinion as to what the value of the newly-issued units would be when issued pursuant to the IDR Reduction Transaction, or the prices at which our units would trade at any time. UBS assumed, with the consent of our Audit and Conflicts Committee, that the final executed form of our partnership agreement would not differ in any material respect from the proposed partnership agreement that UBS examined and that the IDR Reduction Transaction would be consummated in accordance with our partnership agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for consummation of the IDR Reduction Transaction would be obtained without any material adverse effect on us, any of our unitholders, our general partner and/or the IDR Reduction Transaction. UBS expressed no opinion as to the fairness of the IDR Reduction Transaction to our general partner.

        In arriving at its opinion, UBS, among other things:

  •
  reviewed certain of our publicly available business and historical financial information;

  •
  reviewed certain internal financial information and other data relating to our business and financial prospects (before and pro forma for the IDR Reduction Transaction) that we provided to UBS and were not publicly available, including estimates and financial forecasts for the years ending December 31, 2006 though 2010 prepared by management of our general partner;

  •
  reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

  •
  compared the financial terms of the transactions contemplated by the IDR Reduction Transaction with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

  •
  considered certain pro forma effects of the transactions contemplated by the IDR Reduction Transaction on our financial statements;

  •
  conducted discussions with members of the senior management of our general partner concerning our business and financial prospects;

  •
  reviewed the draft proposed partnership agreement; and

  •
  conducted such other financial studies, analyses, and investigations, and considered such other information, as UBS deemed necessary or appropriate.

        In connection with its review, with the consent of our Audit and Conflicts Committee, UBS did not assume any responsibility for independent verification for any of the information reviewed by UBS for the purpose of its opinion and, with the consent of our Audit and Conflicts Committee, relied on such information being complete and accurate in all material respects. In addition, with the consent of our Audit and Conflicts Committee, UBS did not make any independent evaluation or appraisal of any of our assets or liabilities (contingent or otherwise), nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and pro forma effects referred to above, UBS assumed, at the direction of our Audit and Conflicts Committee, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to our future performance. In addition, UBS assumed with the approval of our Audit and Conflicts Committee that the future financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected by our management. UBS's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to UBS as of, the date of its opinion.

        In furnishing its opinion, UBS did not purport that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor did it purport that its opinion constitutes a report or valuation within the meaning of the Securities Act.

        UBS and its affiliates, as part of their investment banking and financial advisory business, are continuously engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.

        In the past, UBS and its affiliates have provided investment banking services to us, our general partner, EPCO, and certain of its affiliates, including Enterprise Products GP, LLC, Enterprise Products Partners L.P. ("Enterprise"), and Enterprise GP Holdings LP ("Enterprise GP") unrelated to the transactions contemplated by the Amendment Proposals and Issuance Proposal for which UBS and its affiliates received customary compensation in the form of fees, discounts and commissions in amounts. Since 2000, UBS served as sole or joint bookrunning manager or comanager in 12 of our public offerings of debt and equity securities, including our most recent equity offering in July 2006, as well as financial advisor in two acquisitions. UBS is currently providing financial advisory services to us with respect to an additional matter unrelated to the Amendment Proposals and Issuance Proposal. Since January 1, 2004, UBS has served as sole or joint bookrunning manager or comanager in seven public offerings by Enterprise and Enterprise GP, including Enterprise GP's initial public offering in 2005. UBS also served as financial advisor to GulfTerra Energy Partners, L.P. in connection with its merger with Enterprise in 2004. An affiliate of UBS has made lending commitments under Enterprise's $2.6 billion credit facility, Enterprise GP's $200 million credit facility and our $700 million credit facility.

        In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, our securities and securities of Enterprise and Enterprise GP, and, accordingly, may hold a long or short position in such securities.

        Pursuant to a letter agreement dated as of April 27, 2006, our Audit and Conflicts Committee engaged UBS to provide an opinion to our Audit and Conflicts Committee as to the fairness, from a financial point of view, to the holders of our units (other than our general partner, EPCO and their respective affiliates) of the Consideration to be issued to our general partner in the IDR Reduction Transaction. Pursuant to the terms of this engagement letter, UBS was paid customary compensation upon delivery of its opinion. We also agreed to reimburse UBS for its reasonable expenses, including attorneys' fees and disbursements, and to indemnify UBS and related persons against various liabilities.

Financial Analyses Used by UBS

        The following is a summary of the material financial analyses used by UBS in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by UBS.

        The order of analyses described below does not represent the relative importance or weight given to those analyses by UBS. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the financial analyses of UBS. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 25, 2006 and is not necessarily indicative of current market conditions.

  Pro Forma Analysis

        UBS analyzed the potential impact of the IDR Reduction Transaction on our projected distributable cash flow ("DCF") per unit for 2006 through 2010 by comparing (1) the projected DCF per unit under the status quo to (2) the projected DCF per unit on a pro forma basis for the IDR Reduction Transaction.

        For each of the status quo case and pro forma case, UBS calculated the projected DCF per unit of the partnership using the financial projections provided by our management and assuming, at the direction of our Audit and Conflicts Committee, for illustrative purposes, that the transaction closed as of January 1, 2006. This analysis indicated that the IDR Reduction Transaction would be accretive relative to the status quo case to projected DCF per unit of the partnership by 0.2% in 2006, 0.3% in 2007, 2.5% in 2008, 4.7% in 2009 and 6.3% in 2010.

  Net Present Value Analysis

        UBS performed a net present value analysis of the increase in annual "cash flow" per unit to the unitholders from the status quo to the post-IDR Reduction Transaction scenario. UBS examined the incremental "cash flow" to unitholders in terms of both distributable cash flow and cash distributions. For each cash flow analysis, UBS calculated the net present value of incremental "cash flow" to existing unitholders based on a range of discount rates (the partnership's cost of equity) and 2010 terminal yield levels (based on different terminal yield estimates).

        UBS performed the analysis by using financial projections internally prepared by our management.

        The analysis indicated that the illustrative net present value of the IDR Reduction Transaction to existing unitholders, as compared to the status quo, would range from $133.4 million to $170.8 million based on the increase in our distributable cash flow per unit and would range from $130.2 million to $167.8 million based on the increase in cash distributions per unit. The foregoing values were based on a range of discount rates from 10.5% to 12.5% and an illustrative terminal yield range of 6.75% to 8.25% for the distributable cash flow calculation and 6.50% to 8.00% for the cash distribution calculation.

  Analysis of Selected MLP General Partners

        UBS reviewed and analyzed the financial information and ratios of the following seven selected publicly traded general partners of master limited partnerships ("MLPs") in the energy industry: Alliance Holdings GP, LP, Crosstex Energy, Inc., Energy Transfer Equity LP, Enterprise GP Holdings LP, Inergy Holdings LP, Magellan Midstream Holdings LP, and Valero GP Holdings, LLC.

        UBS estimated the implied general partner values of the selected MLP general partners as the enterprise value of each of the general partners less the market value of the limited partner units held in the underlying MLP. UBS then calculated (1) the ratio of the implied value of the general partner to the current annualized quarterly distributions to the general partner and (2) the ratio of the implied value of the general partner to the distributable cash flow to the general partner.

        At the direction of our Audit and Conflicts Committee, UBS estimated the value of the equity to be issued to our general partner pursuant to the IDR Reduction Transaction to be $506.7 million, based on the proposed issuance of the Consideration and the closing price of our units of $35.96 as of July 21, 2006. At the direction of our Audit and Conflicts Committee, UBS assumed the annual cash flow to be foregone by our general partner pursuant to the IDR Reduction Transaction to be approximately $38.0 million, based on our current annualized quarterly distribution per unit of $2.70. UBS then calculated (1) the ratio of the estimated value of the equity to be issued to our general partner to the assumed current annualized quarterly distributions to be foregone by our general partner and (2) the ratio of the estimated equity value to be issued to our general partner to the distributable cash flow to be foregone by our general partner.

        Estimated financial data for the selected companies were based on publicly available Wall Street research. Estimated financial data for our general partner is based on the financial projections internally prepared by our management. UBS compared the above ratios derived from the selected companies to the corresponding financial ratios implied for our general partner pursuant to the IDR Reduction Transaction.

        This analysis indicated the following multiples:

	Implied GP Value/
Selected Companies:	Annualized Distributions to General Partner	Annual Distributable Cash Flow to General Partner
	(x)	(x)
Mean	32.5	24.2
Median	29.0	22.6
High	50.3	38.4
Low	23.4	9.9
TEPPCO GP implied by the IDR Reduction Transaction	13.3	14.1

Source: Public filings, FactSet, Wall Street research, and TEPPCO's management

        UBS noted that none of the selected companies is either identical or directly comparable to our general partner and that any analysis of selected companies necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading of the selected companies.

  Analysis of Selected MLP General Partnership Transactions

        UBS analyzed 19 transactions from 1997 to 2006 involving sales of MLP general partner interests which ranged from approximately 10% of an MLP general partner to 100% of an MLP general partner. UBS calculated the implied purchase multiple for each of these sales transactions as (1) the ratio of the purchase price of the general partner interest sold to the annualized distributions to that general partner interest and (2) the ratio of the purchase price of the general partner interest sold to the distributable cash flow to that general partner interest, using then-current annualized distributions and forward-year distributable cash flow at the time of the announced transaction as projected by Wall Street research. UBS compared the above ratios derived from the selected transactions to the corresponding financial ratios implied for our general partner pursuant to the IDR Reduction Transaction.

        The analysis indicated the following multiples:

	Purchase Price/
Selected Precedent Transactions:	Annualized Distributions to General Partner	Annual Distributable Cash Flow to General Partner
	(x)	(x)
Mean	26.1	16.8
Median	16.8	12.7
High	115.5	78.2
Low	6.5	3.8
TEPPCO General Partner implied by the IDR Reduction Transaction	13.3	14.1

Source: Public filings, FactSet, Wall Street research, and TEPPCO's management

        UBS noted that none of the selected precedent transactions is either identical or directly comparable to the IDR Reduction Transaction and that any analysis of selected precedent transactions necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition values of the companies concerned.

  Other Factors

        In the course of preparing its opinion, UBS also reviewed and considered other information and data, including:

  •
  historical unit price performance of our partnership since May 2001 relative to that of an index of selected large cap midstream MLPs with operations believed to be reasonably similar to ours for the purpose of the analysis;

  •
  the reports of selected Wall Street analysts and the recommendations and commentary of such analysts about us; and

  •
  selected financial information, ratios and public market multiples of our partnership compared to those of selected large cap midstream MLPs with operations believed to be reasonably similar to ours for the purpose of the analysis.

Miscellaneous

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinion of UBS. In arriving at its fairness determination, UBS considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, UBS made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to us or the transactions contemplated by the IDR Reduction Transaction.

        UBS prepared the analyses described herein for purposes of providing its opinion to our Audit and Conflicts Committee as to the fairness, from a financial point of view, as of the date of UBS's opinion, to our unitholders (other than our general partner, EPCO and their respective affiliates) of the Consideration to be issued to our general partner pursuant to the IDR Reduction Transaction. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of UBS, our management or any other person assumes responsibility if future results are materially different from those forecasted.

        As described above, the opinion of UBS to our Audit and Conflicts Committee was one of many factors taken into consideration by our Audit and Conflicts Committee in making its determination to recommend approval of the IDR Reduction Amendment and Issuance Proposal. UBS was not asked to, and did not, offer any opinion as to the terms or the form of the Amendment Proposals or Issuance Proposal, which was determined by our general partner. The summary contained herein does not purport to be a complete description of the analyses performed by UBS in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of UBS, attached as Exhibit D to this proxy statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE
AMENDMENT PROPOSALS AND THE ISSUANCE PROPOSAL

        The following summary of the anticipated material federal income tax consequences of the proposals to the current unitholders is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date hereof. Changes in these authorities or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

        The federal income tax consequences of the proposals are complex and are subject to significant uncertainties. We have not requested a ruling from the IRS or an opinion of counsel with respect to any tax aspects of the proposals. Thus, no assurance can be given as to the interpretation that the IRS will adopt.

        This summary does not address foreign, state or local tax consequences of the proposals, nor does it purport to address the federal income tax consequences of the proposals to special classes of taxpayers such as persons who acquired their units in compensatory transactions, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations or investors in pass-through entities. This summary addresses only the federal income tax consequences to current unitholders who have held their units as capital assets for more than one year at the date the proposals are effective.

        Accordingly, the following summary of material federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances of each unitholder. Unitholders are urged to consult their own tax advisors for the federal, state, local and other tax consequences applicable to the proposals.

Gain or Loss Upon Effectiveness of the Proposals

        Holders of units should not recognize any gain or loss for federal income tax purposes upon the effectiveness of the Amendment Proposals and the Issuance Proposal.

Effect of Proposals Upon Allocations of Taxable Income or Loss

        We estimate that the Amendment Proposals and the Issuance Proposal, if they become effective, will result in an increase in the amount of net income, or decrease in the amount of net loss, allocable to all of our current unitholders for the period from the effective date of the proposals through December 31, 2008 (the "Projection Period"). We estimate that a holder of units will be allocated, on a cumulative basis, up to $0.78 more net income (or less net loss) per unit during the Projection Period as a result of the effectiveness of the proposals. We estimate this increase in net income (or decrease in net loss) to be less than 12% of the cash expected to be distributed to unitholders with respect to the Projection Period. After the Projection Period, the allocation of an increased amount of net income (or a decreased amount of net loss) to unitholders as a result of the effectiveness of the Proposals may continue.

        Under our partnership agreement, we anticipate that our general partner and our unitholders will be entitled to allocations of 2% and 98%, respectively, of our items of income, gain, loss and deduction during the Projection Period. Items of income, gain, loss and deduction allocated to unitholders are allocated among the unitholders in proportion to the number of units owned by each. Section 704(c) of the Internal Revenue Code and related principles under Treasury Regulations further require that these allocations be adjusted to take into account the differences between the tax basis of our assets and the fair market value of our assets at the time we issue units, in order to avoid shifting of items of income, gain, loss and deduction from one partner to another.

        The issuance of units to our general partner upon the effectiveness of the Amendment Proposals and the Issuance Proposal will cause our general partner to share in the allocations of the 98% of our items of income, gain, loss and deduction allocable to units, in proportion to the number of units issued to our general partner, in addition to receiving allocations of the 2% of our items of income, gain, loss and deduction allocable to its general partner interest. This will reduce the amount of our items of income, gain, loss and deduction allocated to our current unitholders. In addition, the allocations will be adjusted as required under the principles of Section 704(c). The changes in the allocations arising from the effectiveness of the proposals will increase the amount of net income, or decrease the amount of net loss, allocable to our current unitholders.

        The amount and effect of the increase in net income, or decrease in net loss, allocated to a unitholder resulting from the effectiveness of the proposals will depend upon the unitholder's particular situation, including the ability of any particular unitholder to utilize our suspended passive losses. In general, a unitholder's net income with respect to units for a given tax year is expected to be higher, or its net loss is lower, the longer the unitholder has held the units. We estimate that unitholders who purchased their units before May 2003 and do not have passive loss carryovers will experience an immediate increase in their federal income tax liabilities as a result of the effectiveness of the proposals. We expect that unitholders who purchased their units before May 2003 and have passive loss carryovers generally will be entitled to use the passive loss carryovers to offset all or a portion of the increased net income allocated to them and thereby reduce or avoid an immediate increase in their federal income tax liabilities as a result of the effectiveness of the proposals. Finally, we estimate that the effectiveness of the proposals will not increase the cumulative federal income tax liability for the Projection Period of a holder who purchased units after April 2003. However, a unitholder whose federal income tax liability is not increased during the Projection Period as a result of the effectiveness of the proposals may nevertheless experience an increase in the holder's federal income tax liability after the close of the Projection Period from the continuing allocations resulting from the effectiveness of the proposals.

        The estimates above are based upon the assumption that the proposals become effective as of September 1, 2006, that approximately 14 million units will be issued to our general partner upon the effectiveness of the proposals, that the units will have a fair market value of $35.50 per unit at the time the proposals are effective and other assumptions with respect to income, capital expenditures, cash flow, net working capital and anticipated cash distributions. These estimates and assumptions are subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties beyond our control. Further, the estimates are based on current tax law and upon our tax reporting positions, with which the IRS could disagree. Accordingly, we cannot assure you that these estimates will prove to be correct. The actual increase in your net income (or decrease in your net loss) could be higher or lower than our estimate of $0.78 per unit during the Projection Period, and these differences could cause an increase in your federal income tax liability even if you acquired units after April 2003. Any such differences could be material and could materially affect the value of the units. For example, the federal income tax liability of a unitholder who purchases units after April 2003 could be increased during the Projection Period as a result of the effectiveness of the proposals if we make a future offering of units and use the proceeds of the offering in a manner that does not produce substantial additional deductions during the Projection Period, such as to repay indebtedness currently outstanding or to acquire property that is not eligible for depreciation or amortization for federal income tax purposes or that is depreciable or amortizable at a rate significantly slower than the rate currently applicable to our assets.

Effect of Proposals Upon Gain or Loss Recognized Upon a Sale of Units

        A unitholder's tax basis in the units will be increased by the amount of additional income (or decreased by the reduced amount of loss) allocated to the unitholder as a result of the effectiveness of the proposals. As a result, the net amount of income and gain recognized by a unitholder upon a sale of units generally will be decreased (or the net loss recognized on the sale generally will be increased) by an amount equal to the increased income allocations (or decreased loss allocations) resulting from the effectiveness of the proposals. However, there are circumstances under which a holder could recognize a capital loss, or both ordinary income and capital loss, on a sale of units, in which case the increase in the holder's basis in the units resulting from the effectiveness of the proposals may not result in a reduction of the holder's federal income tax liability.

        Unitholders are urged to consult their tax advisors for advice regarding the effect of the adoption of the proposals upon their particular situations.

DESCRIPTION OF UNITS

Units

        Units represent limited partner interests in our partnership that entitle the holders thereof to the rights and privileges specified in our partnership agreement. As of September 5, 2006, there were issued and outstanding 75,713,554 units. Except as described below, the units participate pro rata in our income, gains, losses, deductions, credits and distributions.

        Each holder of a unit is entitled to one vote per unit on all matters presented to the limited partners for a vote. The units are entitled to distributions of available cash as described below.

Distributions of Available Cash

        General.    Within approximately 50 days after the end of each quarter, we will distribute our available cash to unitholders of record on the applicable record date.

        Available Cash.    Available cash is defined in our partnership agreement and generally means, for any quarter, the sum of:

  •
  all our cash receipts during that quarter from all sources, including distributions of cash received from subsidiaries; plus

  •
  any reduction in reserves established in prior quarters;

  •
  less the sum of:

  •
  all our cash disbursements during that quarter, including disbursements for debt service and capital expenditures;

  •
  any reserves established in that quarter in such amounts as the general partner determines to be necessary or appropriate in its reasonable discretion to provide for the proper conduct of our business; and

  •
  any other reserves established in that quarter in such amounts as the general partner determines in its reasonable discretion to be necessary because the distribution of such amounts would be prohibited by applicable law or by any of our debt instruments or other obligations.

Cash from Operations and Cash from Interim Capital Transactions

        General.    All cash distributed to unitholders will be characterized as either "cash from operations" or "cash from interim capital transactions." Our partnership agreement requires that we distribute available cash from operations differently than available cash from interim capital transactions.

        Cash From Operations.    Cash from operations generally consists of, on a cumulative basis:

  •
  $20.0 million, plus

  •
  all our cash receipts during the period since the commencement of our operations through that date, excluding any cash proceeds from any interim capital transactions, less the sum of:

  •
  all our cash operating expenditures during that period including, without limitation, taxes imposed on us;

  •
  all our cash debt service payments during that period other than:

  –
  payments or prepayments of principal and premium required by reason of loan agreements or by lenders in connection with sales or other dispositions of assets; and

      –
      payments or prepayments of principal and premium made in connection with refinancings or refundings of indebtedness;

  •
  all our cash capital expenditures during that period other than:

  –
  cash capital expenditures made to increase the throughput or deliverable capacity or terminaling capacity of our assets, taken as a whole, from the throughput or deliverable capacity or terminaling capacity existing immediately before those capital expenditures; and

  –
  cash expenditures made in payment of transaction expenses relating to interim capital transactions;

  •
  an amount equal to the incremental revenues collected pursuant to a rate increase that are subject to possible refund;

  •
  any reserves that the general partner determines in its reasonable discretion to be necessary or appropriate to provide for future cash expenditures or payment of items of the type referred to in the first three bullet points above, and for distributions with respect to any one or more of the next four calendar quarters.

        Cash from Interim Capital Transactions.    Cash from interim capital transactions consists of all cash distributed other than cash from operations. We will ordinarily generate cash from interim capital transactions from:

  •
  borrowings and sales of debt securities other than for working capital purposes and for items purchased on open account in the ordinary course of business;

  •
  sales of our equity securities; and

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  sales or other dispositions of our assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirement or replacement of assets.

        Characterization of Cash Distributions.    We will treat all available cash distributed as cash from operations until the sum of all available cash distributed since we began operations equals the cash from operations that we generated since we commenced operations through the end of the prior calendar quarter. We will treat any amount distributed in excess of cash from operations, regardless of its source, as cash from interim capital transactions, subject to the limitations described below under the caption "Distributions of Available Cash From Interim Capital Transactions." As reflected above, cash from operations includes $20.0 million. This amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that enables us, if we choose, to distribute as cash from operations up to this amount of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and borrowings, that would otherwise be distributed as cash from interim capital transactions. We do not anticipate that we will make any distributions of cash from interim capital transactions.

Distributions of Available Cash from Cash from Operations

        Cash Distribution Policy Under Current Partnership Agreement.    Under our current partnership agreement, we make distributions of available cash from cash from operations with respect to any quarter in the following manner:

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  first, 98% to all unitholders, pro rata, and 2% to the general partner, until each unitholder receives distributions of $0.275 per unit for that quarter (the "minimum quarterly distribution");

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  second, 85% to all unitholders, pro rata, and 15% to the general partner, until each unitholder receives distributions of $0.325 per unit for that quarter (the "first target distribution");

  •
  third, 75% to all unitholders, pro rata, and 25% to the general partner, until each unitholder receives distributions of $0.450 per unit for that quarter (the "second target distribution"); and

  •
  thereafter, 50% to all unitholders, pro rata, and 50% to the general partner.

        Cash Distribution Policy Under Proposed Partnership Agreement.    If the Amendment Proposals are approved, our general partner's maximum percentage interest in our quarterly distributions will be reduced from 50% to 25%, resulting in elimination of the second target distribution level, and distributions of available cash from cash from operations with respect to any quarter as follows:

  •
  first, 98% to all unitholders, pro rata, and 2% to the general partner, until each unitholder receives the minimum quarterly distribution;

  •
  second, 85% to all unitholders, pro rata, and 15% to the general partner, until each unitholder receives the first target distribution; and

  •
  thereafter, 75% to all unitholders, pro rata, and 25% to the general partner.

Distributions of Available Cash from Interim Capital Transactions

        Our partnership agreement requires that we make distributions of available cash from interim capital transactions, if any, in the following manner:

  •
  first, 98% to all unitholders, pro rata, and 2% to the general partner, until we distribute for each hypothetical unit that was issued in our initial public offering an amount of available cash from interim capital transactions equal to the initial public offering price of $10.00 (which gives effect to the two-for-one split of our units in 1998);

  •
  thereafter, we will make all distributions of available cash from interim capital transactions as if they were cash from operations.

        Effect of a Distribution of Cash from Interim Capital Transactions.    Our partnership agreement treats a distribution of cash from interim capital transactions as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of cash from interim capital transactions made in respect of a hypothetical unit that was issued in our initial public offering and distributions in connection with our liquidation is referred to as "unrecovered capital." Each time a distribution of cash from interim capital transactions is made, the minimum quarterly distribution and target distribution levels will be reduced in the same proportion as the corresponding reduction in unrecovered capital.

        Once we distribute cash from interim capital transactions on a hypothetical unit issued in our initial public offering in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our current partnership agreement specifies that we then make all future distributions from cash from operations, with 50% being paid to the holders of units and 50% to the general partner, or 75% of the holders of units and 25% to the general partner if the Amendment Proposals are approved.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of cash from interim capital transactions, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

  •
  the minimum quarterly distribution;

  •
  target distribution levels; and

  •
  unrecovered capital.

        For example, the two-for-one split of our units in 1998 resulted in reductions of the minimum quarterly distribution, the first and second target distribution levels and unrecovered capital by 50% of their initial levels. Our partnership agreement provides that we not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if legislation is enacted that causes us to become taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and target distribution levels for each quarter will be reduced by multiplying each distribution level by 1 minus the sum of:

  •
  the maximum marginal federal corporate income tax rate, plus

  •
  any increase that results from such legislation in the effective overall state and local income tax rate applicable to us for the taxable year in which such quarter occurs.

        The proposed partnership agreement would similarly reduce the minimum quarterly distribution amount and the target distribution level for entity-level taxation arising from a change in the interpretation of existing law or the enactment of a state or local law subjecting us to entity-level taxation. This amendment would not adjust the minimum quarterly distribution amount or the target distribution level with respect to the new Texas margin tax, since that tax was enacted before the proposed partnership agreement would be adopted.

Distributions of Cash Upon Liquidation

        General.    If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        Manner of Adjustments for Gain Under Current Partnership Agreement.    The manner of the adjustment for gain is set forth in the partnership agreement. We will allocate any net gain to our partners in the following manner:

  •
  first, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  second, 98% to the unitholders, pro rata, and 2% to the general partner, until the capital account for each unit is equal to the unrecovered capital in respect of such unit;

  •
  third, 85% to all unitholders, pro rata, and 15% to the general partner, until the capital account for each unit is equal to the sum of (A) the unrecovered capital in respect of such unit and (B) (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution for each quarter of our existence less (2) the cumulative amount per unit of any distributions of available cash from operations in excess of the minimum quarterly distribution that we distributed 85% to the unitholders, pro rata, and 15% to the general partner for each quarter of our existence (the "first target liquidation amount");

  •
  fourth, 75% to all unitholders, pro rata, and 25% to the general partner, until the capital account for each unit is equal to the sum of (A) the first target liquidation amount and (B) (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence less (2) the cumulative amount per unit of any distributions of available cash from operations in excess of the first target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to the general partner for each quarter of our existence; and

  •
  thereafter, 50% to all unitholders, pro rata, and 50% to the general partner.

        Manner of Adjustments for Gain Under Proposed Partnership Agreement.    If the Amendment Proposals are approved, the highest allocation of any net gain to our general partner will be reduced from 50% to 25%, resulting in allocations of any net gain to our partners in the following manner:

  •
  first, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  second, 98% to the unitholders, pro rata, and 2% to the general partner, until the capital account for each unit is equal to the unrecovered capital in respect of such unit;

  •
  third, 85% to all unitholders, pro rata, and 15% to the general partner, until the capital amount for each unit is equal to the sum of (A) the unrecovered capital in respect of such unit and (B) (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution for each quarter of our existence less (2) the cumulative amount per unit of any distributions of available cash from operations in excess of the minimum quarterly distribution that we distributed 85% to the unitholders, pro rata, and 15% to the general partner for each quarter of our existence; and

  •
  thereafter, 75% to all unitholders, pro rata, and 25% to the general partner.

        Manner of Adjustments for Losses.    We will generally allocate any loss to the general partner and the unitholders in the following manner:

  •
  first, to all partners in proportion to the positive balances in their capital accounts until the capital accounts of all partners have been reduced to zero; and

  •
  thereafter, 100% to the general partner.

        Adjustments to Capital Accounts.    Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation.

THE SPECIAL MEETING

Time and Place

        The special meeting will be held on October 26, 2006, beginning at 1:00 p.m. local time at the Hyatt Regency Houston Hotel, 1200 Louisiana Street, Houston, Texas 77002.

Purpose

        At the special meeting, our unitholders will act upon the following proposals:

    •
    Four proposals by which we would amend and restate our partnership agreement, which we collectively refer to as the "Amendment Proposals":

              (a)   A proposal to revise certain provisions of our partnership agreement that relate to distributions and capital contributions, including reduction of our general partner's maximum percentage interest in our quarterly distributions from 50% to 25%, elimination of our general partner's requirement to make capital contributions to us to maintain a 2% capital account, and adjustment of our minimum quarterly distribution and target distribution levels for entity-level taxes.

              (b)   A proposal to change various voting percentage requirements of our partnership agreement, in most cases from 66 2/3% of outstanding units to a majority of outstanding units.

              (c)   A proposal to supplement and revise certain provisions of our partnership agreement that relate to conflicts of interest and fiduciary duties.

              (d)   A proposal to make additional amendments to our partnership agreement to provide for certain registration rights of our general partner, for the maintenance of the separateness of our partnership from any other person or entity and other miscellaneous matters.

    •
    A proposal to issue units to our general partner as consideration for the IDR Reduction Amendment. The number of units to be issued to our general partner will be based upon a predetermined formula that, based on the distribution rate and the number of units outstanding at the time of the issuance, would result in our general partner receiving cash distributions from the newly-issued units and from its reduced maximum percentage interest in our quarterly distributions that would approximately equal the cash distributions our general partner would have received from its maximum percentage interest in our quarterly distributions without the IDR Reduction Amendment.

    •
    A proposal to approve the terms of the EPCO, Inc. 2006 TPP Long-Term Incentive Plan, which provides for awards of our units and other rights to our non-employee directors and employees of EPCO and its affiliates providing services to us.

    •
    A proposal to approve the terms of the EPCO, Inc. TPP Employee Unit Purchase Plan, which provides for discounted purchases of units by employees of EPCO and its affiliates providing services to us.

Record Date

        Our general partner has fixed the close of business on September 5, 2006 as the record date for the determination of holders of units entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. Only holders of record of units at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A complete list of such record unitholders will be available for inspection in our offices at TEPPCO Partners, L.P., 1100 Louisiana

Street, 13th Floor, Houston, Texas 77002, during normal business hours upon written demand by any holder of our units.

Holders Entitled to Vote

        All unitholders who owned our units at the close of business on the record date, September 5, 2006, are entitled to receive notice of the special meeting and to vote the units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting, subject to limitations in our partnership agreement.

        Each unitholder is entitled to one vote for each unit owned on all matters to be considered. On September 5, 2006, 75,713,554 units were issued and outstanding.

Vote Required

        Under our partnership agreement, the Amendment Proposals require approval by not less than 66 2/3% of the outstanding units. An abstention, broker non-vote, or the failure to vote at all will have the effect of a negative vote for the purposes of votes required to approve any of the Amendment Proposals.

        Under the NYSE Manual, each of the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal requires the approval of a majority of the votes cast by the unitholders, provided that the total votes cast on the proposal represent at least 50% of all units entitled to vote. Votes "for" and "against" and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes "for," plus votes "against," plus abstentions in respect of such proposal, which is referred to as the "NYSE Votes Cast," must be greater than 50% of the total of our outstanding units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast "for" each of the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal.

        The form of proxy provides unitholders the opportunity to vote on each of the seven proposals separately. However, none of the Amendment Proposals, which require approval by at least 66 2/3% of the outstanding units, nor the Issuance Proposal, which requires approval by a majority of the NYSE Votes Cast, will be effective unless all of the Amendment Proposals and the Issuance Proposal are approved by the unitholders.

        A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) FOR all of the Amendment Proposals, FOR the Issuance Proposal, FOR the Incentive Plan Proposal and FOR the Unit Purchase Plan Proposal.

        DFI owns 2,500,000 of our units as of September 5, 2006. DFI has stated its intention to vote all of its units in favor of the Amendment Proposals, Issuance Proposal, the Incentive Plan Proposal and the Unit Purchase Plan Proposal. Because the approval of the proposals by DFI is not sufficient to approve the proposals, we encourage you to take part in the decision process by voting by proxy or at the special meeting.

Quorum

        If 66 2/3% of our outstanding units on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

  •
  are present and vote in person at the meeting; or

  •
  have properly submitted a proxy card.

        Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining a quorum. If an executed proxy is returned by a broker or other nominee holding units in "street name" indicating that the broker does not have discretionary authority as to certain units to vote on the proposals, such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Revocation of Proxies

        To change your vote after you have submitted your proxy card, send in a later-dated, signed proxy card to us or attend the special meeting and vote in person. You may also revoke your proxy by sending in a notice of revocation to us at the address set forth in the notice. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy. If you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or nominee provides to change those instructions.

Solicitation

        The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mails, proxies may be solicited by employees of the general partner, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. We have retained Georgeson Inc. (a proxy solicitor) to aid in the solicitation of proxies, and we expect to pay a total of approximately $25,000, plus out-of-pocket expenses, for solicitation services. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

Adjournment

        Our general partner or its representative may adjourn the special meeting to another date and/or place for any purpose, including, without limitation, for the purpose of soliciting additional proxies. In addition, our partnership agreement provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding units represented either in person or by proxy.

No Unitholder Proposals

        Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners' limited liability under the Delaware Revised Uniform Limited Partnership Act ("Delaware Act") or the law of any other state in which we are qualified to do business.

Dissenters' Rights

        We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters' rights are not available to our unitholders with respect to the matters to be voted on at the special meeting.

HOUSEHOLDING MATTERS

        Unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact our Investor Relations Department at (800) 659-0059 or write to Investor Relations, TEPPCO Partners, L.P., 1100 Louisiana, Suite 1800, Houston, Texas 77002. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your units through a bank, broker or other unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the unitholder of record.

FORWARD-LOOKING STATEMENTS

        This proxy statement contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that express belief, expectation, estimates or intentions, as well as those that are not statements of historical facts are forward-looking statements. The words "proposed", "anticipate", "potential", "may", "will", "could", "should", "expect", "estimate", "believe", "intend", "plan", "seek" and similar expressions are intended to identify forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements included herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future distributions, estimated future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. While we believe our expectations reflected in these forward-looking statements are reasonable, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including general economic, market or business conditions, the opportunities (or lack thereof) that may be presented to and pursued by us, competitive actions by other pipeline companies, changes in laws or regulations and other factors, many of which are beyond our control. For example, the demand for refined products is dependent upon the price, prevailing economic conditions and demographic changes in the markets served, trucking and railroad freight, agricultural usage and military usage; the demand for propane is sensitive to the weather and prevailing economic conditions; the demand for petrochemicals is dependent upon prices for products produced from petrochemicals; the demand for crude oil and petroleum products is dependent upon the price of crude oil and the products produced from the refining of crude oil; and the demand for natural gas is dependent upon the price of natural gas and the locations in which natural gas is drilled. We are also subject to regulatory factors such as the amounts we are allowed to charge our customers for the services we provide on our regulated pipeline systems. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements, and we cannot assure you that actual results or developments that we anticipate will be realized or, even if substantially realized, will have the expected consequences to or effect on us or our business or operations. Also, note that we provide a cautionary discussion of risks and uncertainties under the captions "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Current Report on Form 8-K filed

June 16, 2006 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006.

        The forward-looking statements contained herein speak only as of the date hereof. Except as required by the federal and state securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein, in our Annual Report on Form 10-K, in our Current Report on Form 8-K filed June 16, 2006, in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006, and in our subsequent periodic reports filed with the Securities and Exchange Commission ("SEC"). In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein may not occur. For additional discussion of such risks and uncertainties, see our Annual Report on Form 10-K for the year ended December 31, 2005, and other filings we have made with the SEC.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public at the SEC's website at www.sec.gov. Our units are listed on the New York Stock Exchange. Reports and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also request a copy of our filings by contacting our Investor Relations Department at (800) 659-0059 or write to us at TEPPCO Partners, L.P., 1100 Louisiana Street, Suite 1800, Houston, Texas 77002, Attention: Investor Relations. Our filings are also available on our website at www.teppco.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following items of our Current Report on Form 8-K (File No. 1-10403), filed with the SEC on June 16, 2006, are incorporated herein by reference:

  •
  Consolidated Financial Statements of TEPPCO Partners, L.P., appearing on pages F-1 through F-60 of Exhibit 99 thereto;

  •
  Item 6 — Selected Financial Data, appearing on pages 1 through 2 of Exhibit 99 thereto; and

  •
  Item 7 — Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing on pages 3 through 29 of Exhibit 99 thereto.

        The following items of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 1-10403) are incorporated herein by reference:

  •
  Item 7A — Quantitative and Qualitative Disclosures About Market Risk; and

  •
  Item 9 — Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

        The following items of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 (File No. 1-10403) are incorporated herein by reference:

  •
  Item 1 — Consolidated Financial Statements of TEPPCO Partners, L.P.;

  •
  Item 2 — Management's Discussion and Analysis of Financial Condition and Results of Operations; and

  •
  Item 3 — Quantitative and Qualitative Disclosures About Market Risk.

        Exhibit 99.1 to our Current Report on Form 8-K (File No. 1-10403), filed with the SEC on April 3, 2006, is incorporated herein by reference.

        Exhibit 99.1 to our Current Report on Form 8-K (File No. 1-10403), filed with the SEC on August 30, 2006, is incorporated herein by reference.

Our independent registered public accountants are not expected to be present at the special meeting.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special meeting, to the extent that they update the information included herein or incorporated by reference above, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        We will provide you, without charge, a copy of any of the information incorporated by reference in this proxy statement (excluding exhibits) by first class mail or other equally prompt means within one business day of receiving a written request directed to us at:

        Investor Relations Department
        TEPPCO Partners, L.P.
        1100 Louisiana Street
        Suite 1800
        Houston, Texas 77002

or by calling us at:

        (800) 659-0059

Exhibit A

EXHIBIT A

FORM OF FOURTH AMENDED AND

RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF

TEPPCO PARTNERS, L.P.

TABLE OF CONTENTS

ARTICLE 1—ORGANIZATIONAL MATTERS		~~2~~A-1
1.1	Continuation	~~2~~A-1
1.2	Name	~~2~~A-2
1.3	Registered Office; Principal Office	~~2~~A-2
1.4	Power of Attorney	A-2
1.5	Term	~~4~~A-3
1.6	Possible Restrictions on Transfer	~~4~~A-3
ARTICLE 2—DEFINITIONS		A-4
ARTICLE 3—PURPOSE		~~13~~A-14
3.1	Purpose and Business	~~13~~A-14
3.2	Powers	~~14~~A-14
ARTICLE 4—CAPITAL CONTRIBUTIONS		~~14~~A-14
4.1	Issuances of LP Units and Other Securities	~~14~~A-14
4.2	Limited Preemptive Rights	~~15~~A-16
4.3	Capital Accounts	~~15~~A-16
4.4	Interest	~~18~~A-18
4.5	No Withdrawal	~~18~~A-18
4.6	Loans from Partners	~~18~~A-18
4.7	No Fractional LP Units	~~18~~A-19
4.8	Splits and Combinations	~~18~~A-19
~~4.9~~	~~Class B Units.~~	~~19~~
ARTICLE 5—ALLOCATIONS AND DISTRIBUTIONS		A-21
5.1	Allocations for Capital Account Purposes	A-21
5.2	Allocations for Tax Purposes	A-25
5.3	Requirement and Characterization of Distributions	A-27
5.4	~~Allocations of~~ Distributions of Cash from Operations	A-27
5.5	Distributions of Cash from Interim Capital Transactions	A-28
5.6	~~Definitions~~[Reserved.]	A-28
5.7	Adjustment of Minimum Quarterly Distribution, First Target Distribution ~~Levels~~Level and Unrecovered Capital	~~32~~A-30
ARTICLE 6—MANAGEMENT AND OPERATION OF BUSINESS		~~33~~A-31
6.1	Management	~~33~~A-31
6.2	Certificate of Limited Partnership	~~34~~A-32
6.3	Restrictions on General Partner's Authority	~~34~~A-32
6.4	Reimbursement of the General Partner	~~35~~A-33
6.5	Outside Activities	~~36~~A-34
6.6	Loans to and from the General Partner; Contracts with Affiliates	~~36~~A-34
6.7	Indemnification	~~37~~A-35
6.8	Liability of Indemnitees	~~39~~A-37
6.9	Resolution of Conflicts of Interest	~~39~~A-37
6.10	Other Matters Concerning the General Partner	~~41~~A-39
6.11	Title to Partnership Assets	~~41~~A-39
6.12	Purchase or Sale of LP Units	~~41~~A-39

Exhibit A-i

6.13	Reliance by Third Parties	~~42~~A-39
6.14	Registration Rights of Duke and its Affiliates	~~42~~A-40
6.15	Registration Rights of the General Partner and its Affiliates	A-41
6.16	Certain Undertakings Relating to Separateness of the Partnership	A-44
ARTICLE 7—RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS		~~44~~A-46
7.1	Limitation of Liability	~~44~~A-46
7.2	Management of Business	~~44~~A-46
7.3	Outside Activities	~~44~~A-46
7.4	Return of Capital	~~44~~A-46
7.5	Rights of Limited Partners Relating to the Partnership	~~45~~A-46
ARTICLE 8—BOOKS, RECORDS, ACCOUNTING AND REPORTS		~~45~~A-47
8.1	Records and Accounting	~~45~~A-47
8.2	Fiscal Year	~~46~~A-47
8.3	Reports	~~46~~A-47
ARTICLE 9—TAX MATTERS		~~46~~A-48
9.1	Preparation of Tax Returns	~~46~~A-48
9.2	Tax Elections	~~46~~A-48
9.3	Tax Controversies	~~47~~A-48
9.4	[Reserved.]	A-48
9.5	Withholding	~~47~~A-48
~~9.6~~	~~Entity-Level Taxation~~	~~48~~
9.6	[Reserved]	A-48
9.7	Entity-Level Arrearage Collections	~~48~~A-49
9.8	Opinions of Counsel	~~48~~A-49
ARTICLE 10—LP UNIT CERTIFICATES		~~48~~A-49
10.1	LP Unit Certificates	~~48~~A-49
10.2	Registration, Registration of Transfer and Exchange	~~48~~A-50
10.3	Mutilated, Destroyed, Lost or Stolen LP Unit Certificates	~~49~~A-50
10.4	Record Holder	~~50~~A-51
ARTICLE 11—TRANSFER OF INTERESTS		~~50~~A-51
11.1	Transfer	~~50~~A-51
11.2	Transfer of General Partner's Partnership Interest	~~50~~A-51
11.3	Transfer of LP Units	~~51~~A-52
11.4	Restrictions on Transfers	~~52~~A-52
11.5	Citizenship Certificates; Non-citizen Assignees	~~52~~A-52
11.6	Redemption of Interests	~~53~~A-53
ARTICLE 12—ADMISSION OF PARTNERS		~~54~~A-54
12.1	Admission of Substituted Limited Partners	~~54~~A-54
12.2	Admission of Successor General Partner	~~55~~A-55
12.3	Admission of Additional Limited Partners	~~55~~A-55
12.4	Amendment of Agreement and Certificate of Limited Partnership	~~55~~A-55
ARTICLE 13—WITHDRAWAL OR REMOVAL OF PARTNERS		A-56
13.1	Withdrawal of the General Partner	A-56
13.2	Removal of the General Partner	~~57~~A-57

Exhibit A-ii

13.3	Interest of Departing Partner and Successor General Partner	~~57~~A-57
13.4	Withdrawal of Limited Partners	A-58
ARTICLE 14—DISSOLUTION AND LIQUIDATION		A-58
14.1	Dissolution	A-58
14.2	Liquidation	~~59~~A-59
14.3	Distributions in Kind	A-59
14.4	Cancellation of Certificate of Limited Partnership	~~60~~A-60
14.5	Reasonable Time for Winding Up	A-60
14.6	Return of Capital	A-60
14.7	No Capital Account Restoration	A-60
14.8	Waiver of Partition	A-60
ARTICLE 15—AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE		A-60
15.1	Amendment to be Adopted Solely by General Partner	A-60
15.2	Amendment Procedures	A-61
15.3	Amendment Requirements	~~62~~A-61
15.4	Meetings	A-62
15.5	Notice of a Meeting	A-62
15.6	Record Date	A-62
15.7	Adjournment	A-62
15.8	Waiver of Notice; Approval of Meeting; Approval of Minutes	A-63
15.9	Quorum	A-63
15.10	Conduct of Meeting	A-63
15.11	Action Without a Meeting	A-64
15.12	Voting and Other Rights	A-64
ARTICLE 16—MERGER		A-64
16.1	Authority	A-64
16.2	Procedure for Merger or Consolidation	A-64
16.3	Approval by Limited Partners of Merger or Consolidation	A-65
16.4	Certificate of Merger	A-66
16.5	Effect of Merger	A-66
ARTICLE 17—RIGHT TO ACQUIRE LP UNITS		A-66
17.1	Right to Acquire LP Units	A-66
ARTICLE 18—GENERAL PROVISIONS		A-68
18.1	Addresses and Notices	A-68
18.2	Titles and Captions	~~71~~A-68
18.3	Pronouns and Plurals	~~71~~A-68
18.4	Further Action	A-68
18.5	Binding Effect	A-68
18.6	Integration	A-69
18.7	Creditors	A-69
18.8	Waiver	A-69
18.9	Counterparts	A-69
18.10	Applicable Law	A-69
18.11	Invalidity of Provisions	A-69
~~18.12~~	~~Amendments to Reflect the Contribution Agreement~~	~~69~~

Exhibit A-iii

~~THIRD~~FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
TEPPCO PARTNERS, L.P.

        THIS ~~THIRD~~FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF TEPPCO PARTNERS, L.P., dated as of ~~September 21, 2001,~~                        , 2006, is entered into by and among Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (the "Company"), as the General Partner, and the Limited Partners of the Partnership, as hereinafter provided.

        ~~WHEREAS~~ In consideration of the covenants, conditions and agreements contained herein, the General Partner and the other parties ~~thereto entered into that certain Agreement of Limited Partnership of the Partnership dated as of March 7, 1990 (the "1990 Agreement"); and~~

        ~~WHEREAS, the General Partner, acting pursuant to Section 15.1 of the 1990 Agreement, amended and restated the 1990 Agreement, and such amendment and restatement was evidenced by that certain~~hereto hereby amend and restate the Third Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P. dated as of ~~July 21, 1998 (the "July 1998 Agreement"); and~~

        ~~WHEREAS, the General Partner, acting pursuant to Sections 4.1 and 15.1 of the July 1998 Agreement, amended and restated the July 1998 Agreement to create a class of LP Units designated the "Class B Units," and to fix the preferences and relative, participating, optional and other special rights, powers and duties appertaining to the Class B Units, and such amendment and restatement was evidenced by that certain Second Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P. dated as of November 30, 1998 (the "November 1998 Agreement"); and~~

        ~~WHEREAS, the General Partner and the other parties thereto entered into that certain Contribution, Assignment and Amendment Agreement dated as of July 26, 2001 (the "Contribution Agreement"), pursuant to which the General Partner transferred its general partner interests in TE Products Pipeline Company, Limited Partnership ("TE Products") and TCTM, L.P. ("TCTM") to the Operating General Partner (as defined herein) and pursuant to which the Operating General Partner became the general partner of TE Products and TCTM; and~~

        ~~WHEREAS, pursuant to the authority granted to the General Partner in the 1990 Agreement, the July 1998 Agreement and the November 1998 Agreement, the General Partner desires (i) to amend the November 1998 Agreement to more fully reflect the transactions contemplated and the amendments made by the Contribution Agreement, and (ii) to restate the November 1998 Agreement as so amended; and~~

        ~~WHEREAS, Section 15.1 of the November 1998 Agreement permits the General Partner, without the approval of any Limited Partner or Assignee, to amend the November 1998 Agreement to effect the intent hereof;NOW, THEREFORE, the General Partner does hereby amend and restate the November 1998 Agreement~~ September 21, 2001 to provide, in its entirety, as follows:

ARTICLE 1 ORGANIZATIONAL MATTERS

        1.1    Continuation.    The General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Exhibit A-1

        1.2    Name.    The name of the Partnership shall be "TEPPCO Partners, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners. Notwithstanding the foregoing, unless otherwise permitted by PEC and Duke, the Partnership shall change its name to a name not including "TEPPCO," "Texas Eastern", "PanEnergy" or "Duke" and shall cease using the name TEPPCO," "Texas Eastern," "PanEnergy", "Duke" or other names or symbols associated therewith at such time as neither Texas Eastern Products Pipeline Company nor another Affiliate of PanEnergy or Duke is the general partner of the Partnership.

        1.3    Registered Office; Principal Office.    Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership and the address of the General Partner shall be ~~2929 Allen Parkway~~1100 Louisiana Street, 13th Floor, Houston, Texas~~77019-2119,~~ 77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

        1.4    Power of Attorney.

        (a)   Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.2, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

            (i)  execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof and thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12, 13 or 14 or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of LP Units or other securities issued pursuant to Section 4.1; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article 16 or a conversion of the Partnership into another entity pursuant to Section 1.6 or the Delaware Act; and

Exhibit A-2

           (ii)  execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series.

        Nothing contained in this Section 1.4 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 15, or as may be otherwise expressly provided for in this Agreement.

        (b)   The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

        1.5    Term.    The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2084, or until the earlier termination of the Partnership in accordance with the provisions of Article 14. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

        1.6    Possible Restrictions on Transfer.    Notwithstanding anything to the contrary contained in this Agreement, in the event of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the Treasury Department ("Treasury Regulation"), (iii) any ruling by the Internal Revenue Service or (iv) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership for federal income tax purposes as a corporation or would otherwise subject the Partnership to being taxed as an entity for federal income tax purposes, then, either (a) the General Partner may impose such restrictions on the transfer of ~~LP Units of~~ Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership from being taxed as a corporation or otherwise as an entity for federal income tax purposes, including, without limitation, making any amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions~~,~~; provided, that any such amendment to this Agreement that would result in the delisting or suspension of trading of ~~the~~any class of LP Units on any National Securities Exchange on which ~~the~~such class of LP Units are then traded must be approved by the holders of at least ~~66 2/3%~~a majority of the Outstanding LP Units~~, voting as a separate~~ of such class or (b) upon the recommendation of the General Partner and the approval of ~~the holders of at least 66 2/3% of the Outstanding LP Units~~a Unit Majority, the Partnership may be converted into and reconstituted as a trust or any other type of legal

Exhibit A-3

entity (the "New Entity") in the manner and on other terms so recommended and approved. In such event, the business of the Partnership shall be continued by the New Entity and the LP Units shall be converted into equity interests of the New Entity in the manner and on the terms so recommended and approved. Notwithstanding the foregoing, no such reconstitution shall take place unless the Partnership shall have received an Opinion of Counsel to the effect that the liability of the Limited Partners for the debts and obligations of the New Entity shall not, unless such Limited Partners take part in the control of the business of the New Entity, exceed that which otherwise had been applicable to such Limited Partners as limited partners of the Partnership under the Delaware Act.

ARTICLE 2 DEFINITIONS

        The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.3 and who is shown as such on the books and records of the Partnership.

        "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-2(g)(i) and 1.701-2(i)(5) to be allocated to such Partner in subsequent years under items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-2(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.3(d)(i) or 4.3(d)(ii).

        "Administrative Services Agreement" means the Third Amended and Restated Administrative Services Agreement by and among EPCO, Enterprise Products Partners L.P., Enterprise Products Operating L.P., Enterprise Products GP, LLC and Enterprise Products OLPGP, Inc., Enterprise GP Holdings L.P., EPE Holdings, LLC, the Partnership, the General Partner, the Operating General Partner and the Operating Partnerships dated August 15, 2005, but effective as of February 24, 2005, as it may be amended, supplemented or restated from time to time.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1 including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

        "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt~~;~~, and the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties conveyed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

        "Agreement" means this ~~Third~~Fourth Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P., as it may be amended, supplemented or restated from time to time.

Exhibit A-4

        "Assignee" means a Non-citizen Assignee or a Person to whom one or more LP Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

        ~~"Available Cash" has the meaning assigned to such term in Section 5.6(a).~~

        "Audit and Conflicts Committee" means a committee of the board of directors of the General Partner composed entirely of three or more directors who meet the independence, qualification and experience requirements of the New York Stock Exchange, and at least one of whom also meets the S&P Criteria.

        "Available Cash" means, with respect to any calendar quarter, (i) the sum of (A) all cash receipts of the Partnership during such quarter from all sources (including, distributions of cash received from any Subsidiary) and (B) any reduction in reserves established in prior quarters, less (ii) the sum of (aa) all cash disbursements of the Partnership during such quarter (including disbursements for taxes of the Partnership as an entity, debt service and capital expenditures) and (bb) any reserves established in such quarter in such amounts as the General Partner determines to be necessary or appropriate in its reasonable discretion (x) to provide for the proper conduct of the business of the Partnership or any Subsidiary (including reserves for future rate refunds or capital expenditures) or (y) to provide funds for distributions with respect to any of the next four calendar quarters and (cc) any other reserves established in such quarter in such amounts as the General Partner determines in its reasonable discretion to be necessary because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership or any Subsidiary is a party or by which it is bound or its assets are subject. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership which reduce "Available Cash," but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce "Available Cash," but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to Partners. Notwithstanding the foregoing, "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

        "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.3 and the hypothetical balance of such Partner's Capital account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the States of Texas or New York shall not be regarded as a Business Day.

        "Capital Account" means the capital account maintained for a Partner or Assignee pursuant to Section 4.3.

        "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner has contributed or may contribute to the Partnership pursuant to Section 4.1 or 13.3(c).

Exhibit A-5

        "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.3(d)(i) and 4.3(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

        ~~"Cash from Interim Capital Transactions" has the meaning assigned to such term in Section 5.6(b).~~

        ~~"Cash from Operations" has the meaning assigned to such term in Section 5.6(c).~~

        "Cash from Interim Capital Transactions" means, at any date, such amounts of Available Cash as are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3.

        "Cash from Operations" means, at any date but prior to commencement of the dissolution and liquidation of the Partnership, on a cumulative basis, $20 million plus all cash receipts of the Partnership or any Subsidiary from their operations (excluding any cash proceeds from any Interim Capital Transactions or Termination Capital Transactions) during the period since the Partnership Inception through such date less the sum of (i) all cash operating expenditures of the Partnership or any Subsidiary during such period, including, without limitation, taxes imposed on the Partnership or any Subsidiary as an entity, (ii) all cash debt service payments of the Partnership or any Subsidiary during such period (other than payments or prepayments of principal and premium required by reason of loan agreements (including, covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness provided, that any payment or prepayment of principal, whether or not then due, shall be determined at the election and in the discretion of the General Partner, to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or any Subsidiary simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred), (iii) all cash capital expenditures of the Partnership or any Subsidiary during such period (other than (A) all cash capital expenditures made to increase the throughput or deliverable capacity or terminaling or storage capacity (assuming normal operating conditions, including down-time and maintenance) of the assets of the Partnership or any Subsidiary taken as a whole, from the throughput or deliverable capacity or terminaling or storage capacity (assuming normal operating conditions, including down-time and maintenance) existing immediately prior to such capital expenditures and (B) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions), (iv) an amount equal to the incremental revenues collected pursuant to a rate increase that are, at such date, subject to possible refund, (v) any reserves outstanding as of such date which the General Partner determines in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in clauses (i) through (iii) of this sentence and (vi) any reserves outstanding as of such date that the General Partner determines to be necessary or appropriate in its reasonable discretion to provide funds for distributions with respect to any one or more of the next four calendar quarters, all as determined on a consolidated basis and after elimination of intercompany items and the Company's general partner interest in the Subsidiaries. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash operating expenditures of the Partnership which reduce "Cash from Operations," but the payment or withholding thereof shall be deemed to be a distribution of Available Cash constituting Cash From Operations to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce "Cash from Operations," but the payment or withholding thereof shall not be deemed to be a distribution to Partners. For purposes of the foregoing, reserves do not include reserves outstanding at Partnership Inception. Cash from

Exhibit A-6

Operations shall be deemed to have been reduced as of January l, 1994, by the amount of the initial $20 million cash balance that shall not have been expended by such date on expansive capital expenditures. In determining the amount of the $20 million used for expansive capital expenditures, any increase in Partnership consolidated indebtedness after the Closing Date (other than working capital borrowings) shall be deemed to have been used for expansive capital expenditures prior to the expenditure of such $20 million. Therefore, the $20 million will be deemed to have been used for expansive capital expenditures only to the extent such expenditures exceed such increase in indebtedness.

        "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

        "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2 hereof, as such Certificate may be amended and/or restated from time to time.

        "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

        ~~"Class B Unit" means one of that certain class of LP Units with those special rights and obligations specified in this Agreement as being appurtenant to a "Class B Unit".~~

        "Closing Price" has the meaning assigned to such term in Section 17.1(a).

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

        "Commission" means the United States Securities and Exchange Commission.

        "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.3(d)(i), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

        ~~"Contributing Partner" means each Partner contributing a Contributed Property.~~

        ~~"Contribution Agreement" has the meaning assigned to such term in the recitals hereto.~~

        "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(ix).

        "Current Market Price" has the meaning assigned to such term in Section 17.1(a).

        "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ~~§~~Section 17-101, et. seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Departing Interest" has the meaning assigned to such term in Section 13.3(a).

        "Departing Partner" means a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 13.1 or Section 13.2.

        "Duke" means Duke Energy Corporation, a Delaware corporation.

Exhibit A-7

        "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(1).

        "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which the Partnership or any Subsidiary does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership or any Subsidiary to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

        "EPCO" means EPCO, Inc. (formerly Enterprise Products Company), a Texas subchapter S corporation.

        "Event of Withdrawal" has the meaning assigned to such term in Section 13.1(a).

        "Exchange Act" means the Securities Exchange Act of 1934 as amended, supplemented or restated from time to time, and any successor to such statute.

        "Exchange Units" has the meaning assigned to such term in Section 4.3(e).

        "First Liquidation Target Amount" has the meaning assigned to such term in Section 5.1(c)(i)~~(D)~~(C).

        "First Target Distribution" ~~has the meaning assigned to such term in Section 5.6(d).~~means $0.65 per LP Unit, subject to adjustments that have been or may be made in accordance with Section 5.7.

        "General Partner" means Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company, and its successors as general partner of the Partnership.

        "General Partner Equity Value" means, as of any date of determination, the fair market value of the General Partner's Partnership Interest, as determined by the General Partner using whatever reasonable method of valuation it may adopt; provided, however, if any such valuation occurs at a time that the General Partner holds LP Units, such LP Units must be taken into account in determining the General Partner Equity Value.

        "Holder" has the meaning assigned to such term in Section 6.15(a).

        "Holder Indemnified Persons" has the meaning assigned to such term in Section 6.15(d).

        "Indemnitee" means (a) the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, (b) any Person who is or was an officer, director, ~~employee,~~ partner, ~~agent~~ or trustee of the General Partner or any Departing Partner or any such Affiliate, ~~or~~(c) any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, ~~employee,~~ partner, ~~agent~~ or trustee of another Person, including the Operating General Partner~~.~~; provided that such Person shall not be an Indemnitee pursuant to this clause (c) by reason of providing, on a fee-for-service basis, trustee, fiduciary or custodial services, or (d) any Person the General Partner designates as an Indemnitee for purposes of this Agreement.

        "Initial Offering" means the initial offering of Units to the public, as described in the Registration Statement.

        "Initial Unit Price" means $20 per LP Unit~~.~~, subject to adjustments that have been or may be made in accordance with Section 5.7.

        ~~"Interim Capital Transactions" has the meaning assigned to such term in Section 5.6(e).~~

        "Interim Capital Transactions" means (i) borrowings and sales of debt securities (other than for working capital purposes and for items purchased on open account in the ordinary course of business) by the Partnership or any Subsidiaries (ii) sales of equity interests by the Partnership or any Subsidiaries and (iii) sales or other voluntary or involuntary dispositions of any assets of the

Exhibit A-8

Partnership or any Subsidiaries (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including accounts receivable or (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

        "Issue Price" means $18.62 per LP Unit.

        "Limited Partner" means each initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 13.3 and, solely for purposes of Articles 4, 5 and 6 and Sections 14.3 and 14.4, shall include an Assignee.

        "Limited Partner Equity Value" means, as of any date of determination, the amount equal to the product obtained by multiplying (a) the total number of LP Units Outstanding (immediately prior to an issuance of LP Units or distribution of cash or Partnership property), other than LP Units held by the General Partner by (b)(i) in the case of a valuation required by Section 4.3(d)(i) (other than valuations caused by sales of a de minimis quantity of LP Units), the Issue Price of the additional LP Units referred to in Section 4.3(d)(i) or (ii) in the case of a valuation required by Section 4.3(d)(ii) (or a valuation required by Section 4.3(d)(i) caused by sales of a de minimis quantity of LP Units), the Closing Price.

        "Liquidator" means the General Partner or other Person approved pursuant to Section ~~14.3~~14.2 who performs the functions described therein.

        "LP Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and Assignees~~, and includes Units and Class B Units~~.

        "LP Unit Certificate" means a certificate in such form as may be adopted from time to time by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more LP Units of the class designated in such certificate.

        ~~"Mandatory Redemption Notice" has the meaning assigned to such term in Section 4.9(b).~~

        "Merger Agreement" has the meaning assigned to such term in Section 16.1.

        ~~"Minimum Gain Attributable to Partner Nonrecourse Debt" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).~~

        "Minimum Quarterly Distribution" ~~has the meaning assigned to such term in Section 5.6(f).~~ means $0.55 per calendar quarter, subject to adjustments that have been or may be made in accordance with Section 5.7.

        "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, or the Nasdaq National Market or any successor thereto.

        "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.3(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

        "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital

Exhibit A-9

Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.3(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, the applicable Net Income or Net Loss shall be recomputed without regard to such item.

        "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.3(b) and shall not include any items specifically allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, the applicable Net Income or Net Loss shall be recomputed without regard to such item.

        ~~"Net Termination Gain" has the meaning assigned to such term in Section 5.6(g).~~

        ~~"Net Termination Loss" has the meaning assigned to such term in Section 5.6(h).~~

        "Net Termination Gain" means, for any taxable period, the sum, if positive, of all items of income, gain or loss recognized by the Partnership (including, without limitation, such amounts recognized through a Subsidiary) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.3(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, the applicable Net Termination Gain or Net Termination Loss shall be recomputed without regard to such item.

        "Net Termination Loss" means, for any taxable period, the sum, if negative, of all items of income, gain or loss recognized by the Partnership (including, without limitation, such amounts recognized through a Subsidiary) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.3(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, the applicable Net Termination Gain or Net Termination Loss shall be recomputed without regard to such item.

        "New Entity" has the meaning assigned to such term in Section 1.6.

        "Non-citizen Assignee" means a Person ~~who~~whom the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

        "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a ~~Non-recourse~~Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

        "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance

Exhibit A-10

with the principles of Treasury Regulation ~~Sections~~Section1.704-2(b~~)(1) and 1.704-2(c~~), are attributable to a Nonrecourse Liability.

        "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section ~~1.704-2(b~~1.752-1(a)(~~3~~2).

        "Notice of Election to Purchase" has the meaning assigned to such term in Section 17.1(b).

        ~~"Notice of Intent to Convert" has the meaning assigned to such term in Section 4.9(b).~~

        "Operating General Partner" means TEPPCO GP, Inc., a Delaware corporation and wholly owned subsidiary of the Partnership, and any successors and permitted assigns as the general partner of the Operating Partnerships.

        "Operating Partnerships" means TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership, TCTM, L.P., a Delaware limited partnership, TEPPCO Midstream Companies, L.P. and such other Persons that are treated as partnerships for federal income tax purposes and that are majority-owned directly by the Partnership and controlled by the Partnership (whether by direct or indirect ownership of the general partner of such Person or otherwise) and established or acquired for the purpose of conducting the business of the Partnership.

        "Operating Partnership Agreements" means the agreements of limited partnership of any Operating Partnership that is a limited partnership, or any limited liability company agreement of any Operating Partnership that is a limited liability company that is treated as a partnership for federal income tax purposes, as such may be amended, supplemented or restated from time to time.

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

        "Outstanding" means all LP Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

        "Partner" means a General Partner or a Limited Partner and, solely for purposes of Articles 4, 5 and 6 and Sections 14.3 and 14.4, shall include an Assignee.

        "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

        "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Sections 1.704-2(i)(2).

        "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation ~~Sections~~Section1.704-2(i~~)(1) and 1.704-2(i)(2~~), are attributable to a Partner Nonrecourse Debt.

        "Partnership" means TEPPCO Partners, L.P., a Delaware limited partnership, and any successor thereto.

        "Partnership Group" means the Partnership, the Operating General Partner, the Operating Partnerships and any Subsidiary of any of these entities, treated as a single consolidated entity.

        "Partnership Inception" means March 7, 1990.

        "Partnership Interest" means the interest of a Partner in the Partnership, which, in the case of a Limited Partner or an Assignee, shall be expressed in terms of LP Units.

        "Partnership Minimum Gain" means ~~the~~that amount determined in accordance with the principles of Treasury Regulation ~~Sections 1.704-2(b)(2) and~~Section 1.704-2(d).

Exhibit A-11

        "Partnership Securities" has the meaning assigned to such term in Section 4.1(b).

        "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

        "PEC" means PanEnergy Corp., a Delaware corporation.

        "Per LP Unit Capital Account" means, as of any date of determination, the Capital Account, stated on a per LP Unit basis, underlying any LP Unit held by a Unitholder.

        "Percentage Interest" means as of the date of such determination (a) as to the General Partner, 1.999999% and (b) as to any Limited Partner or Assignee holding LP Units, the product of (i) 98.000001% multiplied by (ii) the quotient of (x) the number of LP Units held by such Limited Partner or Assignee divided by (y) the total number of all LP Units then Outstanding; provided, however, that following any issuance of additional LP Units by the Partnership in accordance with Section 4.1 hereof, proper adjustment shall be made to the Percentage Interest represented by each LP Unit to reflect such issuance.

        "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

        "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding LP Units (other than LP Units owned by the General Partner and its Affiliates) pursuant to Article 17.

        "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by ~~Sections~~Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

        "Record Date" means the date established by the General Partner for determining (a) the identity of Limited Partners (or Assignees if applicable) entitled ~~income~~ to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners, or (b) the identity of Record Holders entitled to receive any report or distribution.

        "Record Holder" means the Person in whose name an LP Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day.

        "Redeemable LP Units" means any LP Units for which a redemption notice has been given, and has not been withdrawn, under Section 11.6.

        "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-32203), as it may have been amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Units in the Initial Offering.

        "Required Allocations" means (a) any ~~allocation (or~~ limitation imposed on any allocation~~) of an item~~ of Net Losses or Net Termination Losses under Section 5.1(b) or Section 5.1(c)(ii) and (b) any allocation of income, gain, loss or deduction ~~or loss~~ pursuant to ~~(a) the proviso clause of Section 5.1(b)(ii) or (b)~~ Sections 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(~~iv), 5.1(d)(v), 5.1(d)(~~vi) ~~and 5.1(d)(viii), such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code~~or 5.1(d)(viii).

        "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is

Exhibit A-12

not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

        ~~"Second Liquidation Target Amount" has the meaning assigned to such term in Section 5.1(c)(i)(E).~~

        ~~"Second Target Distribution" has the meaning assigned to such term in Section 5.6(i).~~

        "S&P Criteria" means, with respect to a duly appointed member of the Audit and Conflicts Committee, that the member had not been, at the time of such appointment or at any time in the preceding five years, (a) a direct or indirect legal or beneficial owner of interests in the Partnership or any of its Affiliates (excluding de minimis ownership interests), (b) a creditor, supplier, employee, officer, director, family member, manager or contractor of the Partnership or its Affiliates, or (c) a person who controls (whether directly, indirectly or otherwise) the Partnership or its Affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of the Partnership or its Affiliates.

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Special Approval" means approval by a majority of the members of the Audit and Conflicts Committee.

        "Subsidiary" means a Person controlled by the Partnership directly, or indirectly though one or more intermediaries, including without limitation the Operating Partnerships and the Operating General Partner.

        "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

        "Surviving Business Entity" has the meaning assigned to such term in Section 16.2(b).

        "Termination Capital Transaction" ~~has the meaning assigned to such term in Section 5.6(j).~~ means any sale, transfer or other disposition of property of the Partnership or the Operating Partnerships occurring upon or incident to the liquidation and winding up of the Partnership and the Operating Partnerships pursuant to Article 14.

        "Trading Day" has the meaning assigned to such term in Section 17.1(a).

        "Transfer Agent" means such bank, trust company or other Person (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units.

        "Transfer Application" means an application and agreement for transfer of LP Units in the form set forth on the back of an LP Unit Certificate or in a form substantially to the same effect in a separate instrument.

        "Unit" means one of that certain class of LP Units with those special rights and obligations specified in this Agreement as being appurtenant to a "Unit".

        "Unit Majority" means a majority of the Outstanding LP Units, voting or consenting as a single class.

        "Unitholder" means a Person who holds LP Units.

        "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.3(d) as of such date).

Exhibit A-13

        "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.3(d)).

        "Unrecovered Capital" means, at any time, with respect to an LP Unit (whether such LP Unit was issued in the Initial Offering or thereafter), the Initial Unit Price, less the sum of all distributions theretofore made in respect of a Unit issued in the Initial Offering constituting, and which for purposes of determining the priority of such distribution is treated as constituting, Cash from Interim Capital Transactions and of any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Unit issued in the Initial Offering.

ARTICLE 3 PURPOSE

        3.1    Purpose and Business.    The purpose and nature of the business to be conducted by the Partnership shall be (i) to serve as a partner in the Operating Partnerships and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a partner in the Operating Partnerships pursuant to the Operating Partnership Agreements or otherwise, (ii) to serve as the sole stockholder of the Operating General Partner and, in connection therewith, to exercise on behalf of the Partnership all the rights and powers held by the Partnership as the sole stockholder of the Operating General Partner (iii) to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or similar arrangement to engage in, any business activity that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (iv) to do anything necessary or appropriate to the foregoing (including, without limitation, the making of capital contributions or loans to any Subsidiary or in connection with its involvement in the activities referred to in clause (iii) of this sentence), and (v) to engage in any other business activity as permitted under Delaware law.

        3.2    Powers.    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.

ARTICLE 4 CAPITAL CONTRIBUTIONS

        4.1    Issuances of LP Units and Other Securities.

        (a)   The initial Capital Contributions of the General Partner and the initial Limited Partners were made in accordance with Section 4.3 of ~~the 1990~~that certain Agreement~~.~~ of Limited Partnership of the Partnership dated as of March 7, 1990.

        (b)   The General Partner is hereby authorized to cause the Partnership to issue, in addition to the Units heretofore issued by the Partnership, such additional LP Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "Partnership Securities"), for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners. The General Partner shall have sole discretion, subject to the guidelines set forth in

Exhibit A-14

this Section 4.1 and the requirements of the Delaware Act, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities.

        (c)   Notwithstanding any provision of this Agreement to the contrary, additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.1 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to existing classes and series of Partnership Securities, all as shall be fixed by the General Partner in the exercise of its sole and complete discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities; (ii) the right of each such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, evidenced by LP Unit Certificates and assigned or transferred; and (vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including, without limitation, matters relating to the relative rights, preferences and privileges of each such class or series.

        (d)   Upon the issuance of any LP Units by the Partnership, the General Partner ~~shall be required~~'s Percentage Interest shall always equal 1.999999% without any obligation to make any additional Capital Contributions to the Partnership ~~such that the General Partner shall at all times have a balance in its Capital Account equal to 1.999999% of the total positive Capital Account balances of all Partners.~~ .

        (e)   The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of LP Units or other Partnership Securities pursuant to Section 4.1(b) and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the LP Units or other Partnership Securities being so issued.

        (f)    The General Partner is authorized to cause the issuance of Partnership Securities pursuant to any employee benefit plan for the benefit of employees responsible for the operations of the Partnership or any Subsidiary maintained or sponsored by the General Partner, the Partnership, any Subsidiary or any Affiliate of any of them.

        (g)   The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the LP Units or other Partnership Securities are listed for trading.

        (h)   The deletion of Sections 5.1(c)(i)(F) and 5.4(d) of the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 21, 2001 (relating to the right of the General Partner to receive 50.000202% of certain distributions and allocations), along with certain conforming amendments, in exchange for the issuance of            LP Units to the General Partner constituted a contribution by the General Partner of a portion of its Partnership Interest to the Partnership in exchange for the newly issued LP Units, which newly issued LP Units shall be deemed issued to the General Partner concurrently with the effectiveness of this Fourth Amended and Restated

Exhibit A-15

Agreement of Limited Partnership and the General Partner shall be deemed admitted as a Limited Partner with respect to such newly issued LP Units.

        4.2    Limited Preemptive Rights.    No Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of ~~or~~ other Partnership Securities, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such or other Partnership Securities; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of any such LP Units or other Partnership Securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

        4.3    Capital Accounts.

        (a)   The Partnership shall maintain for each Partner (or a beneficial owner of LP Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning LP Units a separate Capital Account with respect to such LP Units in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such LP Units pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.3(b) and allocated with respect to such LP Units pursuant to Section 5.1 and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such LP Units pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.3(b) and allocated with respect to such LP Units pursuant to Section 5.1.

        The Partnership shall maintain for the General Partner a separate Capital Account with respect to its Partnership Interest, held in its capacity as a general partner, in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.3(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1, and decreased by (x) the cash amount or the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.3(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

        (b)   For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article 5 and is to be reflected in the Partner's Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

            (i)  Solely for purposes of this Section 4.3, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner) of all property owned by any Subsidiary.

           (ii)  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at

Exhibit A-16

  the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

          (iii)  Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(l)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

          (iv)  Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

           (v)  In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.3(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

          (vi)  If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(l) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

        (c)   A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

        (d)   ~~(i) Consistent~~(i) In accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of all or a portion of the General Partner's Partnership Interest to LP Units (whether pursuant to Section 13.3(b) or Section 4.1(h)), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash

Exhibit A-17

amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take into account the Limited Partner Equity Value and the General Partner Equity Value at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

           (ii)  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt.

        (e)   Upon the ~~conversion of a Class B Unit into one Unit, the difference (whether positive or negative) between the Per LP Unit Capital Account of such Class B Unit and the Per LP Unit Capital Account of the then Outstanding Units shall be allocated proportionately among all Class B Units Outstanding immediately after such conversion. After giving effect to such reallocation, (i) the Per LP Unit Capital Account of the Unit issued upon such conversion shall equal the Per LP Unit Capital Account of each Unit then Outstanding, and (ii) such conversion shall not increase or decrease the aggregate Per LP Unit Capital Accounts attributable to all Outstanding Units.~~issuance of LP Units to the General Partner as described in Section 4.1(h), a portion of the General Partner's Capital Account in its Partnership Interest shall be allocated to the LP Units so received by the General Partner (the "Exchange Units"). The Capital Account allocated to each Exchange Unit shall be equal to the Per LP Unit Capital Account of the LP Units outstanding immediately prior to the issuance of the Exchange Units (after taking into account the adjustments to the Capital Accounts of the Partners required under Section 4.3(d)(i) in connection with the issuance of the Exchange Units).

        4.4    Interest.    No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

        4.5    No Withdrawal.    No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided herein.

        4.6    Loans from Partners.    Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

Exhibit A-18

        4.7    No Fractional LP Units.    No fractional LP Units shall be issued by the Partnership.

        4.8    Splits and Combinations.

        (a)   Subject to Section 4.8(d), the General Partner may make a pro rata distribution of LP Units or other Partnership Securities to all Record Holders or may effect a subdivision or combination of LP Units or other Partnership Securities; provided, however, that after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

        (b)   Whenever such a distribution, subdivision or combination of LP Units or other Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty days prior to such Record Date to each Record Holder as of the date not less than ten days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of LP Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

        (c)   Promptly following any such distribution, subdivision or combination, the General Partner may cause LP Unit Certificates to be issued to the Record Holders of LP Units as of the applicable Record Date representing the new number of LP Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, if any such distribution, subdivision or combination results in a smaller total number of LP Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new LP Unit Certificate, the surrender of any LP Unit Certificate held by such Record Holder immediately prior to such Record Date.

        (d)   The Partnership shall not issue fractional LP Units upon any distribution, subdivision or combination of LP Units. If a distribution, subdivision or combination of LP Units would result in the issuance of fractional LP Units but for the provision of Section 4.7 and this Section 4.8(d), each fractional LP Unit shall be rounded to the nearest whole LP Unit (and a 0.5 LP Unit shall be rounded to the next higher LP Unit).

        ~~4.9    Class B Units.~~

        ~~(a)   Pursuant to Section 4.1, the General Partner hereby designates and creates a special class of LP Units designated "Class B Units" and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of the holders of the Class B Units as follows:~~

        ~~(b)   Each Class B Unit shall be convertible from time to time, in whole or in part, into one Unit from and after such date as the Partnership has been advised by the New York Stock Exchange that the Units issuable upon any such conversion are eligible for listing on the New York Stock Exchange. The General Partner will promptly notify the holders of Class B Units upon receipt of such advice. Upon written notice to the General Partner from the holders of at least a majority of the Outstanding Class B Units (a "Notice of Intent to Convert") given not earlier that one year after the date of this Agreement, the General Partner will use its reasonable best efforts to cause the Partnership to meet any unfulfilled requirements of the New York Stock Exchange for such listing, including obtaining such approval of the Unitholders as may be required by the New York Stock Exchange for the issuance of the additional Units to be listed thereon. If, 120 days after the date of the Notice of Intent to Convert, the Units issuable upon such conversion have not been approved for listing on the New York Stock Exchange, then the Partnership shall give written notice thereof to the holders of the Outstanding Class B Units, whereupon each holder of Outstanding Class B Units may, at such holder's election at any time thereafter, notify the General Partner in writing (a "Mandatory Redemption Notice") of such~~

Exhibit A-19

~~holder's election to cause the Partnership to redeem such holder's Outstanding Class B Units for cash. All such Outstanding Class B Units shall be redeemed as of the 60th day following the date of such Mandatory Redemption Notice unless, prior to such 60th day, the General Partner gives written notice to the holders of all Outstanding Class B Units that it has been advised by the New York Stock Exchange that the Units issuable upon a conversion of Class B Units have been approved for listing on the New York Stock Exchange, in which case the Mandatory Redemption Notice shall be deemed to have been withdrawn.~~

        ~~(c)   Before any holder of Class B Units shall be entitled to receive any redemption payment or to convert such holder's Class B Units into Units, as the case may be, he shall surrender the LP Unit Certificates therefor, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Units LP one or more Unit Certificates, registered in the name of such holder, for the number of Units to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of the Class B Units to be converted, and the person entitled to receive the Units issuable upon such conversion shall be treated for all purposes as the record holder of such Units on said date.~~

        ~~(d)   Upon any request by Duke or any of its Affiliates to register all or any part of the Class B Units pursuant to Section 6.14, the Class B Units for which registration is so requested may be redeemed by the Partnership at its election. The Partnership shall exercise its option under this Section 4.9(d) by mailing written notice thereof to the holders of the Class B Units for which registration is so requested. Such notice shall be given not later than 15 days after the receipt by the General Partner of such registration request and shall fix a date for redemption of such Class B Units not less than 30 nor more than 60 days after the date of such notice.~~

        ~~(e)   Any redemption under Section 4.9(b) or Section 4.9(d) shall be for a cash redemption price equal to the Current Market Price per Unit as of the date fixed for redemption multiplied by 0.955.~~

        ~~(f)    From and after a redemption date (unless default shall be made by the Partnership in providing money for the payment of the redemption price), the Class B Units redeemed shall no longer be deemed to be Outstanding, and all rights of the holders thereof as Partners in the Partnership (except the right to receive from the Partnership the redemption price) shall cease. Class B Units redeemed pursuant to Section 4.9(b) or Section 4.9(d) shall be restored to the status of authorized but unissued LP Units, without designation as to class.~~

        ~~(g)   To preserve the allocation under Section 4.3(e), notwithstanding anything herein to the contrary, no conversion of Class B Units may be effected if such conversion would result in there being no Class B Units Outstanding.~~

        ~~(h)   Except as otherwise provided in this Agreement, each Class B Unit shall be identical to a Unit, and the holder of a Class B Unit shall have the rights of a holder of a Unit with respect to, without limitation, Partnership distributions, voting and allocations of income, gain, loss or deductions; but the LP Certificates evidencing Class B Units shall be separately identified and shall not bear the same CUSIP number as the LP Certificates evidencing Units. Except as otherwise provided herein, all LP Units shall vote or consent together as a single class on all matters submitted for a vote or consent of the Unitholders. Class B Units shall be represented by LP Unit Certificates in such form as the General Partner may approve.~~

Exhibit A-20

ARTICLE 5 ALLOCATIONS AND DISTRIBUTIONS

        5.1    Allocations for Capital Account Purposes.    For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.3(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided ~~hereinbelow~~herein below.

        (a)    Net Income.    After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

            (i)  First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1(b)(iii) for all previous taxable years;

           (ii)  Second, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Limited Partners and the General Partner pursuant to Section 5.1(b)(ii) for all previous taxable years; and

          (iii)  Third, the balance, if any, shall be allocated between the General Partner, in its capacity as general partner, and the Limited Partners in each taxable year in the same proportion as Available Cash for such taxable year (including, for this purpose, distributions of Available Cash made in a subsequent taxable year with respect to the last quarter of the Partnership year for which the item of income, gain, loss, deduction or credit as the case may be, is being allocated) was distributed to the General Partner and the Limited Partners. If the Partnership does not distribute any Available Cash in respect of a taxable year, Net Income (computed in accordance with Section 4.3(b)) shall be allocated among the Partners in accordance with their respective Percentage Interests. Except as otherwise provided in this Section 5.1, each item of income, gain, loss, deduction or credit (computed in accordance with Section 4.3(b)) allocated to the Limited Partners, in the aggregate, shall be allocated to each Limited Partner pro rata in accordance with the number of LP Units held by such Limited Partner.

        (b)    Net Losses.    After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

            (i)  First, 100% to the General Partner and the Limited Partners until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iii) for all previous taxable years. For purposes of this Section 5.1(b)(i), Net Losses for any taxable year shall be allocated to the General Partner and the Limited Partners in the same proportion as any Net Income was allocated to such Partners pursuant to Section 5.1(a)(iii) in any previous taxable years (beginning with the first such taxable year in which Net Income was allocated to the Partners pursuant to Section 5.1(a)(iii) up to an amount equal to the amount of Net Income allocated to the Partners in any such taxable year);

           (ii)  Second, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

Exhibit A-21

          (iii)  Third, the balance, if any, 100% to the General Partner.

        (c)    Net Termination Gains and Losses.    After giving effect to the special allocations set forth in Section 5.1(d), all items of gain and loss taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Section 5.4 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to Section ~~14.3~~14.2. References in this Section to the Minimum Quarterly Distribution and the First Target ~~Distributions~~Distribution are to such items as adjusted from time to time.

            (i)  If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.3(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partner and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

            (A)  First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

            (B)  Second, 100% to the General Partner and to all Limited Partners, in accordance with their respective Percentage Interests, until the Capital Account in respect of each LP Unit then Outstanding is equal to the Unrecovered Capital attributable to such LP Unit;

            ~~(C)  Third, 100% to the General Partner and to all Limited Partners, in accordance with their respective Percentage Interests, until the Per LP Unit Capital Account (determined on a per Unit basis) in respect of each Unit is equal to the sum of (l) the Unrecovered Capital attributable to each such Unit plus (2) any cumulative arrearages in the payment of the Minimum Quarterly Distribution in respect of such Unit for any quarter following December 31, 1994;~~

            (C)  ~~(D) Fourth~~Third, 85.002627% to all Limited Partners, in accordance with their respective Percentage Interests, and 14.997373% to the General Partner until the Per LP Unit Capital Account in respect of each Unit (determined on a per Unit basis) is equal to the sum of (l) the Unrecovered Capital attributable to such Unit, plus (2) ~~any cumulative arrearages in the payment of the Minimum Quarterly Distribution in respect of such Unit for any quarter following December 31, 1994, plus (3)~~ the excess of the First Target Distribution over the Minimum Quarterly Distribution for each quarter of the Partnership's existence, less (~~4~~3) the amount of any distributions of Cash from Operations that were distributed pursuant to Section 5.4(b) (the ~~sum~~excess of (2) ~~plus~~over (3) ~~less (4)~~ is hereinafter defined as the "First Liquidation Target Amount"); and

            (D)  ~~(E) Fifth~~Finally, the balance, if any, 75.004647% to all Limited Partners, in accordance with their respective Percentage Interests, and 24.995353% to the General Partner ~~until the Per LP Unit Capital Account in respect of each Unit (determined on a per Unit basis) is equal to the sum of (l) the Unrecovered Capital attributable to such Unit, plus (2) the First Liquidation Target Amount, plus (3) the excess of the Second Target Distribution over the First Target Distribution for each quarter of the Partnership's existence less (4) the amount of any distributions of Cash from Operations distributed pursuant to~~

Exhibit A-22

    ~~Section 5.4(c) (the sum of (2) plus (3) less (4) is hereinafter defined as the "Second Liquidation Target Amount"); and~~.

            ~~(F)  Sixth, the balance, if any, 49.999798% to all Limited Partners, in accordance with their respective Percentage Interests, and 50.000202% to the General Partner.~~

           (ii)  If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.3(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

            (A)  First, 100% to the General Partner and the ~~limited~~Limited Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts until all such balances are reduced to zero;

            (B)  Second, the balance, if any, 100% to the General Partner.

        (d)    Special Allocations.    Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

            (i)  Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in ~~proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such taxable period that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-2(g)) to the disposition of Partnership property subject to one or more Nonrecourse Liabilities of the Partnership, or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified, as appropriate, by Treasury Regulation Section 1.704-2(g)). The items to be so allocated shall be determined in accordance with~~the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2) ~~and, for~~(i), or any successor provisions. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period. This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

           (ii)  Chargeback of ~~Minimum Gain Attributable to~~ Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in ~~Minimum Gain Attributable to~~ Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of ~~Minimum Gain Attributable to~~ Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in ~~proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-2(i)(4)) to the disposition of Partnership property subject to such Partner Nonrecourse Debt or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified, as appropriate, by~~the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4)). The items to be so allocated shall be determined in a manner consistent with the principles of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2) ~~and, for~~(ii), or any successor provisions. For purposes of this Section 5.1(d), each Partner~~'~~'s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any

Exhibit A-23

  other allocations pursuant to this Section 5.1(d), other than Section 5.1(d)(i), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii)  Qualified Income Offset. Except as provided in Sections 5.1(d)(i) and 5.1(d)(ii), in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1 (b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be ~~specifically~~specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(iii) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1(d)(iii) were not in this Agreement.

          (iv)  Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period ~~that is~~ in excess of the sum of (A) the amount such Partner is ~~obligated~~required to restore pursuant to ~~any provision~~the provisions of this Agreement and (B) the amount such Partner is deemed ~~to be~~ obligated to restore pursuant to ~~the penultimate sentences of~~ Treasury Regulation ~~Section~~Sections 1.704-2(g)~~(1)~~ and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account ~~in excess of such sum~~as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if ~~Section 5.1(d)(iii) and~~ this Section 5.1(d)(iv) were not in this Agreement.

           (v)  Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in the same ratios ~~that~~as Net ~~income~~Income or Net ~~Losses~~Loss, as the case may be, is allocated for the taxable ~~year~~period. ~~if~~If the General Partner determines ~~in its good faith discretion~~ that the Partnership's Nonrecourse Deductions ~~must~~should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the ~~Limited~~other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi)  Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

         (vii)  Nonrecourse Liabilities. ~~The~~For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage ~~interests~~Interests.

        (viii)  Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to

Exhibit A-24

  Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury ~~regulations~~Regulations.

          (ix)  Curative Allocation. (A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations ~~provisions~~, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and ~~this~~the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (l) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in ~~Minimum Gain Attributable to~~ Partner Nonrecourse Debt~~.~~ Minimum Gain. Allocations pursuant to this Section 5.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

            (B)  ~~(A)~~ The General Partner shall have reasonable discretion, with respect to each taxable period, to (l) apply the provisions of Section 5.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

        5.2    Allocations for Tax Purposes.

        (a)   Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

        (b)   In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follow:

            (i)  (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

           (ii)  (A) In the case of an Adjusted Property, such items shall (l) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.3(d)(i) or (ii), and (2) second, in the event such property was

Exhibit A-25

  originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (iii)  Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

          (iv)  ~~Any~~The General Partner may use any method permitted by applicable Treasury Regulations to eliminate Book-Tax Disparities. In addition, any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) ~~shall be subject to allocation~~may be reallocated by the General Partner in a manner designed to eliminate~~, to the maximum extent possible,~~ Book-Tax Disparities in a Contributed Property or Adjusted Property held by the Partnership prior to December 21, 1993 otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

        (c)   For the proper administration of the Partnership and for the preservation of uniformity of the LP Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the LP Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of LP Units issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

        (d)   The General Partner in its sole discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite ~~the~~any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) or any successor regulations. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt ~~a~~ depreciation ~~convention~~and amortization conventions under which all purchasers acquiring LP Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other ~~reasonable~~ depreciation ~~convention~~and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any LP Units ~~that~~, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of LP Units.

        (e)   Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2 be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

Exhibit A-26

        (f)    All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted ~~as necessary or appropriate~~(in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

        (g)   Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partner or to transferred LP Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the close of the New York Stock Exchange on the last day of the preceding month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

        (h)   Allocations that would otherwise be made to a Limited Partner under the provisions of this Article 5 shall instead be made to the beneficial owner of LP Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method ~~acceptable to~~determined by the General Partner in its sole discretion.

        5.3    Requirement and Characterization of Distributions.    Within fifty days following the end of each calendar quarter, an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article 5 by the Partnership to the Partners, as of the Record Date selected by the General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Cash from Operations until the sum of all amounts of Available Cash theretofore distributed by the Partnership to Partners pursuant to Section 5.4 equals the aggregate amount of all Cash from Operations of the Partnership from the Partnership Inception through the end of ~~he~~the calendar quarter prior to such distribution. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.5, be deemed to be Cash from Interim Capital Transactions.

        5.4    ~~Allocations of~~ Distributions of Cash from Operations.    Available Cash that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.5 shall be distributed as follows:

        (a)   First, 98.000001% to all Limited Partners, in accordance with their respective Percentage Interest, and 1.999999% to the General Partner until there has been distributed in respect of each LP Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

        (b)   Second, 85.002627% to all Limited Partners, in accordance with their respective Percentage Interest, and 14.997373% to the General Partner until there has been distributed in respect of each LP Unit then Outstanding an amount equal to the First Target Distribution; and

        (c)   ~~Third~~Thereafter, 75.004647% to all Limited Partners, in accordance with their respective Percentage Interests, and 24.995353% to the General Partner ~~until there has been distributed in respect of each LP Unit then Outstanding an amount equal to the Second Target Distribution; and~~.

        ~~(d)   Fourth, 49.999798% to all Limited Partners, in accordance with their respective Percentage Interest, and 50.000202% to the General Partner.~~

        Provided, however, if the Minimum Quarterly Distribution~~,~~ and the First ~~Target Distribution and the Second~~ Target Distribution have been reduced to zero pursuant to Section 5.7(a)(ii), then distributions of Available Cash constituting Cash from Operations with respect to any quarter will be

Exhibit A-27

made 98.000001% to all Limited Partners in accordance with their respective Percentage Interest and 1.999999% to the General Partner until there has been distributed in respect of each LP Unit then outstanding Cash from Operations since Partnership Inception equal to the Minimum Quarterly Distribution (as from time to time adjusted) for all periods since Partnership Inception, and thereafter in accordance with Section 5.4(~~d~~c) above.

        5.5    Distributions of Cash from Interim Capital Transactions.    Available Cash that constitutes Cash from Interim Capital Transactions shall be distributed, unless the provisions of Section 5.3 require otherwise, 98.000001% to all Limited Partners, in accordance with their respective Percentage Interests, and 1.999999% to the General Partner until a hypothetical holder of a Unit acquired at the time of the Initial Offering has received with respect to each Unit, from Partnership Inception through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount per LP Unit equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4.

        5.6    ~~Definitions~~[Reserved.]~~.    As used herein,~~

        ~~(a)   "Available Cash" means, with respect to any calendar quarter, (i) the sum of (A) all cash receipts of the Partnership during such quarter from all sources (including, distributions of cash received from any Subsidiary) and (B) any reduction in reserves established in prior quarters, less (ii) the sum of (aa) all cash disbursements of the Partnership during such quarter (including disbursements for taxes of the Partnership as an entity, debt service and capital expenditures) and (bb) any reserves established in such quarter in such amounts as the General Partner determines to be necessary or appropriate in its reasonable discretion (x) to provide for the proper conduct of the business of the Partnership or any Subsidiary (including reserves for future rate refunds or capital expenditures) or (y) to provide funds for distributions with respect to any of the next four calendar quarters and (cc) any other reserves established in such quarter in such amounts as the General Partner determines in its reasonable discretion to be necessary because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership or any Subsidiary is a party or by which it is bound or its assets are subject. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership which reduce "Available Cash," but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce "Available Cash," but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to Partners. Notwithstanding the foregoing, "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.~~

        ~~(b)   "Cash from Interim Capital Transactions" means, at any date, such amounts of Available Cash as are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3.~~

        ~~(c)   "Cash from Operations" means, at any date but prior to commencement of the dissolution and liquidation of the Partnership, on a cumulative basis, $20 million plus all cash receipts of the Partnership or any Subsidiary from their operations (excluding any cash proceeds from any Interim Capital Transactions or Termination Capital Transactions) during the period since the Partnership Inception through such date less the sum of (i) all cash operating expenditures of the Partnership or any Subsidiary during such period, including, without limitation, taxes imposed on the Partnership~~

Exhibit A-28

~~or any Subsidiary as an entity, (ii) all cash debt service payments of the Partnership or any Subsidiary during such period (other than payments or prepayments of principal and premium required by reason of loan agreements (including, covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness provided, that any payment or prepayment of principal, whether or not then due, shall be determined at the election and in the discretion of the General Partner, to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or any Subsidiary simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred), (iii) all cash capital expenditures of the Partnership or any Subsidiary during such period (other than (A) all cash capital expenditures made to increase the throughput or deliverable capacity or terminaling or storage capacity (assuming normal operating conditions, including down-time and maintenance) of the assets of the Partnership or any Subsidiary taken as a whole, from the throughput or deliverable capacity or terminaling or storage capacity (assuming normal operating conditions, including down-time and maintenance) existing immediately prior to such capital expenditures and (B) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions), (iv) an amount equal to the incremental revenues collected pursuant to a rate increase that are, at such date, subject to possible refund, (v) any reserves outstanding as of such date which the General Partner determines in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in clauses (i) through (iii) of this sentence and (vi) any reserves outstanding as of such date that the General Partner determines to be necessary or appropriate in its reasonable discretion to provide funds for distributions with respect to any one or more of the next four calendar quarters, all as determined on a consolidated basis and after elimination of' intercompany items and the Company's general partner interest in the Subsidiaries. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash operating expenditures of the Partnership which reduce "Cash from Operations," but the payment or withholding thereof shall be deemed to be a distribution of Available Cash constituting Cash From Operations to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce "Cash from Operations," but the payment or withholding thereof shall not be deemed to be a distribution to Partners.~~

        ~~For purposes of the foregoing, reserves do not include reserves outstanding at Partnership Inception. Cash from Operations shall be deemed to have been reduced as of January l, 1994, by the amount of the initial $20 million cash balance that shall not have been expended by such date on expansive capital expenditures. In determining the amount of the $20 million used for expansive capital expenditures, any increase in Partnership consolidated indebtedness after the Closing Date (other than working capital borrowings) shall be deemed to have been used for expansive capital expenditures prior to the expenditure of such $20 million. Therefore, the $20 million will be deemed to have been used for expansive capital expenditures only to the extent such expenditures exceed such increase in indebtedness.~~

        ~~(d)   "First Target Distribution" means $0.65 per LP Unit, subject to adjustment in accordance with Sections 5.7 and 9.6.~~

        ~~(e)   "Interim Capital Transactions" means (i) borrowings and sales of debt securities (other than for working capital purposes and for items purchased on open account in the ordinary course of business) by the Partnership or any Subsidiaries (ii) sales of equity interests by the Partnership or any Subsidiaries and (iii) sales or other voluntary or involuntary dispositions of any assets of the Partnership or any Subsidiaries (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including accounts receivable or (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.~~

Exhibit A-29

        ~~(f)    "Minimum Quarterly Distribution" means $0.55 per calendar quarter, subject to adjustment in accordance with Sections 5.7 and 9.6;~~

        ~~(g)   "Net Termination Gain" means, for any taxable period, the sum, if positive, of all items of income, gain or loss recognized by the Partnership (including, without limitation, such amounts recognized through a Subsidiary) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.3(b) and shall not include any items of income, gain or loss specifically allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, the applicable Net Termination Gain or Net Termination Loss shall be recomputed without regard to such item.~~

        ~~(h)   "Net Termination Loss" means, for any taxable period, the sum, if negative, of all items of income, gain or loss recognized by the Partnership (including, without limitation, such amounts recognized through a Subsidiary) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.3(b) and shall not include any items of income, gain or loss specifically allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, the applicable Net Termination Gain or Net Termination Loss shall be recomputed without regard to such item.~~

        ~~(i)    "Second Target Distribution" means $0.90 per LP Unit, subject to adjustment in accordance with Sections 5.7 and 9.6.~~

        ~~(j)    "Termination Capital Transactions" means any sale, transfer or other disposition of property of the Partnership or the Operating Partnerships occurring upon or incident to the liquidation and winding up of the Partnership and the Operating Partnerships pursuant to Article 14.~~

        5.7    Adjustment of Minimum Quarterly Distribution, First Target Distribution ~~Levels~~Level and Unrecovered Capital.

        (a)   (i) The Minimum Quarterly Distribution, First~~Target Distribution Second~~ Target Distribution and Unrecovered Capital shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in LP Units or otherwise) of LP Units or other Partnership Securities in accordance with Section 4.8.

           (ii)  In the event of a distribution of Available Cash that is deemed to be Cash from Interim Capital Transactions, the Minimum Quarterly Distribution~~,~~ and First ~~Target Distribution and Second~~ Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution~~,~~ and First ~~Target Distribution and Second~~ Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital immediately prior to giving effect to such distribution.

        (b)   ~~The Minimum Quarterly Distribution and First and Second Target Distributions may also be adjusted if legislation is enacted which causes the Partnership to become taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. In such event, the Minimum Quarterly Distribution and First and Second Target Distributions for each quarter thereafter would be reduced to an amount equal to the product of (i) each of the Minimum Quarterly Distribution and First and Second Target Distributions multiplied by (ii) l minus the sum of (x) the maximum marginal federal income tax rate to which the Partnership is subject as an entity (expressed as a fraction) plus (y) any increase that results from such legislation in the effective overall state and local income tax rate~~

Exhibit A-30

~~to which the Partnership is subject as an entity (expressed as a fraction) for the taxable year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes).~~ If legislation is enacted or the interpretation of existing law is modified by a governmental taxing authority so that the Partnership or a Subsidiary is treated as an association taxable as a corporation or is otherwise subject to an entity-level tax for federal, state or local income tax purposes, then the General Partner may reduce the Minimum Quarterly Distribution and the First Target Distribution by the amount of the income taxes that are payable by reason of any such new legislation or interpretation (the "Incremental Income Taxes"), or any portion thereof selected by the General Partner, in the manner provided in this Section 5.7(b). If the General Partner elects to reduce the Minimum Quarterly Distribution and the First Target Distribution for any Quarter with respect to all or a portion of any Incremental Income Taxes, the General Partner shall estimate for such Quarter the aggregate liability of the Partnership and its Subsidiaries (the "Estimated Incremental Quarterly Tax Amount") for all (or the relevant portion of) such Incremental Income Taxes; provided that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the General Partner, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Minimum Quarterly Distribution and First Target Distribution shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 5.7(b) times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

ARTICLE 6 MANAGEMENT AND OPERATION OF BUSINESS

        6.1    Management.    The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or desirable (i) to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation, (A) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations and the securing of same by mortgage, deed of trust or other lien or encumbrance; (B) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, (C) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (C) being subject, however, to any prior approval that may be required by Section 6.3); (D) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or any Subsidiary, the lending of funds to other Persons (including, without limitation, any Subsidiary) and the repayment of obligations of the Partnership and any Subsidiary and the making of capital contributions to any Subsidiary; (E) the negotiation, execution and performance of any

Exhibit A-31

contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (F) the distribution of Partnership cash; (G) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (H) the maintenance of such insurance for the benefit of the Partnership, any Subsidiary and the Partners as it deems necessary or appropriate; (I) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary from time to time); (J) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (K) the indemnification of any person against liabilities and contingencies to the extent permitted by law; (L) the entering into of listing agreements with the New York Stock Exchange and any other ~~securities exchange~~National Securities Exchange and the delisting of some or all of the LP Units of other Partnership Securities from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6); and (M) the purchase, sale or other acquisition or disposition of LP Units or other Partnership Securities; and (ii) the undertaking of any action in connection with the Partnership~~'~~'s interest in any Subsidiary (including, without limitation, contributions or loans of funds by the Partnership to a Subsidiary and exercising, on behalf of and for the benefit of the Partnership, the Partnership's rights as the sole stockholder of the Operating General Partner).

        ~~(b)   For so long as the Company or any Affiliate of Duke is the General Partner of the Partnership, the General Partner shall provide insurance to the Partnership covering its assets and operations on terms and conditions as it shall deem appropriate in its sole discretion.~~

        6.2    Certificate of Limited Partnership.    The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

        6.3    Restrictions on General Partner's Authority.

        (a)   The General Partner may not, without written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

Exhibit A-32

        (b)   Except as provided in Article 14, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership or any of the Operating Partnerships, without the approval of at least a ~~majority of the Outstanding LP Units~~Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets or the assets of any Subsidiary and shall not apply to any forced sale of any or all of the Partnership's assets or the assets of any Subsidiary pursuant to the foreclosure of, or other realization upon, any such encumbrance. ~~Without the approval of at least 66 2/3% of the Outstanding LP Units, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to any of the Operating Partnership Agreements or, except as expressly permitted by Section 6.9(e), take any action permitted to be taken by the limited partner of any of the Operating Partnerships, in either case, that would adversely affect the Partnership as the limited partner of the Operating Partnerships or (ii) except as permitted under Sections 11.2 and 13.1, elect or cause the Partnership to elect a successor general partner of the any of the Operating Partnerships.~~

        (c)   Unless approved by the affirmative vote of at least ~~66 2/3% of the Outstanding LP Units~~a Unit Majority, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes.

        ~~(d)   At all times while serving as the general partner of the Partnership, the General Partner shall not make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such dividend, distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.~~

        6.4    Reimbursement of the General Partner.

        (a)   Except as provided in this Section 6.4 and elsewhere in this Agreement or in the Operating Partnership Agreements, the General Partner shall not be compensated for its services as general partner of the Partnership or any Subsidiary.

        (b)   ~~The~~Subject to any applicable limitations contained in the Administrative Services Agreement, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, amounts paid to any Person including EPCO and its Affiliates under the Administrative Services Agreement, to perform services for the benefit of the Partnership or any Subsidiary and including payments made for the benefit of the Partnership to or on behalf of the Operating General Partner or any of the Operating Partnerships) and (ii) that portion of the General Partner's or its Affiliates' legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including, without limitation, overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, insurance, other administrative or overhead expenses and all other expenses, in each such case, necessary or appropriate to the conduct of the Partnership's business and allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Such reimbursements shall be in

Exhibit A-33

addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

        (c)   The General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the Partnership employee benefit plans (including, without limitation, plans involving the issuance of LP Units), for the benefit of employees of the General Partner, the Partnership, any Subsidiary or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any Subsidiary.

        6.5    Outside Activities.

        (a)   After the Closing Date, the General Partner shall limit its activities to those required or authorized by this Agreement.

        (b)   Except as provided in Section 6.5(a) and the Administrative Services Agreement, each Indemnitee is free to engage in any business, including any business that is in competition with the business or proposed business of the Partnership or its Subsidiaries. The General Partner and any other Persons affiliated with the General Partner may acquire LP Units or other Partnership Securities and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such LP Units or Partnership Securities, as the case may be.

        (c)   Without limiting Sections 6.5(a) and 6.5(b), but notwithstanding anything to the contrary in this Agreement, the competitive activities of Indemnitees described in the Registration Statement are hereby approved by all Partners, and it shall not be deemed to be a breach of the General Partner~~'~~'s fiduciary duty for the General Partner to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Partnership.

        6.6    Loans to and from the General Partner; Contracts with Affiliates.

        (a)   The General Partner or any Affiliate thereof may lend to the Partnership or any Subsidiary, and the Partnership and any Subsidiary may borrow, funds needed or desired by the Partnership and any Subsidiary for such periods of time as the General Partner may determine; provided, however, that the General Partner or any of its Affiliates may not charge the Partnership or any Subsidiary interest at a rate greater than the rate that would be charged the Partnership or any Subsidiary, as the case may be (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. Any loan to the Partnership or any Subsidiary made by the General Partner or any Affiliate thereof the terms of which are approved by Special Approval shall be deemed to meet the requirements of this Section 6.6(a). The Partnership or the Subsidiary, as the case may be, shall reimburse the General Partner or any of its Affiliates, as the case may be, for any costs (other than any additional interest costs) incurred by it in connection with the borrowing of funds obtained by the General Partner or any of its Affiliates and loaned to the Partnership or the Subsidiary.

        (b)   The Partnership may lend or contribute to any Subsidiary, and any Subsidiary may borrow, funds on terms and conditions established in the sole discretion of the General Partner. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Subsidiary or any other Person. The Partnership may not lend funds to the General Partner or any of its Affiliates, otherwise than for short-term funds management purposes.

        (c)   The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership and any Subsidiary or to the General Partner in the discharge of its duties as general partner of the Partnership. Any service rendered to the Partnership or any Subsidiary by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to any transaction (i) approved by Special Approval, or (ii) the terms of which are no less favorable to

Exhibit A-34

the Partnership than those generally being provided to or available from unrelated third parties. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

        (d)   The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

        (e)   Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to any transaction (i) approved by Special Approval, or (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Audit and Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit and Conflicts Committee deems relevant under the circumstances.

        (f)    The General Partner and its Affiliates will have no obligation to permit the Partnership or any Subsidiary to use any facilities of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing ~~wish~~with such use, nor shall there be any obligation on the General Partner or its Affiliates to enter into such contracts.

        (g)   Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement under the caption "Conflicts of Interest and Fiduciary Responsibility" are hereby approved by all Partners.

        6.7    Indemnification.

        (a)   To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as ~~(i) the General Partner, a Departing Partner or any of their Affiliates, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their Affiliates or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, provided, that in each case~~an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.7, the Indemnitee acted in ~~good faith, in a manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above.~~ bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such

Exhibit A-35

indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

        (b)   To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

        (c)   The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitees' capacity as ~~(i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership in another entity in a similar~~an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity ~~and as to actions in any other capacity~~.

        (d)   The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.

        (e)   For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

        (f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

        (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

        (h)   The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

        (i)    No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Exhibit A-36

        (j)    THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 6.7 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE, FAULT OR OTHER CONDUCT.

        6.8    Liability of Indemnitees.

        (a)   Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the LP Units or other Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission ~~if such Indemnitee acted in good faith~~of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was criminal.

        (b)   Subject to its obligations and duties as General Partner set forth in Section 6.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

        (c)   Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the General Partner, its directors, officers and employees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        6.9    Resolution of Conflicts of Interest.

        (a)   Unless otherwise expressly provided in this Agreement or the Operating Partnership Agreements, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Subsidiary, any Partner or any Assignee, on the other hand, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreements, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement is deemed to be, fair and reasonable to the Partnership~~. The General Partner~~; provided that, any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, or (ii) on terms objectively demonstrable to be no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. The Audit and Conflicts Committee (in connection with Special Approval) shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership); (iii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (~~iii~~iv) any applicable generally accepted accounting or engineering practices or principles; and (~~iv~~v) such additional factors as the ~~General Partner~~Audit and Conflicts Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the ~~General Partner~~Audit and Conflicts Committee to consider the interests of any Person other than the Partnership. In the

Exhibit A-37

absence of bad faith by the Audit and Conflicts Committee or the General Partner, the resolution, action or terms so made, taken or provided ~~by~~(including granting Special Approval) by the Audit and Conflicts Committee or the General Partner with respect to such matter shall be conclusive and binding on all Persons (including all Partners) and shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation. It shall be presumed that the resolution, action or terms made, taken or provided by the Audit and Conflicts Committee or the General Partner was not made, taken or provided in bad faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such resolution, action or terms, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

        (b)   Whenever this Agreement or any other agreement contemplated hereby provides that ~~a~~the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any Subsidiary, any Limited Partner or any Assignee, ~~or~~ (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and, with respect to clauses (i), (ii) and (iii) of this Section 6.9(b), shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreements, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of any Subsidiary or of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or any Subsidiary or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable the General Partner to receive incentive distributions.

        (c)   Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution ~~shall~~may be considered by the General Partner or its board of directors (or any committee thereof) in the context of all similar or related transactions.

        (d)   Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee. To the extent that, at law or in equity, an Indemnitee has duties, including fiduciary duties, and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

        (e)   ~~(d)~~ The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as limited partner of the Operating Partnerships, to approve of actions by the general partner of the Operating Partnerships similar to those actions permitted to be taken by the General Partner pursuant to this Section 6.9.

Exhibit A-38

        6.10    Other Matters Concerning the General Partner.

        (a)   The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (b)   The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person~~'~~'s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

        (c)   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

        ~~(d)   Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by the General Partner to be in the best interests of the Partnership.~~

        6.11    Title to Partnership Assets.    Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets are held.

        6.12    Purchase or Sale of LP Units.    The General Partner may cause the Partnership to purchase or otherwise acquire LP Units or other Partnership Securities. As long as LP Units are held by the Partnership or any Subsidiary, such LP Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of LP Units or other Partnership Securities for its own account, subject to the provisions of Articles 11 and 12.

        6.13    Reliance by Third Parties.    Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the board of directors of the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or

Exhibit A-39

any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

        6.14    Registration Rights of Duke and its Affiliates.

        (a)   If (i) Duke or any of its Affiliates (including, for purposes of this Section 6.14, Persons that are Affiliates at the date hereof notwithstanding that they may later cease to be Affiliates) hold LP Units which it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) is not available to enable Duke or such Affiliates to dispose of the number of LP Units it desires to sell at the time it desires to do so, then upon the request of Duke or any of its Affiliates, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a reasonable period following its effective date, a registration statement under the Securities Act registering the offering and sale of the number of LP Units specified by Duke or any of its Affiliates; provided, however, that if the General Partner or, if at the time a request pursuant to this Section 6.14 is submitted to the Partnership, Duke or its Affiliate requesting registration is an Affiliate of the General Partner, a majority of the independent directors of the General Partner determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement of the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as Duke or any of its Affiliates shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as Duke or such Affiliates shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable Duke or any of its Affiliates to consummate a public sale of such LP Units in such states. Except as set forth in subsection (c) below, all costs and expenses of any such registration and offering shall be paid by Duke or any of its Affiliates, without reimbursement by the Partnership.

        (b)   If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of LP Units of the Partnership for cash (other than an offering relating solely to an employee benefit plan); the Partnership shall use its best efforts to include such number or amount of LP Units held by Duke and any of its Affiliates in such registration statement as Duke or any of such Affiliates shall request. If the proposed offering pursuant to this Section 6.14(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the General Partner and Duke or any of such Affiliates in writing that in its opinion the inclusion of all or

Exhibit A-40

some of Duke's or any of its Affiliates' LP Units would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by Duke or any of its Affiliates which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. In connection with any registration pursuant to this Section 6.14(b), Duke or any of its Affiliates shall bear the expense of all underwriting discounts and commissions attributable to the LP Units sold for its own account and shall reimburse the Partnership for all incremental costs incurred by the Partnership in connection with such registration resulting from the inclusion of LP Units held by Duke or any of its Affiliates.

        (c)   If underwriters are engaged in connection with any registration referred to in this Section 6.14, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 6.7 hereof, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless Duke or such other holder, its officers, directors and each Person who controls Duke or such other holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including without limitation, interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by an Indemnified Person, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.14(c) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any LP Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

        (d)   The provisions of Sections 6.14(a) and 6.14(b) hereof shall continue to be applicable with respect to Duke and its Affiliates after any affiliate of Duke ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for Duke (or its Affiliates) to sell all of the LP Units of the Partnership with respect to which it has requested during such two-year period that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such two-year period. The provisions of Section 6.14(c) hereof shall continue in effect thereafter.

        6.15    Registration Rights of the General Partner and its Affiliates.

        (a)   If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 6.15, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the "Holder") to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly

Exhibit A-41

as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Sections 6.15(a) and 6.15(b); and provided further, however, that if the Audit and Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder's request, such right pursuant to this Section 6.15(a) or Section 6.15(b) not to be utilized more than once in any twelve-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 6.15(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

        (b)   If any Holder holds Partnership Securities that it desires to sell and Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such Holder to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such shelf registration statement have been sold, a "shelf" registration statement covering the Partnership Securities specified by the Holder on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Section 6.15(a) and this Section 6.15(b); and provided further, however, that if the Audit and Conflicts Committee determines in good faith that any offering under, or the use of any prospectus forming a part of, the shelf registration statement would be materially detrimental to the Partnership and its Partners because such offering or use would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements

Exhibit A-42

under applicable securities laws, then the Partnership shall have the right to suspend such offering or use for a period of not more than six months after receipt of the Holder's request, such right pursuant to Section 6.15(a) or this Section 6.15(b) not to be utilized more than once in any twelve-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all reasonable efforts to keep the shelf registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any shelf registration pursuant to this Section 6.15(b), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such shelf registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such shelf registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such shelf registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 6.15(d), all costs and expenses of any such shelf registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

        (c)   If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take an action to so include the securities of the Holder once the registration statement is declared effective by the Commission, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 6.15(c) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder's Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 6.15(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

        (d)   If underwriters are engaged in connection with any registration referred to in this Section 6.15, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 6.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Holder Indemnified Persons") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise,

Exhibit A-43

under the Securities Act or otherwise (hereinafter referred to in this Section 6.15(d) as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof.

        (e)   The provisions of Section 6.15(a), 6.15(b) and 6.15(c) shall continue to be applicable with respect to the General Partner (and any of the General Partner's Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 6.15(d) shall continue in effect thereafter.

        (f)    The rights to cause the Partnership to register Partnership Securities pursuant to this Section 6.15 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 6.15.

        (g)   Any request to register Partnership Securities pursuant to this Section 6.15 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

        6.16    Certain Undertakings Relating to Separateness of the Partnership.

        (a)    Separateness Generally.    The Partnership shall conduct its business and operations separate and apart from those of any other Person (including EPCO and its Subsidiaries, other than the General Partner and the Partnership Group), except the General Partner and the Partnership Group, in accordance with this Section 6.16.

        (b)    Separate Records.    The Partnership shall (i) maintain its books and records and its accounts separate from those of any other Person, (ii) maintain its financial records, which will be used by it in its ordinary course of business, showing its assets and liabilities separate and apart from those of any other Person, except the General Partner and the Partnership's consolidated Subsidiaries, (iii) not have its assets and/or liabilities included in a consolidated financial statement of any Affiliate of the General

Exhibit A-44

Partner unless appropriate notation shall be made on such Affiliate's consolidated financial statements to indicate the separateness of the Partnership and the General Partner and their assets and liabilities from such Affiliate and the assets and liabilities of such Affiliate, and to indicate that the assets and liabilities of the Partnership and the General Partner are not available to satisfy the debts and other obligations of such Affiliate, and (iv) file its own tax returns separate from those of any other Person, except to the extent that the Partnership is treated as a "disregarded entity" for tax purposes or is not otherwise required to file tax returns under applicable law or is required under applicable law to file a tax return which is consolidated with another Person.

        (c)    Separate Assets.    The Partnership shall not commingle or pool its funds or other assets with those of any other Person, except its consolidated Subsidiaries, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

        (d)    Separate Name.    The Partnership shall (i) conduct its business in its own name or in the names of one or more of its Subsidiaries or the General Partner, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as an entity separate from any other Person (other than the General Partner or the Partnership's Subsidiaries).

        (e)    Separate Credit.    The Partnership (i) shall pay its obligations and liabilities from its own funds (whether on hand or borrowed), (ii) shall maintain adequate capital in light of its business operations, (iii) shall not pledge its assets for the benefit of any Person or guarantee or become obligated for the debts of any other Person, except its Subsidiaries, (iv) shall not hold out its credit as being available to satisfy the obligations or liabilities of any other Person, except its Subsidiaries, (v) shall not acquire obligations or debt securities of EPCO or its Affiliates (other than the other members of the Partnership Group and the General Partner), (vi) shall not make loans or advances to any Person, except its Subsidiaries, and (vii) use its commercially reasonable efforts to cause the operative documents under which the Partnership or any of its Subsidiaries borrows money, is an issuer of debt securities, or guarantees any such borrowing or issuance after the date of this Agreement, to contain provisions to the effect that (A) the lenders or purchasers of debt securities, respectively, acknowledge that they have advanced funds or purchased debt securities, respectively, in reliance upon the separateness of the Partnership and the General Partner from each other and from any other Persons, including any Affiliate of the General Partner and (B) the Partnership and the General Partner have assets and liabilities that are separate from those of other persons, including any Affiliate of the General Partner; provided that, the Partnership may engage in any transaction described in clauses (v)-(vi) of this Section 6.16(e) if prior Special Approval has been obtained for such transaction and either (A) the Audit and Conflicts Committee has determined (by Special Approval) that the borrower or recipient of the credit support is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (v), such transaction is completed through a public auction or a National Securities Exchange.

        (f)    Separate Formalities.    The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with EPCO and its Affiliates (other than the General Partner or another member of the Partnership Group) in conformity with the requirements of Section 6.9, and (iii) subject to the terms of the Administrative Services Agreement, promptly pay, from its own funds, and on a current basis, a fair and reasonable share of general and administrative expenses, capital expenditures, and costs for shared services performed by EPCO or Affiliates of EPCO (other than the General Partner or another member of the Partnership Group). Each material contract between the Partnership or another member of the Partnership Group, on the one hand, and EPCO or Affiliates of EPCO

Exhibit A-45

(other than the General Partner or a member of the Partnership Group), on the other hand, shall be in writing.

        (g)    No Effect.    Failure by the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE 7 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

        7.1    Limitation of Liability.    The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

        7.2    Management of Business.    No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

        7.3    Outside Activities.    Subject to the provisions of Section 6.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership or a Subsidiary. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

        7.4    Return of Capital.    No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by Article 5 or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17.502(b) of the Delaware Act.

        7.5    Rights of Limited Partners Relating to the Partnership.

        (a)   In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

            (i)  to obtain true and full information regarding the status of the business and financial condition of the Partnership;

           (ii)  promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

          (iii)  to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

Exhibit A-46

          (iv)  to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

           (v)  to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi)  to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

        (b)   Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or any Subsidiary or that the Partnership or a Subsidiary is required by law or by agreements with third parties to keep confidential.

ARTICLE 8 BOOKS, RECORDS, ACCOUNTING AND REPORTS

        8.1    Records and Accounting.    The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership~~'~~'s business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, the record of the Record Holders and Assignees of LP Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard disks, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

        8.2    Fiscal Year.    The fiscal year of the Partnership shall be the calendar year.

        8.3    Reports.

        (a)   As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the General Partner shall cause to be mailed or made available to each Record Holder of an LP Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Partnership Year, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners~~'~~' equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

        (b)   As soon as practicable, but in no event later than ninety days after the close of each calendar quarter except the last calendar quarter of each year, the General Partner shall cause to be mailed or made available to each Record Holder of an LP Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which LP Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

Exhibit A-47

ARTICLE 9 TAX MATTERS

        9.1    Preparation of Tax Returns.    The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety days of the close of each taxable year of the Partnership, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

        9.2    Tax Elections.    Except as otherwise provided herein, the General Partner shall in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of LP Units will be deemed to be the lowest quoted trading price of the LP Units on any National Securities Exchange on which such LP Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

        9.3    Tax Controversies.    Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

        9.4    ~~Organizational Expenses~~[Reserved.]~~.    The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.~~

        9.5    Withholding.    Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership and its Subsidiaries to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld ~~shall~~may, in the discretion of the General Partner, be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

        9.6    ~~Entity-Level Taxation~~[Reserved]~~.    If legislation is enacted that causes the Partnership to become treated as an association taxable as a corporation for federal income tax purposes or otherwise subjects the Partnership to entity-level taxation for federal income tax purposes, the Minimum Quarterly Distribution, First Target Distribution or Second Target Distribution, as the case may be, shall be equal to the product obtained by multiplying (a) the amount thereof by (b) l minus the sum of (x) the highest marginal federal corporate (or other entity, as applicable) income tax rate for the~~

Exhibit A-48

~~Partnership Year in which such quarter occurs (expressed as a percentage) plus (y) any increase that results from such legislation in the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes). Such effective overall state and local income tax rate shall be determined for the calendar year next preceding the first calendar year during which the Partnership is taxable for federal income tax purposes as a corporation or otherwise taxed as an entity by determining such rate as if the Partnership had been subject to such state and local taxes during such preceding calendar year.~~.

        9.7    Entity-Level Arrearage Collections.    If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee (a) the General Partner shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership; (b) any amount so paid on behalf of, or withheld with respect to, any Partner or Assignee shall constitute a distribution out of Available Cash to such Partner or Assignee pursuant to Section 5.3 (except as otherwise provided in ~~Section 5.6(a)~~the definition of Available Cash); and (c) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all LP Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of any Partner or Assignee or former Partner or Assignee, the General Partner shall be authorized (but not required) to cause the Partnership to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose, from such Persons.

        9.8    Opinions of Counsel.    Notwithstanding any other provision of this Agreement, if the Partnership is taxable for federal income tax purposes as a corporation or otherwise taxed for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership to become so taxable as a corporation or other entity or to be treated as an association taxable as a corporation, such requirement for an Opinion of Counsel shall be deemed automatically waived.

ARTICLE 10 LP UNIT CERTIFICATES

        10.1    LP Unit Certificates.    Upon the Partnership's issuance of LP Units to any Person, the Partnership shall issue one or more LP Unit Certificates in the name of such Person evidencing the number of such LP Units being so issued. LP Unit Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No LP Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue LP Units in global form, the LP Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the LP Units have been duly registered in accordance with the direction of the Partnership.

Exhibit A-49

        10.2    Registration, Registration of Transfer and Exchange.

        (a)   The General Partner shall cause to be kept on behalf of the Partnership a register (the "LP Unit Register") in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the General Partner will provide for the registration and the transfer of such LP Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering and transferring of LP Units as herein provided. The Partnership shall not recognize transfers of LP Unit Certificates representing LP Units unless same are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any LP Units evidenced by an LP Unit Certificate and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new LP Unit Certificates evidencing the same aggregate number of LP Units as was evidenced by the LP Unit Certificate so surrendered.

        (b)   Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of LP Units until the LP Unit Certificates evidencing such LP Units are surrendered for registration of transfer and such LP Unit Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new LP Unit Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

        10.3    Mutilated, Destroyed, Lost or Stolen LP Unit Certificates.

        (a)   If any mutilated LP Unit Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and, upon its request, the Transfer Agent shall countersign and deliver in exchange therefor, a new LP Unit Certificate evidencing the same number of LP Units as the LP Unit certificate so surrendered.

        (b)   The General Partner on behalf of the Partnership shall execute, and, upon its request, the Transfer Agent shall countersign and deliver a new LP Unit Certificate in place of any LP Unit Certificate previously issued if the Record Holder of the LP Unit Certificate:

            (i)  makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued LP Unit Certificate has been lost, destroyed or stolen;

           (ii)  requests the issuance of a new LP Unit Certificate before the Partnership has ~~noticed~~notice that the LP Unit Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (iii)  if requested by the General Partner, delivers to the Partnership such security or indemnity as may be required by the General Partner, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the LP Unit Certificate; and

          (iv)  satisfies any other reasonable requirements imposed by the General Partner.

  If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of an LP Unit Certificate, and a transfer of the LP Units represented by the LP Unit Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new LP Unit Certificate.

Exhibit A-50

        (c)   As a condition to the issuance of any LP Unit Certificate under this Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) connected therewith.

        10.4    Record Holder.    In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any LP Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which and LP Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding LP Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

ARTICLE 11 TRANSFER OF INTERESTS

        11.1    Transfer.

        (a)   The term "transfer," when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction (i) by which the General Partner assigns its Partnership Interest as General Partner to another Person ~~or by which the~~and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which a holder of an LP Unit assigns such LP Unit to another Person who is or becomes ~~an~~a Limited Partner or Assignee, and includes a sale, assignment, gift, ~~pledge, encumbrance, hypothecation, mortgage,~~ exchange or any other disposition by law or otherwise~~.~~ (other than a pledge, encumbrance, hypothecation or mortgage), including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

        (b)   No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

        11.2    Transfer of General Partner's Partnership Interest.

        (a)   The General Partner may transfer all, but not less than all, of its Partnership Interest as the General Partner to a single transferee if, but only if, (i) ~~at least 66 2/3%~~such transfer has been approved by the prior written consent or vote of the holders of a majority of the Outstanding LP Units ~~approve of such transfer and of the admission of such transferee as~~(excluding LP Units held by the General Partner and its Affiliates), (ii) the transferee agrees to assume the rights and duties of the General Partner and be bound by the provisions of this Agreement and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of any of the Operating Partnerships or cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes.

        (b)   Neither Section 11.2(a) nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) (i) the transfer by the General Partner of all of its Partnership interest to an Affiliate or (ii) the transfer by the General Partner of all its Partnership

Exhibit A-51

Interest upon its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the Partnership Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement; provided, that in either such case, that such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of any limited partner of the any of the Operating Partnerships or cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes. In the case of a transfer pursuant to this Section 11.2(b), the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

        11.3    Transfer of LP Units.

        (a)   LP Units may be transferred only in the manner described in Section 10.2. The transfer of any LP Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

        (b)   Until admitted as a Substituted Limited Partner pursuant to Article 12, the Record Holder of an LP Unit shall be an Assignee in respect of such LP Unit. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

        (c)   Each distribution in respect of LP Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership~~'~~'s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

        (d)   A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the capacity and authority to enter into this Agreement, (iv) made the powers of attorney set forth in this Agreement and (v) given the consents and made the waivers contained in this Agreement.

        11.4    Restrictions on Transfers.    Notwithstanding the other provisions of this Article 11, no transfer of any LP Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (~~a~~i) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (~~b~~ii) result in the taxation of the Partnership or the Operating Partnerships as a corporation or otherwise taxed as an entity for federal income tax purposes or (~~c~~iii) affect the Partnership's or the Operating Partnerships' existence or qualification as a limited partnership under the Delaware Act.

        11.5    Citizenship Certificates; Non-citizen Assignees.

        (a)   If the Partnership or a Subsidiary is or becomes subject to any federal, state or local law or regulation which, in the reasonable determination of the General Partner, provides for the cancellation or forfeiture of any property in which the Partnership or a Subsidiary has an interest based on the nationality, citizenship or other status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within thirty days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned thirty-day period such Citizenship Certification or other requested

Exhibit A-52

information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the LP Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 11.6. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his LP Units.

        (b)   The General Partner shall, in exercising voting rights in respect of LP Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of LP Units other than those of Non-citizen Assignees are cast, either ~~foil~~for, against or abstaining as to the matter.

        (c)   Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section ~~14.4~~14.3 but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee~~'~~'s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

        (d)   At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any LP Units of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and upon his admission pursuant to Section 12.2 the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's LP Units.

        11.6    Redemption of Interests.

        (a)   If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the thirty-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his LP Units to a Person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

            (i)  The General Partner shall, not later than the thirtieth day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable LP Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the LP Unit Certificate evidencing the Redeemable LP Units and that on and after date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable LP Units will accrue or be made.

           (ii)  The aggregate redemption price for Redeemable LP Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of LP Units of the class to be so redeemed multiplied by the number of LP Units of each such class included among the Redeemable LP Units. The redemption price shall be paid, in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10%

Exhibit A-53

  annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

          (iii)  Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the LP Unit Certificate evidencing the Redeemable LP Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

          (iv)  After the redemption date, Redeemable LP Units shall no longer constitute issued and Outstanding LP Units.

        (b)   The provisions of this Section 11.6 shall also be applicable to LP Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

        (c)   Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his LP Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided, the transferee of such LP Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

        (d)   If the Partnership is or becomes subject to any federal, state or local law or regulation which, in the reasonable determination of the General Partner, provides for the cancellation or forfeiture of any property in which the Partnership or a Subsidiary has an interest, based on the nationality (or other status) of the General Partner, whether or not in its capacity as such, the Partnership may, unless the General Partner has furnished a Citizenship Certification or transferred its Partnership Interest or LP Units to a Person who furnishes a Citizenship Certification prior to the date fixed for redemption, redeem the Partnership Interest or Interests of the General Partner in the Partnership as provided in Section 11.~~7~~6(a). If such redemption includes a redemption of the Departing Interest, the redemption price thereof shall be equal to the aggregate sum of the Current Market Price (the date of determination for which shall be the date fixed for redemption) of each class of LP Units then Outstanding, in each such case multiplied by the number of LP Units of such class into which the Departing Interest would then be convertible under the terms of Section 13.3(b) if the General Partner were to withdraw or be removed as the General Partner (the date of determination for which shall be the date fixed for redemption). The redemption price shall be paid in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

ARTICLE 12 ADMISSION OF PARTNERS

        12.1    Admission of Substituted Limited Partners.    By transfer of an LP Unit in accordance with Article 11, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of an LP Unit Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such LP Unit Certificate to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred LP Units. Each transferee of an LP Unit (including, without limitation, any nominee holder or an agent acquiring such LP Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the LP Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (i) at such time as the General Partner consents thereto, which consent may be given or withheld in the General

Exhibit A-54

Partner~~'~~'s sole discretion, and (ii) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to LP Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such LP Units on any matter, vote such LP Units at the written discretion of the Assignee who is the Record Holder of such LP Units. If no such written direction is received, such LP Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

        12.2    Admission of Successor General Partner.    A successor General Partner approved pursuant to Section 13.1 or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 or the transfer of the General Partner's Partnership Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until the terms of Section 11.2 have been complied with. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

        12.3    Admission of Additional Limited Partners.

        (a)   A ~~person~~Person (other than a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

        (b)   Notwithstanding anything to the contrary in this Section 12.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

        12.4    Amendment of Agreement and Certificate of Limited Partnership.    To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

Exhibit A-55

ARTICLE 13 WITHDRAWAL OR REMOVAL OF PARTNERS

        13.1    Withdrawal of the General Partner.

        (a)   The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal")~~;~~:

            (i)  the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

           (ii)  the General Partner transfers all of its rights as General Partner pursuant to Section 11.2:

          (iii)  the General Partner is removed pursuant to Section 13.2;

          (iv)  the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this sentence; or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

           (v)  a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

          (vi)  a certificate of dissolution or its equivalent is filed for the General Partner, or ninety days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

  If an Event of Withdrawal specified in this Section 13.1(a)(iv), (v) or (vi) occurs, the withdrawing General Partner shall give written notice to the Limited Partners within thirty days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

        (b)   Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) ~~at any time during the period prior to January 1, 2000~~ the General Partner voluntarily withdraws by giving at least ninety days~~'~~' advance notice ~~of its intention to withdraw~~ to the Limited Partners, ~~provided, that prior to the effective date of such withdrawal the withdrawal is approved by at least 66 2/3% of the Outstanding LP Units (including for this purpose LP Units held by the General Partner and its Affiliates); (ii) at any time after December 31, 1999, the General Partner voluntarily withdraws by giving at least ninety days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be a General Partner pursuant to Section 13.1(a)(i) or~~such withdrawal to take effect on the date specified in such notice or (ii) at any time that the General Partner is removed pursuant to Section ~~13.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least ninety days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at that time such notice is given more than 50% of the Outstanding LP Units that are held by Persons other than by the General Partner and its Affiliates are owned beneficially or of record or controlled at any time by one Person or its Affiliates.~~13.2. If the General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i) or if the General Partner is removed pursuant to Section 13.2, holders of ~~at least a majority of the Outstanding LP Units (excluding for purposes of such determination LP Units owned by the General~~

Exhibit A-56

~~Partner and its Affiliates)~~a Unit Majority may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive an Opinion of Counsel that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of the limited partner of any of the Operating Partnerships or cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes, the Partnership shall be dissolved in accordance with Section 14.1. If a successor General Partner is elected and the Opinion of Counsel is rendered as provided in the immediately preceding sentence, such successor shall be admitted (subject to Section 12.2) immediately prior to the effective time of the withdrawal or removal of the Departing Partner and shall continue the business of the Partnership without dissolution.

        13.2    Removal of the General Partner.    The General Partner may be removed if such removal is approved by at least 66 2/3% of the Outstanding LP Units (including LP Units held by ~~Persons other than~~ the General Partner and its Affiliates). Any such action by the Limited Partners for removal of the General Partner must also provide for the election ~~and succession~~ of a ~~new~~successor General Partner by Unitholders holding a Unit Majority. Such removal shall be effective immediately following the admission of the successor General Partner pursuant to Article 12. The right of the Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the General Partner and the selection of a successor General Partner will not result in the loss of limited liability of any Limited Partner or of the limited partner of any of the Operating Partnerships or the taxation of the Partnership or any of the Operating Partnerships as a corporation or otherwise taxed as an entity for federal income tax purposes.

        13.3    Interest of Departing Partner and Successor General Partner.

        (a)   In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the Limited Partners under circumstances where Cause does not exist, the Departing Partner shall, at its option exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as General Partner an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as General Partner, such amount to be determined and payable as of the effective date of its departure or, if there is not agreement as to the fair market value of such Partnership Interest at the effective date of departure, within ten (10) days after fair market value is determined pursuant to this Section 13.3(a). If the General Partner is removed by the Limited Partners under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Operating Partnership Agreements, its successor shall have the option described in the immediately preceding sentence, and the Departing Partner shall not have such option. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or any Subsidiary. Subject to Section 13.3(b), the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the General Partner and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.2(g).

        For purposes of this Section 13.3(a), the fair market value of the Departing Partner's Partnership Interest as the general partner of the Partnership herein (the "Departing Interest") shall be determined by agreement between the Departing Partner its successor or, failing agreement within thirty days after

Exhibit A-57

the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within forty-five days after the effective date or such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the Departing Interest. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of LP Units on any National Securities Exchange on which LP Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

        (b)   If the Departing Interest is not acquired in the manner set forth in Section 13.3(a) the Departing Partner and its Affiliate shall become a Limited Partner and their Departing Interest shall be converted into Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner's Partnership Interest to Units will be characterized as if the General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Units.

        (c)   If the option described in Section 13.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 4.3(d)(i), shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the General Partner. In such event, each successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled. In addition, such successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be 1.999999%, and that of the Unitholders shall be 98.000001%.

        13.4    Withdrawal of Limited Partners.    No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's LP Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the LP Units so transferred.

ARTICLE 14 DISSOLUTION AND LIQUIDATION

        14.1    Dissolution.    The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs should be wound up, upon:

        (a)   the expiration of its term as provided in Section 1.5;

Exhibit A-58

        (b)   an Event of Withdrawal of the General Partner as provided in Section 13.1(a), unless a successor is named as provided in Section 13.1(b) and the continuation of the business of the Partnership is approved by at least ~~66 2/3% of the Outstanding LP Units (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of at least 66 2/3% of the Outstanding LP Units)~~a Unit Majority;

        (c)   an election to dissolve the Partnership by the General Partner that is approved by at least 66 2/3% of the Outstanding LP Units (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of at least 66 2/3% of the Outstanding LP Units);

        (d)   entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

        (e)   the sale of all or substantially all of the assets and properties of the Partnership and its Subsidiaries, taken as a whole.

        14.2    Liquidation.    Upon dissolution of the Partnership, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in Section 13.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by at least ~~66 2/3% of the Outstanding LP Units~~a Unit Majority, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by at least ~~66 2/3% of the Outstanding LP Units~~a Unit Majority. The Liquidator shall agree not to resign at any time without fifteen days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause by notice of removal approved by at least ~~66 2/3% of the Outstanding LP Units~~a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty days thereafter be approved by at least ~~66 2/3% of the Outstanding LP Units~~a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article 14, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

        (a)   the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes;

        (b)   to all Partners in accordance with the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to Section 5.1(c).

        14.3    Distributions in Kind.    Notwithstanding the provisions of Section ~~14.3~~14.2, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets

Exhibit A-59

except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreement governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

        14.4    Cancellation of Certificate of Limited Partnership.    Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

        14.5    Reasonable Time for Winding Up.    A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

        14.6    Return of Capital.    The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

        14.7    No Capital Account Restoration.    No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

        14.8    Waiver of Partition.    Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 15 AMENDMENT OF PARTNERSHIP AGREEMENT;
MEETINGS; RECORD DATE

        15.1    Amendment to be Adopted Solely by General Partner.    Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

        (a)   a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

        (b)   admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

        (c)   a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

        (d)   a change (i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) that is necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of

Exhibit A-60

any federal or state agency or judicial authority or contained in any federal or state agency, or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or appropriate to facilitate the trading of the LP Units (including, without limitation, the division of Outstanding LP Units into different classes to facilitate uniformity of tax consequences within such classes (of LP Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which any LP Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

        (e)   an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

        (f)    subject to the terms of Section 4.1, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the authorization for issuance of any class or series of LP Units pursuant to Section 4.1;

        (g)   any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

        (h)   an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3; or

        (i)    any other amendments similar to the foregoing.

        15.2    Amendment Procedures.    Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed solely by the General Partner. Each such proposal shall contain the text of the proposed amendment. If an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding LP Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by the holders of at least ~~66 2/3% of the Outstanding LP Units~~a Unit Majority unless a greater or different percentage is required under this Agreement~~; provided that if the effect of any amendment shall be to affect materially and adversely any holders of LP Units of a particular class in relation to any other class of LP Units, the affirmative vote of the holders of at least a majority in interest of the Outstanding LP Units of the class so affected shall be required to adopt such amendment~~or by Delaware law. The General Partner shall notify all Record Holders upon final adoption of any proposed amendment.

        15.3    Amendment Requirements.

        (a)   Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding LP Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of Unitholders whose aggregate percentage of Outstanding LP Units constitute not less than the voting requirement sought to be reduced.

        (b)   Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner or, without its consent, which may be given or withheld in its sole discretion, of the General Partner, (ii) modify the compensation payable to the

Exhibit A-61

General Partner or any of its Affiliates by the Partnership or any Subsidiary, (iii) change Section 14.1(a) or (c), (iv) restrict in any way any action by or rights of the General Partner as set forth in this Agreement, (v) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve the Partnership or (vi) modify the last sentence of Section 1.2.

        (c)   Except as otherwise provided, the General Partner may amend the Partnership Agreement without the approval of Unitholders, except that any amendment that would have a material adverse effect on the holders of any class of Outstanding LP Units must be approved by the holders of not less than 66 2/3% of the Outstanding LP Units of such class.

        (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 6.3 or 15.1, no amendments shall become effective without the approval of the Record Holders of 95% of the LP Units unless the Partnership obtains an Opinion of Counsel to the effect that (a) such amendment will not cause the Partnership or any of the Operating Partnerships to be taxable as a corporation or otherwise taxed as an entity for federal income tax purposes and (b) such amendment will not affect the limited liability of any Limited Partner or any limited partner of any of the Operating Partnerships under applicable law.

        (e)   This Section 15.3 shall only be amended with the approval of not less than 95% of the Outstanding LP Units.

        15.4    Meetings.    All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article 15. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding LP Units of the class for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within sixty days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than sixty days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

        15.5    Notice of a Meeting.    Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section ~~17.1~~ 18.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

        15.6    Record Date.    For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than ten nor more than sixty days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which any LP Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

        15.7    Adjournment.    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place

Exhibit A-62

thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 15.

        15.8    Waiver of Notice; Approval of Meeting; Approval of Minutes.    The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner disapproves, at the beginning of the meeting, the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, in either case if the disapproval is expressly made at the meeting.

        15.9    Quorum.    The holders of ~~66 2/3%~~a majority of the Outstanding LP Units of the class for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class ~~unless any such action by the Limited Partners requires approval by holders of a majority in interest of such LP Units, in which case the quorum shall be a majority~~. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding LP Units that in the aggregate represent at least ~~66 2/3%~~a majority of the Outstanding LP Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding LP Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding LP Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Outstanding LP Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

        15.10    Conduct of Meeting.    The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Exhibit A-63

        15.11    Action Without a Meeting.    Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding LP Units that would be necessary to authorize to take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than twenty days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the LP Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the LP Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than ninety days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

        15.12    Voting and Other Rights.

        (a)   Only those Record Holders of LP Units on the Record Date set pursuant to Section 15.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which holders of the Outstanding LP Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding LP Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding LP Units.

        (b)   With respect to LP Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such LP Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such LP Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such LP Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

ARTICLE 16 MERGER

        16.1    Authority.    The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts, limited liability companies or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

        16.2    Procedure for Merger or Consolidation.    Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General Partner shall

Exhibit A-64

determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

        (a)   The name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;

        (b)   The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the "Surviving Business Entity");

        (c)   The terms and conditions of the proposed merger or consolidation;

        (d)   The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interest are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

        (e)   A statement of any changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

        (f)    The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

        (g)   Any amendment to this Agreement or the adoption, if any, of a new limited partnership agreement for any limited partnership that is the Surviving Business Entity, as permitted by Section 211(g) of the Delaware Act.

        (h)   Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

        16.3    Approval by Limited Partners of Merger or Consolidation.

        (a)   The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article 15. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

        (b)   The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least ~~66 2/3% of the Outstanding LP Units~~a Unit Majority, unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding LP Units of the Limited Partners or of any class of Limited Partners, in

Exhibit A-65

which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

        (c)   After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

        16.4    Certificate of Merger.    Upon the required approval by the General Partner and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

        16.5    Effect of Merger.

        (a)   Upon the effective date of the certificate of merger:

            (i)  all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

           (ii)  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and shall not be in any way impaired because of the merger or consolidation;

          (iii)  all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv)  all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

        (b)   A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

ARTICLE 17 RIGHT TO ACQUIRE LP UNITS

        17.1    Right to Acquire LP Units.

        (a)   Notwithstanding any provision of this Agreement, if at any time less than 15% of the total LP Units then issued and Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right which right it may assign and transfer to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the LP Units then Outstanding held by Persons other than the General Partner and its Affiliates, at the higher of ~~(a)~~ the highest cash price paid by the General Partner or any of its Affiliates for any LP Unit purchased during the ninety-day period preceding the date that the notice described in Section 17.1~~(c)~~(b) is mailed and ~~(b)~~ the Current Market Price (as defined below) as of the date the General Partner (or any of its assignees) mails the notice described in Section 17.1(b) of its election to purchase such LP Units. As used in this Agreement, (i) "Current Market Price" of an LP Unit listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per LP Unit of such class for the twenty consecutive Trading Days (as hereinafter defined) immediately prior to, but not including, such date; (ii) "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to

Exhibit A-66

trading on the New York Stock Exchange or, if the LP Units of a class are not listed or admitted to trading on the New York Stock Exchange as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the LP Units of such class are listed or admitted to trading or, if the LP Units of ~~a~~such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if on any such day the LP Units of a class are not quoted by any such organization, the average of the closing bid and asked priced on such day as furnished by a professional market maker making a market in the LP Units of such class selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the LP Units of such class, the fair value of such LP Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner; and (iii) "Trading Day" means a day on which the principal National Securities Exchange on which the LP Units of any class are listed or admitted to trading is open for the transaction of business or, if LP Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open. ~~Notwithstanding anything herein to the contrary, the Current Market Price of each Class B Unit shall be deemed to be the same as the Current Market Price of one Unit.~~

        (b)   If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase LP Units granted pursuant to Section 17.1(a), the General Partner shall deliver to the Transfer Agent written notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of LP Units (as of a Record Date selected by the General Partner) at least ten, but not more than sixty days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a) at which LP Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such LP Units, upon surrender of LP Unit Certificates representing such LP Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the LP Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of LP Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the LP Units to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of LP Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any LP Unit Certificate shall not have been surrendered for purchase, all rights of the holders of such LP Units (including, without limitation, any rights pursuant to Articles 4, 5 and 14) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a)) for the LP Units therefor, without interest, upon surrender to the Transfer Agent of the LP Unit Certificates representing such LP Units, and such LP Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all

Exhibit A-67

such LP Units from and after the Purchase Date and shall have all rights as the owner of such LP Units (including, without limitations, all rights as owner pursuant to Articles 4, 5 and 14).

        (c)   At any time from and after the Purchase Date, a holder of an Outstanding LP Unit subject to purchase as provided in this Section 17.1 may surrender his LP Unit Certificate, as the case may be, evidencing such LP Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a), therefor without interest thereon.

ARTICLE 18 GENERAL PROVISIONS

        18.1    Addresses and Notices.    Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such LP Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

        18.2    Titles and Captions.    All article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

        18.3    Pronouns and Plurals.    Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall including the plural and vice-versa.

        18.4    Further Action.    The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        18.5    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Exhibit A-68

        18.6    Integration.    This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        18.7    Creditors.    None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        18.8    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        18.9    Counterparts.    This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring an LP Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

        18.10    Applicable Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

        18.11    Invalidity of Provisions.    If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        ~~18.12    Amendments to Reflect the Contribution Agreement.    In addition to the amendments to this Agreement contained in the Contribution Agreement and notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be deemed to be further amended and modified to the extent necessary, but only to the extent necessary, to carry out the purposes and intent of the Contribution Agreement.~~

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Exhibit A-69

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:
TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
By:
Name: Title:
LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.
By: Texas Eastern Products Pipeline Company, LLC, General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4.
By:
Name:
Title:

Exhibit A-70

EXHIBIT A

        No transfer of the LP Units evidenced hereby will be registered on the books of TEPPCO Partners, L.P. (the "Partnership"), unless the LP Unit Certificates evidencing the LP Units to be transferred are surrendered for registration of transfer and an Application for Transfer of LP Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the LP Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the LP Units.

APPLICATION FOR TRANSFER OF LP UNITS

        The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the LP Units evidenced hereby.

        The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Agreement of Limited Partnership of TEPPCO Partners, L.P. (the "Partnership"), as amended or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and the liquidator if one is appointed his attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement, any amendment to the Partnership Agreement and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement and (e) makes the consents and waivers and gives the approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:	Signature of Assignee
Social Security or other identifying number of Assignee	Name and Address of Assignee
Purchase Price (including commissions, if any)

Exhibit A-71

TYPE OF ENTITY (CHECK ONE):

☐ Individual ☐ Partnership ☐ Corporation ☐ Trust
☐ Other (specify):

        Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the LP Units shall be made to the best of the Assignee's knowledge.

Exhibit A-72

EXHIBIT B

FORM OF EPCO, INC. 2006 TPP LONG-TERM INCENTIVE PLAN

        SECTION 1.    Purpose of the Plan.    The EPCO, Inc. 2006 TPP Long-Term Incentive Plan, as established hereby (the "Plan"), is intended to promote the interests of EPCO, Inc., a Texas corporation (the "Company"), TEPPCO Partners, L.P., a Delaware limited partnership (the "Partnership") and Texas Eastern Products Pipeline Company LLC, the general partner of the Partnership ("General Partner"), by encouraging directors and employees of the Company and its Affiliates who perform services for the Partnership, General Partner or their Affiliates to acquire or increase their equity interests in the Partnership and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to remain with the Company and its Affiliates and to devote their best efforts to the Company, the General Partner and the Partnership.

        SECTION 2.    Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Award" means an Option, Unit Appreciation Right, a Restricted Unit, a Phantom Unit or DER granted under the Plan.

        "Board" means the Board of Directors of the Company.

        "Committee" means the Audit and Conflicts Committee of the Board of Directors of the General Partner.

        "DER" means a contingent right to receive an amount of cash equal to all or a designated portion (whether by formula or otherwise) of the cash distributions made by the Partnership with respect to a Unit during a specified period.

        "Director" means a "non-employee director," as defined in Rule 16b-3, of the General Partner.

        "Employee" means any employee of the Company or an Affiliate.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

        "Option" means an option to purchase Units granted under the Plan.

        "Participant" means any Employee or Director granted an Award under the Plan.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

Exhibit B-1

        "Phantom Unit" means a notional or phantom unit granted under the Plan which upon vesting entitles the holder to receive one Unit upon vesting.

        "Restricted Unit" means a Unit granted under the Plan that is subject to forfeiture provisions and restrictions on its transferability.

        "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SEC" means the Securities and Exchange Commission, or any successor thereto.

        "Unit" means a Unit of the Partnership.

        "Unit Appreciation Right" or "UAR" means an Award that, upon exercise or vesting, as provided in the Award agreement, entitles the holder to receive the excess, or such designated portion of the excess not to exceed 100%, of the Fair Market Value of a Unit on the exercise or vesting date, as the case may be, over the exercise or grant price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined by the Committee in its discretion.

        SECTION 3.    Administration.    The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary thereof.

        SECTION 4.    Units Available for Awards.

        (a)   Units Available.    Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan is 5,000,000. To the extent an Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted. If any Award is exercised and less than all of the Units covered by such Award are delivered in connection with such exercise, then the Units covered by such Award which were not delivered upon such exercise shall again be Units with respect to which Awards may be granted. Units withheld to satisfy tax withholding obligations of the Company or an Affiliate shall not be considered to have been delivered under the Plan for this purpose.

        (b)   Sources of Units Deliverable Under Awards.    Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate (including, without limitation, the Partnership) or other Person, or any combination of the foregoing, as determined by the Committee in its discretion. If, at the time of exercise by a Participant of all or a

Exhibit B-2

portion of such Participant's Award, the Company determines to acquire Units in the open market and the Company is prohibited, under applicable law, or the rules and/or regulations promulgated by the Securities and Exchange Committee or the New York Stock Exchange or the policies of the Company or an Affiliate, from acquiring Units in the open market, delivery of any Units to the Participant in connection with such Participant's exercise of an Award may be delayed until such reasonable time as the Company is entitled to acquire, and does acquire, Units in the open market.

        (c)   Adjustments.    In the event the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, that the number of Units subject to any Award shall always be a whole number.

        SECTION 5.    Eligibility.    Any Employee or Director who performs services for the Partnership or the General Partner shall be eligible to be designated a Participant.

        SECTION 6.    Awards.

        (a)   Options.    The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions or intent of the Plan.

            (i)  Exercise Price.    The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, but may not be less than 100% of the Fair Market Value per Unit as of the date of grant.

           (ii)  Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a "cashless-broker" exercise (through procedures approved by the Company), other property or any combination thereof, having a value on the exercise date equal to the relevant exercise price.

          (iii)  Term.    Each Option shall expire as provided in the grant agreement for such Option.

        (b)   Restricted Units.    The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the period and the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other criteria, and such other terms and conditions as the Committee may establish with respect to such Award, including whether any distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit. If distributions are so restricted, such distributions shall be held by the Company, without interest, until the Restricted Unit vests or is forfeited with the retained distributions then being paid or forfeited at the same time, as the case may be. Absent such a restriction on distributions in the

Exhibit B-3

grant agreement, Partnership distributions shall be paid currently to the holder of the Restricted Unit without restriction.

        (c)   Phantom Units.    The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the conditions under which the Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award.

        (d)   DERs.    The Committee shall have the authority to determine the Employees and Directors to whom DERs shall be granted, the number of DERs to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the limits, if any, or portion of a DER that is payable, the conditions under which the DERs may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award.

        (e)   UARs.    The Committee shall have the authority to determine the Employees and Directors to whom UARs shall be granted, the number of Units to be covered by each grant, the exercise price therefor and the conditions and limitations applicable to the exercise of the UAR, and such additional terms and conditions as the Committee may establish with respect to such Award.

        (f)    General.

            (i)  Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

           (ii)  Limits on Transfer of Awards.

            (A)  Each Option shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

            (B)  No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

          (iii)  Unit Certificates.    All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (iv)  Consideration for Grants.    Awards may be granted for no cash consideration payable by a Participant or for such consideration payable by a Participant as the Committee determines including, without limitation, services or such minimal cash consideration as may be required by applicable law.

           (v)  Delivery of Units or other Securities and Payment by Participant of Consideration.    No Units or other securities shall be delivered pursuant to any Award until payment in full of any

Exhibit B-4

  amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or required tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, withholding of Units, "cashless-broker" exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to, or withheld by, the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

        SECTION 7.    Amendment and Termination.    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

            (i)  Amendments to the Plan.    Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

           (ii)  Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(iii), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

          (iii)  Adjustment or Termination of Awards Upon the Occurrence of Certain Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria (if any) included in, Awards in recognition of unusual or significant events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, of changes in applicable laws, regulations, or accounting principles, or a change in control of the Company (as determined by its Board) or the Partnership (as determined by the Committee), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustments may include, without limitation, accelerating the exercisability of an Award, accelerating the date on which the Award will terminate and/or canceling Awards by the issuance or transfer of Units having a value equal to the Option's positive "spread."

        SECTION 8.    General Provisions.

        (a)   No Rights to Awards.    No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

        (b)   Termination of Employment.    For purposes of the Plan, unless the Award agreement provides to the contrary, a Participant shall not be deemed to have terminated employment with the Company and its Affiliates or membership from the Board until such date as the Participant is no longer either an Employee of the Company or an Affiliate or a Director, i.e., a change in status from Employee to Director or Director to Employee shall not be a termination.

        (c)   No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain a Director, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. Nothing in the Plan or any Award agreement shall operate or be construed as constituting an employment agreement with any Participant and each

Exhibit B-5

Participant shall be an "at will" employee, unless such Participant has entered into a separate written employment agreement with the Company or an Affiliate.

        (d)   Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without giving effect to principles of conflicts of law.

        (e)   Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (f)    Other Laws.    The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        (g)   No Trust Fund Created; Unsecured Creditors.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or the Affiliate.

        (h)   No Fractional Units.    No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and any such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated, without the payment of any consideration therefor.

        (i)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (j)    Tax Withholding.    The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or the Affiliate to satisfy its withholding obligations for the payment of such taxes.

        (k)   Facility Payment.    Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

        (l)    Participation by Affiliates.    In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Affiliate for compensation paid to Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the

Exhibit B-6

Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

        SECTION 9.    Term of the Plan; Unitholder Approval.    The Plan, as hereby amended and restated, shall be effective on the date of its approval by the Unitholders of the Partnership and shall continue until the earliest of (i) all available Units under the Plan have been paid to Participants, (ii) the termination of the Plan by action of the Board or the Committee or (iii) the 10th anniversary of the date of the approval by the Unitholders of this Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

        SECTION 10.    Section 409A.    Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and United States Department of the Treasury pronouncements ("Section 409A"), that Plan provision or Award will be reformed to the extent practicable to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights to an Award or require the consent of the Participant.

Exhibit B-7

EXHIBIT C

FORM OF EPCO, INC. TPP UNIT PURCHASE PLAN

        EPCO, Inc., a Texas corporation (the "Company"), hereby establishes the EPCO, Inc. TPP Employee Unit Purchase Plan (the "Plan") effective as of the date set forth in Section 17 below.

        1.     Purpose.    The purpose of the Plan is to promote the interests of the Company and TEPPCO Partners L.P., a Delaware limited partnership (the "Partnership"), by providing employees of the Company and its Affiliates (as defined below) a cost-effective program to enable them to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the Company.

        2.     Definitions.    As used in this Plan:

          "Account" means a separate bookkeeping account maintained by the Employer or Custodian for a Participant.

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Board" means the Board of Directors of the Company.

          "Committee" means a committee appointed by the Chairman or Vice Chairman of the Company to administer the Plan.

          "Company Blackout Period" means all periods during a year other than each 60-day period beginning on the second business day following a public announcement of the Partnership's financial results.

          "Custodian" means the person engaged by the Company to perform administrative services for the Plan and to hold cash and Units, as provided in the services agreement with such person.

          "DRIP" means the TEPPCO Partners L.P. Distribution Reinvestment Plan, if and when such a plan is established.

          "Eligible Compensation" means, with respect to an Eligible Employee, the sum of the following items of his/her compensation: salary, hourly wages, drivers' regular pay, overtime pay, call-out pay, vacation pay, bonuses, sick pay, funeral pay, jury duty pay, holiday pay, and military or other leave of absence pay. No other items of compensation shall be considered.

          "Eligible Employee" means any Employee whose current period of employment is three or more months of continuous employment, who is classified by an Employer as a regular, active, full-time employee and whose regularly scheduled work week is at least 30 hours per week, but excluding (i) any such Employee covered by a collective bargaining agreement unless such bargaining agreement provides for his/her participation in the Plan, and (ii) any temporary, project or leased employee or any nonresident alien.

          "Employee" means any individual who is an employee of the Company or another Employer.

          "Employee Discount Amount" means an amount, paid by the Employers each Purchase Period, equal to 10% of the quotient of (x) the total amount withheld from the Participants' Eligible Compensation during such Purchase Period, divided by (y) 0.90.

Exhibit C-1

          "Employer" means the Company and any Affiliate the Committee has designated as a participating entity.

          "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

          "Participant" means an Eligible Employee or former Eligible Employee with an Account under the Plan.

          "Plan Blackout Period" means a period established by the Committee during which a Restricted Participant may not engage in certain transactions under the Plan.

          "Purchase Period" means, beginning November 1, 2006, or such other date as the Committee shall determine, a three-month period ending on the last day of each January, April, July and October.

          "Restricted Participant" means an Employee who has the title of vice president or above with the Company or an Affiliate (regardless of where he/she is located) and each other Employee who is a Houston corporate office employee.

          "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

          "Units" mean a limited partnership interest in the Partnership represented by Units as set forth in the Partnership Agreement and described in the Registration Statement for the securities of the Partnership.

        3.     Units Available Under Plan.    Subject to adjustment as provided in this Section 3, a maximum of 1,000,000 Units may be delivered under the Plan. Units to be delivered under the Plan may be Units acquired by the Custodian in the open market or directly from the Partnership, the Employers or any other person, or any combination of the foregoing. In the event the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, spin-off, combination, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment in the maximum number of Units and/or the kind and number of securities deliverable under the Plan is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may make appropriate adjustments to the maximum number of Units and/or the kind and number of securities deliverable under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

        4.     Employee Elections.    An Eligible Employee may purchase Units under this Plan upon the following terms and conditions:

          (a)   An Eligible Employee may enroll in the Plan on or after the first day of the month following the month in which he/she becomes an Eligible Employee. An Eligible Employee may elect to have his/her Employer withhold on an after-tax basis from his/her Eligible Compensation for each pay period during such Purchase Period a designated whole percentage of his/her Eligible Compensation for such pay period ranging from 1% to 10% for the purchase of Units hereunder. Subject to Section 4(f), an Eligible Employee may cancel or change (within the above limitations) his/her withholding election at any time. All Eligible Employee elections and any changes to an

Exhibit C-2

  election shall be in such form as the Committee or its delegate may establish from time to time and, subject to Section 4(f), shall be effective as soon as administratively feasible after its receipt.

          (b)   Subject to Section 4(f), each withholding election made by an Eligible Employee hereunder shall be an ongoing election until the earlier of the date changed by the Eligible Employee, or the date the Eligible Employee ceases to be eligible to participate in the Plan. Eligible Employees may only make contributions through payroll deductions.

          (c)   The Employer shall maintain or cause to be maintained for each electing Eligible Employee a separate Account reflecting the aggregate amount of his/her Eligible Compensation that has been withheld and not yet applied to the purchase of Units for such Eligible Employee. In addition, subject to the further provisions of the Plan, such Account shall be credited with the Units purchased for the Participant under the Plan, including any Units purchased on his/her behalf pursuant to the DRIP, if applicable, by the Custodian with cash distributions on Units held for the Participant by the Custodian. Amounts of Eligible Compensation withheld by the Employer shall not be segregated from the general assets of the Employer and shall not bear interest prior to being remitted to the Custodian. The Employer shall remit to the Custodian in cash not less frequently than twice a month all amounts of Eligible Compensation that have been withheld by the Employer and not previously remitted to the Custodian plus an amount equal to 10% of the quotient of (i) such amount of Eligible Compensation then being remitted to the Custodian divided by (ii) 0.90. The cash amounts remitted to the Custodian shall be invested by the Custodian as soon as reasonably practical in a money market fund approved by the Company until such amounts are used by the Custodian to purchase Units pursuant to the Plan. The interest or dividends earned on amounts invested in the money market fund shall be allocated by the Custodian to the Participants.

          (d)   If a Participant's contributions under the Plan stop during a Purchase Period due to the Participant ceasing to be an Eligible Employee (including upon a termination of employment), taking an approved, but unpaid leave of absence or becoming disabled and placed on inactive status, then all amounts of cash allocated to his/her Account shall be applied to the purchase of Units following the end of that Purchase Period unless (i) prior to the end of such Purchase Period the Participant directs the Custodian to distribute such cash to the Participant or (ii) such cash is distributed to the Participant pursuant to Section 8(b) or (c), as applicable.

          (e)   If a Participant elects to stop his/her contributions under the Plan during a Purchase Period and continues as an Eligible Employee, then all amounts of cash allocated to his/her Account shall be applied to the purchase of Units following the end of that Purchase Period, unless the Participant terminates employment or dies before the end of such Purchase Period, in which event Section 4(d) shall be applied to such Participant.

          (f)    Notwithstanding any provisions of the Plan to the contrary, Restricted Participants shall be subject to the following restrictions:

              (i)  no Units may be sold by or for the benefit of a Restricted Participant during a Company Blackout Period or a Plan Blackout Period;

             (ii)  a Restricted Participant may not join the Plan or increase his/her contribution percentage during a Plan Blackout Period; however, a Restricted Participant may join the DRIP, if applicable, during a Company Blackout Period or a Plan Blackout Period; and

            (iii)  if a Restricted Participant elects to withdraw from the Plan or decrease his/her contribution percentage, the Restricted Participant must wait three months before he/she can rejoin the Plan or increase his/her contribution percentage, as the case may be.

Exhibit C-3

If the above three-month restricted period would expire with respect to a Restricted Participant during a Plan Blackout Period, such restricted period shall automatically continue with respect to such Restricted Participant until the end of that Plan Blackout Period.

        5.     Unit Purchases; DRIP Purchases; Purchase Price.

          (a)   Following the end of each Purchase Period, unless directed otherwise by the Company, the Custodian shall purchase directly from the Partnership that number of Units that can be acquired with the sum of (i) the total amount withheld from the Participants' Eligible Compensation during such Purchase Period, (ii) the Employee Discount Amount for such Purchase Period and (iii) any interest or dividends received by the Custodian from the money market fund investment on the amounts remitted to the Custodian with respect to that Purchase Period. The purchase price paid to the Partnership for such Units shall be the Fair Market Value of the Units of the date of purchase. If the Custodian is directed to instead purchase all or part of the Units on the open market, those Units shall be purchased over the eight consecutive trading day period beginning on the 15th day of the month (or the first trading day thereafter) following the end of the Purchase Period, and the amount purchased on any such day shall be approximately equal to 12.5% of the amount of cash (Eligible Compensation, Employer Discount Amount and interest or dividends) then credited to the Participants' Accounts for such Purchase Period. If Units are purchased in the open market, the price of the Units allocated to each affected Participant for a Purchase Period shall be based on the weighted average of the purchase prices actually paid for the Units acquired for such Purchase Period.

          (b)   Cash distributions received by the Custodian with respect to Units it has purchased and is holding for a Participant pursuant to the Plan on or prior to the record date for such distributions shall be distributed to the Participant as soon as practicable unless the Participant directs the Custodian, in the manner prescribed by the Custodian, to "reinvest" such cash distribution in additional Units on behalf of such Participant pursuant to the DRIP. The price at which such cash distributions shall be reinvested shall be the price described in the DRIP.

        6.     Unit Purchase Allocations.    The Units acquired under the Plan for a Purchase Period shall be allocated to Participants in proportion to (i) the sum of their contributions, the allocable Employee Discount Amount and any interest or dividends allocated to their Account for such Purchase Period, over (ii) the total of all such Plan amounts applied to the purchase of Units for the Purchase Period.

        7.     Plan Expenses.    The Employer shall pay, other than from the Accounts, all brokerage fees for the purchase, but not the sale, of Units and all other costs and expenses of administering the Plan, including the fees of the Custodian. Any fees for the issuance and delivery of certificates to a Participant (or beneficiary) shall be paid by the Participant (or beneficiary). Participants shall be responsible for, and shall pay, any brokerage fees and other costs and expenses incurred by the Custodian in connection with the sale of such Participant's Units.

        8.     Sale or Delivery of Units to Participants.    Except as provided below, Units purchased under the Plan shall be held by the Custodian:

          (a)   Subject to Section 4(f), a Participant who is an Employee may elect at any time to have the Custodian (i) distribute in kind (except that fractional Units shall be sold for cash) any or all Units allocated to the Participant's Account, including those Units that have been purchased for such Participant pursuant to the DRIP, if applicable, (ii) sell such Units and deliver the proceeds to the Participant or (iii) transfer the Units to a brokerage account, all as soon as practical.

          (b)   Subject to Section 4(f), if a Participant ceases to be an Employee and has 100 or more Units allocated to his/her Account including all Units acquired on his/her behalf by the Custodian

Exhibit C-4

  pursuant to the DRIP, if applicable, then all cash and Units allocated to his/her Account shall be distributed in kind (except that fractional Units shall be sold for cash) as soon as practical to the Participant (or his/her beneficiary), unless the Participant (or his/her beneficiary) elects, within the period provided by the Committee, for such Units to be either (i) sold by the Custodian and the proceeds delivered to the Participant (or his/her beneficiary) or (ii) transferred to a brokerage account.

          (c)   Subject to Section 4(f), if a Participant ceases to be an Employee and has less than 100 Units allocated to his/her Account, including all Units acquired on his/her behalf by the Custodian pursuant to the DRIP, if applicable, then all Units shall be sold by the Custodian and the proceeds, plus any other cash allocated to his/her Account, shall be delivered to the Participant (or his/her beneficiary) as soon as practical, unless, within the period provided by the Committee, the Participant (or his/her beneficiary) elects for such Units to be either (i) distributed to the Participant (or his/her beneficiary) or (ii) transferred to a brokerage account; provided, however, in all events, fractional Units shall be sold and the proceeds distributed to the Participant.

        9.     No Delivery of Fractional Units; Custodian.    Notwithstanding any other provision contained herein, the Employer or Custodian will not be required to deliver any fractional Units to an Employee pursuant to this Plan, although an Employee's Account may be credited with a fractional Unit for record keeping purposes. The Company may enter into a service agreement with a Custodian that provides for the Custodian to hold on behalf of the Participants the cash contributions, the Units acquired under the Plan and distributions on such Units, provided such agreement permits a Participant to direct the Custodian to either sell, deliver to the Participant a certificate for the Units held for such Participant or transfer to a brokerage account, subject to the limitations in Section 4(f).

        10.   Withholding of Taxes.    To the extent that the Employer is required to withhold any taxes in connection with an Eligible Employee's contributions, the Employee Discount Amount or the purchase of Units for an Eligible Employee, it will be a condition to the receipt of such Units that the Eligible Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include a reduction in, or a withholding from, the Eligible Employee's Account, total compensation or salary or reimbursement by the Eligible Employee, as the case may be.

        11.   Rule 16b-3 Compliance.    It is intended that any purchases by an Employee subject to Section 16 of the Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any action or procedure under the Plan would otherwise not comply with Rule 16b-3, such action or procedure shall be deemed modified from inception, to the extent the Committee deems practicable, to conform to Rule 16b-3.

        12.   Investment Representation.    Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, in the case of any Eligible Employee who may be deemed an affiliate (for securities law purposes) of the Company or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, the Employer may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the Employer with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Employer is satisfied that an exemption from such registration is available.

Exhibit C-5

        13.   Compliance with Securities Laws.    Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that, as the holder of a majority of the member interest in the general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

        14.   Administration of the Plan.

          (a)   This Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

          (b)   Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to: (i) determine which persons are Eligible Employees who may participate; (ii) determine the number of Units to be purchased by a Participant; (iii) determine the time and manner for purchasing Units; (iv) interpret, construe and administer the Plan, including without limitation determining the Blackout Periods and which Participants are Restricted Participants; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive Units under the Plan; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

          (c)   The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

        15.   Amendments, Termination, Etc.

          (a)   This Plan may be amended from time to time by the Board, the Chairman, or the Vice Chairman, subject to Unitholder approval to the extent required by applicable law or the requirements of the principal exchange in which the Units are listed.

          (b)   This Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or an Affiliate would otherwise have to terminate such Employee's employment or other service at any time.

          (c)   This Plan may be terminated at any time by the Board, the Chairman, or the Vice Chairman. On termination of the Plan, all amounts then remaining credited to the Accounts for Employees shall be returned to the affected Employees.

          (d)   A Participant may not assign, pledge, encumber or hypothecate in any manner his/her interest in the Plan, including his/her Account.

        16.   Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.

Exhibit C-6

        17.   Term of the Plan; Unitholder Approval.    The Plan shall be effective on the date of its approval by the Unitholders of the Partnership and shall continue until the earliest of (i) all available Units under the Plan have been delivered to Participants, (ii) the termination of the Plan by action of the Board, the Chairman or the Vice Chairman or (iii) the 10th anniversary of the date of the approval by the Unitholders of this amendment and restatement.

Exhibit C-7

EXHIBIT D

OPINION OF UBS SECURITIES LLC

July 25, 2006

The Audit and Conflicts Committee of
The Board of Directors
Texas Eastern Products Pipeline Company, LLC
2929 Allen Parkway
P.O. Box 2521
Houston, Texas 77252-2521

Ladies and Gentlemen:

        We understand that Texas Eastern Products Pipeline Company, LLC (the "GP"), which is the general partner of TEPPCO Partners, L.P. ("TEPPCO" or the "Company") has proposed a transaction whereby the Third Amended and Restated Agreement of Limited Partnership of the Company (the "Existing Agreement") would be amended, among other things, to reduce the percentage of total quarterly cash distributions in excess of $0.45 per LP Unit (as defined in the Existing Agreement) that the GP has the right to receive under the Existing Agreement from 50% to 25% (such reduction is referred to herein as the "Split Reduction"). Pursuant to the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Company (the "Amendment"), draft dated as of June 26, 2006, the Company will issue approximately 14.1 million LP Units (the "Consideration") to the GP in exchange for the Split Reduction (the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Amendment. This letter supersedes our letter dated May 15, 2006.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the LP Units (other than the GP, EPCO, Inc. and their respective affiliates) of the Consideration to be issued to the GP in the Transaction.

        UBS Securities LLC ("UBS") has acted as financial advisor to the Audit and Conflicts Committee of the Board of Directors of the GP in connection with the Transaction and will receive a fee for its services upon delivery of this opinion. In the past, UBS and its affiliates have provided investment banking services to the Company, the GP, EPCO, Inc., and certain of its affiliates, including Enterprise Products GP, LLC, and Enterprise Products Partners L.P., Enterprise GP Holdings LP unrelated to the proposed Transaction for which UBS and its affiliates have received compensation. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company, Enterprise Products Partners L.P., and Enterprise GP Holdings LP, and accordingly, may hold a long or short position in such securities.

        Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the GP's or the Company's underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any unitholder of the Company as to how such unitholder should vote with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to any of the terms of the the Amendment or the form of the Transaction. We express no opinion as to what the value of the Company's LP Units will be when issued pursuant to the Transaction, or the prices at which the LP Units will trade at any time. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Amendment does not differ in any material respect from the draft that we have examined and (ii) the Transaction will be consummated in accordance with the Amendment without any adverse waiver or amendment of any material term or condition thereof.

Exhibit D-1

We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, any holder of LP Units, the GP and/or the Transaction. We express no opinion as to the fairness of the Transaction to the holder of the general partner interest in the Company.

        In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company (before and pro forma for the Transaction) that were provided to us by the Company and not publicly available, including estimates and financial forecasts prepared by management of the GP; (iii) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (iv) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (v) considered certain pro forma effects of the Transaction on the Company's financial statements; (vi) conducted discussions with members of the senior management of the GP concerning the business and financial prospects of the Company; (vii) reviewed the Amendment; and (viii) conducted such other financial studies, analyses, and investigations, and considered such other information, as we deemed necessary or appropriate.

        In connection with our review, with your consent, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and pro forma effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the GP as to the future performance of the Company. In addition, we have assumed with your approval that the future financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected by management of the GP. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be issued by the Company to the GP in the Transaction is fair, from a financial point of view, to the holders of the LP Units (other than the GP, EPCO, Inc. and their respective affiliates).

        This opinion is provided for the benefit of the Audit and Conflicts Committee of the Board of Directors in connection with, and for the purpose of, its consideration of the Transaction.

Very truly yours,
UBS SECURITIES LLC
By:	/s/ Michael Jamieson Michael Jamieson Managing Director	By:	/s/ Dan Ward Dan Ward Managing Director

Exhibit D-2

The Board of Directors of Texas Eastern Products Pipeline Company, LLC, our general partner, recommends a vote FOR the following proposals:	Please Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

Proposal 1. To revise certain provisions of our partnership agreement that relate to distributions and capital contributions, including reduction of our general partner's maximum percentage interest in our quarterly distributions from 50% to 25% (the "IDR Reduction Amendment"), elimination of our general partner's requirement to make capital contributions to us to maintain a 2% capital account, and adjustment of our minimum quarterly distribution and target distribution levels for entity-level taxes. This proposal will not be effective unless all of Proposals 1 through 5 are approved by the unitholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2. To change various voting percentage requirements of our partnership agreement, in most cases, from 66 2/3% of outstanding units to a majority of outstanding units. This proposal will not be effective unless all of Proposals 1 through 5 are approved by the unitholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3. To supplement and revise certain provisions of our partnership agreement that relate to conflicts of interest and fiduciary duties. This proposal will not be effective unless all of Proposals 1 through 5 are approved by the unitholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4. To make additional amendments to our partnership agreement to provide for certain registration rights of our general partner, for the maintenance of the separateness of our partnership from any other person or entity and other miscellaneous matters. This proposal will not be effective unless all of Proposals 1 through 5 are approved by the unitholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5. To issue units to our general partner as consideration for the IDR Reduction Amendment based on a predetermined formula. This proposal will not be effective unless all of Proposals 1 through 5 are approved by the unitholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 6. To approve the terms of the EPCO, Inc. 2006 TPP Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 7. To approve the terms of the EPCO, Inc. TPP Unit Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

SIGNATURE(S)	DATE

NOTE: Your signature should conform with your name as printed above. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on October 25, 2006, the day prior to the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your units in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/tpp		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Proxy Statement on the
Internet at www.teppco.com

TEPPCO PARTNERS, L.P.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF OUR GENERAL PARTNER

        The undersigned, whose signature appears on the reverse, hereby appoints William G. Manias and Patricia A. Totten and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the units of TEPPCO Partners, L.P. which the undersigned would be entitled to vote if personally present at the Special Meeting to be held on October 26, 2006, and at any and all adjournments or postponements thereof, on all matters that may properly come before the meeting.

        Your units will be voted as directed on this card. If this card is signed and no direction is given for any proposal, it will be voted in favor of the proposal.

        To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

        YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS AND HELP TEPPCO PARTNERS, L.P. AVOID ADDITIONAL EXPENSES.

        This proxy provides unitholders with the opportunity to vote on each of the seven proposals separately. However, none of Proposals 1 through 5 will be effective unless all of Proposals 1 through 5 are approved by the unitholders.

Address Change/Comments (Mark the corresponding box on the reverse side)

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